Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

dated March 9, 2023

by and among

REPUBLIC FIRST BANCORP, INC.

and

THE PURCHASERS IDENTIFIED ON THE SIGNATURE PAGES HERETO

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 9, 2023, by and among Republic First Bancorp, Inc., a Pennsylvania corporation (the “Company”), and each purchaser (including any Additional Purchaser (as defined below)) identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.         The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.         Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that number of (i) shares of voting common stock, par value $0.01 per share, of the Company (the “Common Stock”), set forth below such Purchaser’s name on the signature page of this Agreement (which shall be collectively referred to herein as the “Common Shares”), (ii) shares of a newly-issued series of convertible perpetual preferred stock, Series B, par value $0.01 per share, of the Company (the “Series B Preferred Stock”), set forth below such Purchaser’s name on the signature page of this Agreement (which shall be collectively referred to herein as the “Series B Preferred Shares”) and which shall be convertible into Common Shares subject to the terms and conditions set forth in the Series B Preferred Stock Statement with Respect to Shares (as defined below) and, following the applicable Shareholder Approval (as defined below) and/or, subject to the terms and conditions of the Non-Voting Common Stock Amendment (as defined below), non-voting common stock, par value $0.01 per share, of the Company (the “Non-Voting Common Stock”), and (iii) solely in the case of Castle Creek, warrants to purchase shares of Series B Preferred Stock, Non-Voting Common Stock or Common Stock (as applicable pursuant to the terms thereto) at an exercise price equal to $2.25 per share to be issued by the Company to such Purchaser pursuant to the Warrant Agreement (the “Warrants”), set forth below such Purchaser’s name on the signature page of this Agreement. The Common Shares and the Series B Preferred Shares shall be collectively referred herein to as the “Shares.” The Common Stock and Non-Voting Common Stock into which the Series B Preferred Stock and the Warrants are convertible are referred to herein as the “Underlying Shares” and the Underlying Shares, the Shares and the Warrants are referred to herein, collectively, as the “Securities.” Any Purchaser that proposes to acquire a number of Common Shares that would equal or exceed 9.9% of the Company’s total outstanding Common Stock immediately following the closing of this offering shall instead acquire Common Shares representing 9.9% of the total outstanding Common Stock immediately following the offering and any shares acquired in excess of this amount shall be issued as Series B Preferred Stock.

C.         Each of Castle Creek and CPV will make an application to the Pennsylvania Department of Banking and Securities as promptly as practicable (and in any event no later than 15 days after the execution and delivery of this Agreement), to obtain any necessary approvals to own the Securities (the “PA Regulatory Approval”).

NOW, THEREFORE, intending to be legally bound hereby and in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Acquisition Transaction” means (i) a merger, reorganization, statutory share or interest exchange, consolidation, business combination, recapitalization, division, dissolution, liquidation, or similar transaction involving the Company or any of its Subsidiaries; (ii) the issuance by the Company or any of its Subsidiaries of securities representing twenty percent (20%) or more of its outstanding Voting Securities (including upon the conversion, exercise or exchange of securities convertible into or exercisable or exchangeable for such Voting Securities); or (iii) the acquisition in any manner, directly or indirectly, of (x) twenty percent (20%) or more of the outstanding Voting Securities of the Company or any of its Subsidiaries (including through the acquisition of securities convertible into or exercisable or exchangeable for such Voting Securities), (y) twenty percent (20%) or more of the consolidated total assets of the Company and its Subsidiaries, taken as a whole, or (z) one or more businesses or divisions that constitute twenty percent (20%) or more of the revenues or net income of the Company and its Subsidiaries, taken as a whole.

“Action” means any action, suit, notice of violation, proceeding, or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary, or any of their respective properties or any officer, director, or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director, or employee, in each case before or by any Governmental Entity.

“Additional Purchasers” has the meaning set forth in Section 2.1(a)(ii).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by, or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agency” has the meaning set forth in Section 3.1(oo).

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Articles of Incorporation” means the Articles of Incorporation of the Company and all amendments thereto, as amended as of the date hereof.

“Bank” means Republic First Bank, a commercial bank chartered pursuant to the laws of the Commonwealth of Pennsylvania.

“Bank Boards” has the meaning set forth in Section 4.19(a).

“Bank Regulatory Approvals” means that a Purchaser shall have received reasonably satisfactory feedback from the Federal Reserve and the PDBS (which may be the absence of any communication from the Federal Reserve or the PDBS) that it will not have “control” of the Company or the Bank for purposes of the BHCA and applicable laws of Pennsylvania and that no notice is required under the CIBC Act (or if such notice is required, it has been submitted to the applicable Governmental Entity, and there has been no objection by such Governmental Entity after the expiration or earlier termination of any applicable waiting period), and such Purchaser shall have submitted all other filings with and received all other approvals required by applicable Governmental Entities, in each case as necessary to permit such Purchaser to hold up to twenty-four point nine percent (24.9%) of any class of voting securities of the Company.

“Benefit Plan” has the meaning set forth in Section 3.1(qq).

“BHCA” has the meaning set forth in Section 3.1(b).

“BHCA Control” has the meaning set forth in Section 3.1(tt).

“Board” means the Board of Directors of the Company.

“Board Representative” has the meaning set forth in Section 4.19(a).

“Burdensome Condition” has the meaning set forth in Section 4.14.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in the Commonwealth of Pennsylvania are open for the general transaction of business.

“Castle Creek” means, collectively, Castle Creek Capital Partners VII, LP and Castle Creek Capital Partners VIII, LP. Castle Creek is also a Purchaser as such term is used in this Agreement.

“Change in Control” means, with respect to the Company, the occurrence of any one of the following events:

(1)         any Person or “group” (other than the Purchasers and their Affiliates) becomes a beneficial owner (as defined in Rules 13d-3 of the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the aggregate shares of Common Stock;

(2)         any Person or “group” (other than the Purchasers and their Affiliates) becomes a beneficial owner (as defined in Rules 13d-3 of the Exchange Act), directly or indirectly, of twenty-four point nine percent (24.9%) or more of the aggregate shares of Common Stock, and in connection with such event, individuals who, on the date of this Agreement, constitute the Board (the “Continuing Directors”) or who, subsequent to the date of this Agreement become directors as a result of being nominated for such office by the approval of at least a majority of the Continuing Directors, cease for any reason to constitute at least a majority of the Board;

(3)         the consummation of a merger, consolidation, statutory share or interest exchange, division, or similar transaction that requires adoption by the Company’s shareholders (a “Business Combination”), unless immediately following such Business Combination more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”), or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership (as defined in Rules 13d-3 of the Exchange Act) of 100% of the voting securities eligible to elect directors of the Surviving Corporation, is represented by Common Stock that was outstanding immediately before such Business Combination;

(4)         the shareholders of the Company approve a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets; or

(5)         the Company has entered into a definitive agreement, the consummation of which would result in the occurrence of any of the events described in clauses (1) through (4) of this definition above.

“CIBC Act” means the Change in Bank Control Act of 1978, as amended.

“Closing” means the closing of the purchase and sale of the Shares on the Closing Date pursuant to this Agreement.

“Closing Date” has the meaning set forth in Section 2.1(b).

“Code” means the Internal Revenue Code of 1986, including the regulations and published interpretations thereunder.

“Commission” has the meaning set forth in the Recitals.

“Common Shares” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company” has the meaning set forth in the preamble.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Financial Statements” has the meaning set forth in Section 3.1(h).

“Company Party” has the meaning set forth in Section 4.6(a).

“Company Recommendation” has the meaning set forth in Section 4.20(a).

“Company Reports” has the meaning set forth in Section 3.1(jj).

“Company SEC Documents” means all forms, reports, certifications, schedules, statements and other documents filed or furnished by the Company with the Commission under the Exchange Act or the Securities Act, since and including January 1, 2022.

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of Thomas X. Geisel and Harry D. Madonna following the inquiry of their respective direct reports.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise for purposes of the BHCA or the CIBC Act.

“Covered Person” has the meaning set forth in Section 3.1(vv).

“CPV” means CPV Republic Investment, LLC. CPV is also a Purchaser as such term is used in this Agreement.

“CRA” has the meaning set forth in Section 3.1(mm).

“Disqualification Event” has the meaning set forth in Section 3.1(vv).

“Environmental Laws” has the meaning set forth in Section 3.1(k).

“ERISA” has the meaning set forth in Section 3.1(qq).

“ERISA Affiliates” has the meaning set forth in Section 3.1(qq).

“ERISA Plan” has the meaning set forth in Section 3.1(qq).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Expedited Issuance” has the meaning set forth in Section 4.18(f).

“Excluded Issuances” has the meaning set forth in Section 4.18(a).

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“Fraud” means actual (not constructive) fraud by a party with respect to a representation, warranty or covenant made by such party contained in this Agreement. For the avoidance of doubt, “Fraud” does not include any claim based on constructive knowledge, negligent misrepresentation, recklessness or a similar theory or any equitable fraud, promissory fraud or unfair dealing fraud.

“Fundamental Representations” has the meaning set forth in Section 6.9.

“Future Bank” means any bank that becomes a Subsidiary of the Company at any time following the date hereof.

“GAAP” means U.S. generally accepted accounting principles as applied by the Company.

“Governmental Entity” means any court, administrative agency, arbitrator, or commission or other governmental or regulatory authority or instrumentality, whether federal, state, local, or foreign, and any applicable industry self-regulatory organization or securities exchange.

“Indemnified Party” has the meaning set forth in Section 4.6(b).

“Indemnifying Party” has the meaning set forth in Section 4.6(b).

“Insurer” has the meaning set forth in Section 3.1(oo).

“Intellectual Property” has the meaning set forth in Section 3.1(q).

“Intervening Event” has the meaning set forth in Section 4.20(b).

“IRS” has the meaning set forth in Section 3.1(qq).

“Law” means any federal, state, county, municipal or local ordinance, permit, concession, grant, franchise, law, statute, code, rule or regulation or any judgment, ruling, order, writ, injunction or decree promulgated by any Governmental Entity.

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right, mortgage, deed of trust, pledge, conditional sale agreement, restriction on transfer or other restrictions of any kind.

“Loan” has the meaning set forth in Section 3.1(oo).

“Loan Investor” has the meaning set forth in Section 3.1(oo).

“Losses” has the meaning set forth in Section 4.6(a).

“Material Adverse Effect” means any event, circumstance, change or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the operations, results of operations, assets, liabilities, properties, business, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) any material impairment or material delay to the Company’s ability to perform in any material respect its obligations under any Transaction Document; provided, however, that clause (ii) shall not include the impact of the following, either alone or in combination: (A) changes or any proposed or potential changes in any applicable Laws or interpretations thereof by any applicable Governmental Entity, (B) changes in GAAP or regulatory accounting requirements (or any interpretations thereof), (C) changes in general United States or global economic conditions, including interest rates, or any changes affecting the banking industry, (D) the effects of any action or omission taken by the Company or the Bank at the written request of Purchaser or as expressly required by the terms of this Agreement or any other Transaction Document, (E) any failure by the Company to meet any internal or published projections, estimates, forecasts or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but for the avoidance of doubt, excluding the underlying causes thereof), (F) any change in the market price or trading volume of the Common Stock (but for the avoidance of doubt, excluding the underlying causes thereof), (G) any changes in geopolitical conditions, acts of terrorism or sabotage, the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, epidemic, disease outbreak, pandemic (including the COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof or related health condition)), any shutdown or material limiting of certain United States or foreign federal, state or local government services or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement, or (H) the negotiation, execution, announcement or pendency of this Agreement and the transaction contemplated in this Agreement and the other Transaction Documents, including any litigation arising out of or related thereto, except, with respect to clauses (A), (B), (C), and (G) to the extent (but only to the extent) that the effect of such changes has a disproportionate impact on the Company and the Subsidiaries, taken as a whole, relative to other similarly situated banks and/or their holding companies generally.

“Material Contract” means any of the following agreements of the Company or any of its Subsidiaries:

(1)         any contract containing covenants that limit in any material respect the ability of the Company or any of its Subsidiaries to compete in any line of business, or which involve any material restriction of the geographical area in which, or method by which or with whom, the Company or any of its Subsidiaries may carry on its business (other than as may be required by Law or applicable regulatory authorities), and any contract that could require the disposition of any material assets or line of business of the Company or of its Subsidiaries outside of the ordinary course of business;

(2)         any joint venture, partnership, strategic alliance, or other similar contract (including any franchising agreement, but in any event excluding introducing broker agreements), and any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets, or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing earn-outs or other similar contingent purchase price payment obligations of the Company or any of its Subsidiaries;

(3)         any real property lease and any other lease with annual rental payments aggregating $1,000,000 or more;

(4)         other than with respect to loans or deposits, any contract providing for, or reasonably likely to result in, the receipt or expenditure of more than $1,000,000 on an annual basis, including the payment or receipt of royalties or other amounts calculated based upon revenues or income;

(5)         any contract or arrangement under which the Company or any of its Subsidiaries is licensed or otherwise permitted by a third party to use any Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole (except for any “shrinkwrap” or “click through” license agreements or other agreements for software that is generally available to the public and has not been customized for the Company or its Subsidiaries);

(6)         any contract that by its terms limits the payment of dividends or other distributions by the Company or any of its Subsidiaries;

(7)         any standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire assets or securities of another person;

(8)         any contract that contains a put, call, or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests or assets that have a fair market value or purchase price of more than $1,000,000; and

(9)         any other contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1(o).

“Minimum Ownership Interest” has the meaning set forth in Section 4.19(a).

“Money Laundering Laws” has the meaning set forth in Section 3.1(hh).

“New Securities” has the meaning set forth in Section 4.18(a).

“Nominating Purchaser” has the meaning set forth in Section 4.19(a).

“Nominating Purchaser Indemnitors” has the meaning set forth in Section 4.19(f).

“Non-Voting Common Stock” has the meaning set forth in the Recitals.

“Non-Voting Common Stock Amendment” has the meaning set forth in Section 3.1(f).

“Observer” has the meaning set forth in Section 4.19(d).

“OFAC” has the meaning set forth in Section 3.1(gg).

“Offering” has the meaning set forth in Section 4.18(c).

“Outside Date” means six (6) months after the date hereof.

“PA Regulatory Approval” has the meaning set forth in the Recitals.

“PDBS” means the Pennsylvania Department of Banking and Securities.

“Pennsylvania Courts” has the meaning set forth in Section 6.8.

“Pension Plan” has the meaning set forth in Section 3.1(qq).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization or Governmental Entity.

“Personally Identifiable Information” means any information that is held or controlled by the Company or any of its Subsidiaries relating to an identified or identifiable individual person, the collection, use, processing, storage, disclosure or management of which is restricted under any Law.

“Preemptive Rights Purchaser” has the meaning set forth in Section 4.18.

“Preferred Stock” has the meaning set forth in Section 3.1(g).

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed and quoted for trading.

“Proceeding” means an action, claim, suit, investigation, or proceeding.

“Purchase Price” means, with respect to Common Shares, an amount equal to $2.25 per Common Share, and with respect to Series B Preferred Shares, an amount equal to $22.50 per Series B Preferred Share.

“Purchased Shares” means the number of Shares to be purchased by each Purchaser hereunder.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Party” has the meaning set forth in Section 4.6(a).

“Questionnaire” has the meaning set forth in Section 2.2(b)(iii).

“Registration Rights Agreement” has the meaning set forth in Section 2.2(a)(x).

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agreement” has the meaning set forth in Section 3.1(ll).

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Response Period” has the meaning set forth in Section 4.18(c).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Series B Preferred Shares” has the meaning set forth in the Recitals.

“Series B Preferred Stock” has the meaning set forth in the Recitals.

“Series B Preferred Stock Statement with Respect to Shares” has the meaning set forth in Section 2.2(a)(ix).

“Shareholder Approval” has the meaning set forth in Section 4.20(a).

“Shareholder Litigation” has the meaning set forth in Section 4.16.

“Shareholders’ Meeting” has the meaning set forth in Section 4.20(a).

“Shares” has the meaning set forth in the Recitals.

“Solicitor” has the meaning set forth in Section 3.1(vv).

“Subscription Amount” means with respect to each Purchaser, the aggregate amount to be paid for the Shares purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price”.

“Subsidiary” means any entity in which the Company or the Bank, directly or indirectly, owns fifty percent (50%) or more of the outstanding capital stock or otherwise has Control over such entity. For the avoidance of doubt, the Subsidiaries of the Company include the Bank.

“Superior Proposal” has the meaning set forth in Section 4.15(f).

“Surviving Corporation” has the meaning set forth in this Section 1.1.

“Takeover Law” has the meaning set forth in Section 3.1(bb).

“Tax” or “Taxes” mean (i) any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other similar assessment or charge in the nature of a tax, together with any interest or penalty, imposed by any Governmental Entity and (ii) any liability in respect of any items described in clause (i) above payable by reason of contract, assumption, transferee or successor liability, operation of law, Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof or analogous or similar provisions of Law) or otherwise.

“Tax Return” means any return, declaration, report or similar statement filed or required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Termination Fee” has the meaning set forth in Section 6.10(c)(i).

“Third Party Confidentiality Agreement” has the meaning set forth in Section 4.15(b).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Markets Group, Inc. (including the OTC Pink); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or the OTC Pink on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, including the VCOC Letter Agreement, the Registration Rights Agreement, the Series B Preferred Stock Statement with Respect to Shares, the Non-Voting Common Stock Amendment, the Warrant Agreement and any other documents or agreements executed by the Company or the Purchasers in connection with the transactions contemplated hereunder.

“Transfer” means, in respect of any Shares, property or other assets, any sale, assignment, hypothecation, lien, encumbrance, transfer, distribution or other disposition thereof or of a participation therein, or other conveyance of legal or beneficial interest therein, including rights to vote and to receive dividends or other income with respect thereto, or any short position in a security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instruments, whether voluntarily or by operation of Law, or any agreement or commitment to do any of the foregoing.

“Transfer Agent” means Computershare, Inc. or any successor transfer agent for the Company.

“Transferee” means any Person that is a transferee of all or a portion of a Purchaser’s Shares.

“Underlying Shares” has the meaning set forth in the Recitals.

“Unsolicited Company Proposal” has the meaning set forth in Section 4.15(b).

“U.S. Sanctions Laws” has the meaning set forth in Section 3.2(g).

“VCOC Letter Agreement” means the letter agreement in the form attached hereto as Exhibit F, dated as of the Closing Date, between the Company and Castle Creek.

“Voting Securities” means the capital stock of the Company that is then entitled to vote generally in the election of directors of the Company.

“Warrant Agreement” means the agreement in the form attached as Exhibit H, dated as of the Closing Date, between the Company and Castle Creek.

“Warrants” has the meaning set forth in the Recitals.

ARTICLE II

PURCHASE AND SALE

Section 2.1    Closing.

(a)    Purchase of Shares and Warrants.

(i)    Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the number of Shares and Warrants set forth below such Purchaser’s name on the signature page of this Agreement at a per Share price equal to the Purchase Price. For the avoidance of doubt, the Warrants set forth below such Purchaser’s name on the signature page of this Agreement shall be issued as consideration for the aggregate Purchase Price paid by such Purchaser for such Shares.

(ii)    Notwithstanding Section 4.15, following the date of this Agreement and prior to the Closing, the Company may solicit, offer and agree to issue and sell Shares, on the same terms and conditions as those contained in this Agreement, to one or more purchasers (the “Additional Purchasers”) and each Additional Purchaser shall become a party to this Agreement and become a “Purchaser” by executing and delivering a counterpart signature page to this Agreement.

(b)    Closing. The Closing of the purchase and sale of the Shares and Warrants shall take place remotely by electronic transmission of closing documents and signature pages at 11:00 am Eastern Time on the third (3rd) Business Day after the satisfaction (or waiver, as applicable) of the conditions set forth in Article V (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or such other means and/or date as the parties may mutually agree. The date on which the Closing actually occurs is referred to as the “Closing Date”.

Section 2.2    Closing Deliveries.

(a)    On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser (unless otherwise indicated) the following (the “Company Deliverables”):

(i)    this Agreement, duly executed by the Company;

(ii)    evidence of book entry of the Shares purchased by the Purchaser pursuant to this Agreement, registered in the name of such Purchaser or its nominee;

(iii)    a certificate of the Secretary of the Company, in the form attached hereto as Exhibit D, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, (b) certifying the current versions of the Articles of Incorporation and bylaws, as amended, of the Company, and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(iv)    a certificate, dated as of the Closing Date and signed by of the President and Chief Executive Officer or Chief Financial Officer of the Company, in the form attached hereto as Exhibit E;

(v)    a Subsistence Certificate for the Company from the Department of State of the Commonwealth of Pennsylvania as of a recent date;

(vi)    a certificate of the Federal Reserve Bank of Philadelphia to the effect that the Company is a registered bank holding company under the BHCA;

(vii)    a certificate of the PDBS as of a recent date evidencing the corporate existence of the Bank;

(viii)    a certificate of the FDIC to the effect that the Bank’s deposit accounts are insured by the FDIC under the provisions of the Federal Deposit Insurance Act;

(ix)    the Statement with Respect to Shares relating to the Series B Preferred Stock filed with the Department of State of the Commonwealth of Pennsylvania in the form attached hereto as Exhibit G (the “Series B Preferred Stock Statement with Respect to Shares”);

(x)    with respect to Castle Creek, the VCOC Letter Agreement, the Warrant Agreement and a registration rights agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), each duly executed by the Company;

(xi)    with respect to CPV, the Registration Rights Agreement, duly executed by the Company; and

(xii)    signature pages to this Agreement from each Additional Purchaser.

(b)    On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)    this Agreement, duly executed by such Purchaser;

(ii)    in U.S. dollars and in immediately available funds, the amount indicated below such Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price” by wire transfer to the account provided by the Company;

(iii)    a fully completed and duly executed Accredited Investor Questionnaire (the “Questionnaire”) reasonably satisfactory to the Company, in the form attached hereto as Exhibit B;

(iv)    with respect to Castle Creek, the VCOC Letter Agreement, the Warrant Agreement and the Registration Rights Agreement, each duly executed by Castle Creek;

(v)    with respect to CPV, the Registration Rights Agreement, duly executed by CPV;

(vi)    a properly completed and duly executed IRS Form W-9 dated no earlier than twenty (20) days prior to the Closing Date; and

(vii)    a certificate, dated as of the Closing Date, signed by an authorized officer of such Purchaser certifying the fulfillment of the conditions specified in Section 5.2(a) and Section 5.2(b) with respect to such Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1    Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof, except for the representations and warranties that speak as of a specific date, which shall be made as of such date, and except as qualified in their entirety (i) as set forth on the applicable section of the disclosure schedules attached to this Agreement or any other section of the disclosure schedules to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such other section and (ii) by the Company SEC Documents (excluding any disclosures contained or referenced therein under the captions “Risk Factors” or “Forward Looking Statements” or any other disclosures contained or referenced therein relating to information, factors or risks that are predictive, cautionary or forward-looking in nature), to each of the Purchasers that:

(a)    Subsidiaries. The Company owns all of the outstanding shares of the Bank. Except as set forth on Schedule 3.1(a), the Company has no other direct or indirect Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable (to the extent such concept is applicable to an equity interest of a Subsidiary) and free of preemptive and similar rights to subscribe for or purchase securities. Except in respect of the Company’s Subsidiaries, the Company does not own beneficially, directly or indirectly, more than five percent (5%) of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

(b)    Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation in any material respect of any of the provisions of its respective certificate or articles of incorporation, bylaws, or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing or currently subsisting as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified, in good standing, or currently subsisting, as the case may be, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”). The Bank is the Company’s only Subsidiary banking institution. The Bank’s deposit accounts are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due and no Proceeding for the termination of such insurance is pending or, to the Company’s Knowledge, threatened. The Company and its Subsidiaries have conducted its business in compliance with all applicable federal, state and foreign Laws, orders, judgments, decrees, rules, regulations, and applicable stock exchange requirements, including all Laws and regulations restricting activities of bank holding companies and banking organizations, except as would not reasonably be expected to be materially adverse to the Company and its Subsidiaries, taken as a whole.

(c)    Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Securities in accordance with the terms hereof. The Company’s execution and delivery of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Securities pursuant to this Agreement and the other Transaction Documents) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, the Board, or the Company’s shareholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof or thereof, will (assuming due authorization, execution and delivery thereof by the other parties thereto) constitute the legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar Laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law. There are no shareholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party.

(d)    No Conflicts. The execution, delivery, and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Securities pursuant to this Agreement and the other Transaction Documents) do not and will not, subject to receipt of the Required Approvals, (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s articles of incorporation, bylaws, or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration, or cancellation (with or without notice, lapse of time or both) of, any agreement, indenture or instrument to which the Company or any Subsidiary is a party, or (iii) subject to the Required Approvals, conflict with or result in a violation of any Law, rule, regulation, order, judgment, injunction, decree, or other restriction of any court or Governmental Entity to which the Company is subject (including federal and state securities Laws and regulations and the rules and regulations thereunder, assuming, without investigation, the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not be, or would not reasonably be expected to be, material to the Company or any of its Subsidiaries.

(e)    Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Entity or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Shares, the Warrants and the Underlying Shares), other than (i) the filing with the Commission of one or more registration statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities Laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any applicable notices and/or applications to or the receipt of any applicable consents or non-objections from the state or federal bank regulatory authorities that govern the Company or the Bank, (v) the filing of the Series B Preferred Stock Statement with Respect to Shares to create the Series B Preferred Stock, (vi) the Shareholder Approvals, (vii) the filing of the Non-Voting Common Stock Amendment to create the Non-Voting Common Stock, (viii) the filing of any requisite notices to the Principal Trading Market, if applicable, regarding the issuance and sale of the Shares hereunder and (ix) those that have been made or obtained prior to the date of this Agreement; except where any failure to obtain such consents, waivers, authorizations or orders, or give any notice, or make any filing or registration would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole (collectively, the “Required Approvals”).

(f)    Issuance of the Shares and Warrants. The issuance of the Shares and the Warrants has been duly authorized and each of the Shares and the Warrants, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid, and non-assessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities Laws, restrictions contemplated by the Transaction Documents and Liens, if any, created by a Purchaser, and the issuance thereof is not subject to preemptive or similar rights. The issuance of the Underlying Shares has been duly authorized and the Underlying Shares, if and when issued in accordance with the terms of the Articles of Incorporation, an amendment to the Articles of Incorporation creating Non-Voting Common Stock with the rights described in the Statement with Respect to Shares in the form attached hereto as Annex A to Exhibit G (the “Non-Voting Common Stock Amendment”) and/or the Warrant Agreement, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities Laws, restrictions contemplated by the Transaction Documents and Liens, if any, created by a Purchaser, and shall not be subject to preemptive or similar rights. The issuance of the shares of Non-Voting Common Stock into which the shares of Series B Preferred Stock are convertible will, upon receipt of the applicable Shareholder Approval and filing of the Non-Voting Common Stock Amendment, have been duly authorized and the shares of Non-Voting Common Stock into which the shares of Series B Preferred Stock are convertible, if and when issued in accordance with the terms of the Non-Voting Common Stock Amendment, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities Laws, restrictions contemplated by the Transaction Documents and Liens, if any, created by the Purchasers, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities Laws.

(g)    Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of (1) 100,000,000 shares of Common Stock, par value $0.01 per share, and (2) 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). At the close of business on March 6, 2023, there were 63,862,391 shares of Common Stock issued and outstanding and 1,471,000 shares of Series A Preferred Stock issued and outstanding. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. The shares of Series B Preferred Stock (upon filing of the Series B Preferred Stock Statement with Respect to Shares with the Secretary of State of the Commonwealth of Pennsylvania) will be duly authorized by all necessary corporate action, and when issued and sold against receipt of the consideration therefor as provided in this Agreement and/or the Warrant Agreement, such shares of Series B Preferred Stock will be validly issued, fully paid and non-assessable and free of preemptive rights except for those stated herein. The shares of Common Stock (and, upon filing of the Non-Voting Common Stock Amendment, the Non-Voting Common Stock) issuable upon the conversion of the Series B Preferred Stock and/or exercise of the Warrants will have been duly authorized by all necessary corporate action and when so issued upon such conversion or exercise will be validly issued, fully paid and non-assessable, and free of preemptive rights except for those stated herein. The Company will (upon receipt of the Shareholder Approval regarding the increase in the number of authorized shares of Common Stock under the Articles of Incorporation to 200,000,000) reserve, free of any preemptive or similar rights of shareholders of the Company, a number of unissued shares of Common Stock and Non-Voting Common Stock, sufficient to issue and deliver the Underlying Shares into which the Series B Preferred Stock or Non-Voting Common Stock, as applicable, is convertible under the Series B Preferred Stock Statement with Respect to Shares and/or the Non-Voting Common Stock Amendment, and/or subject to exercise under the Warrants. Except as set forth on Schedule 3.1(g), as of the date of this Agreement, there are no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries. Except as set forth on Schedule 3.1(g), as of the date of this Agreement, there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is bound. Except for the Registration Rights Agreement, as of the date of this Agreement, if applicable, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its securities under the Securities Act. There are no outstanding securities or instruments of the Company or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is bound to redeem a security of the Company or any of its Subsidiaries. As of the date of this Agreement, the Company and its Subsidiaries do not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. There are no securities or instruments issued by the Company or any of its Subsidiaries containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares pursuant to this Agreement and the other Transaction Documents.

(h)    Company Financial Statements. All of the audited consolidated financial statements and unaudited interim consolidated financial statements of the Company included in the Company SEC Documents (including the related notes and schedules thereto) (the “Company Financial Statements”) (1) have been prepared from, and are in accordance with the books and records of the Company and its Subsidiaries, (2) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the Commission or other rules and regulations of the Commission, and fairly present in all material respects the financial position and the results of operations, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material to the Company and its Subsidiaries, taken as a whole. The Company has made available to the Purchasers complete and accurate copies of the Company Financial Statements (to the extent such Company Financial Statements are not available on the Commission’s EDGAR system or any successor thereto).

(i)    Tax Matters. Except as set forth on Schedule 3.1(i), the Company and each of its Subsidiaries has (i) timely filed all material Tax Returns that are or were required to be filed, and all such Tax Returns are true, correct and complete in all material respects, (ii) paid all material Taxes required to be paid by it, whether or not shown or determined to be due on such Tax Returns, other than any such amounts (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (iii) timely withheld, collected or deposited as the case may be all material Taxes (determined both individually and in the aggregate) required to be withheld, collected or deposited by it, and to the extent required, have been paid to the relevant taxing authority in accordance with applicable Law; and (iv) complied with all applicable information reporting requirements in all material respects. Except as set forth on Schedule 3.1(i), neither the Company nor any Subsidiary (i) is subject to any outstanding audit, assessment, dispute or claim concerning any material Tax liability of the Company or any of its Subsidiaries either within the Company’s Knowledge or claimed, pending or raised by a taxing authority in writing; (ii) is a party to, bound by or otherwise subject to any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement (other than agreements, similar contracts or arrangements (A) to which only the Company and its Subsidiaries are parties or (B) entered into in the ordinary course of business the primary subject of which is not Taxes); (iii) has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011- 4(b)(2); or (iv) has any liability for Taxes of any Person (other than the members of any consolidated group of which the Company is parent) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, by contract, or otherwise. No claim has been made by a tax authority in a jurisdiction where the Company or any Subsidiary does not pay Taxes or file Tax Returns asserting that the Company or any Subsidiary is or may be subject to Taxes assessed by such jurisdiction.

(j)    Material Changes. Since June 30, 2022, (i) there have been no events, occurrences, or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company and its Subsidiaries have not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses, and other liabilities incurred in the ordinary course of business consistent with past practice that are not past due, and (B) liabilities not required to be reflected in the Company Financial Statements pursuant to GAAP, (iii) the Company and its Subsidiaries have not altered materially their method of accounting or the manner in which they keep their accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed, or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company and its Subsidiaries have not issued any equity to any Person, (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company or any of its Subsidiaries under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject, and (vii)  there has not been a material increase in the aggregate dollar amount of (A) the Bank’s nonperforming loans (including nonaccrual loans and loans 90 days or more past due and still accruing interest) or (B) the reserves or allowances established on and in respect to the Company Financial Statements.

(k)    Environmental Matters. Since December 31, 2020, neither the Company nor any of its Subsidiaries (i) has been in violation of any Law of any Governmental Entity relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) has been liable for any off-site disposal or contamination pursuant to any Environmental Laws, (iii) to the Company’s Knowledge, owns or operates, or owned or operated any real property contaminated with any substance that is in violation of any Environmental Laws or (iv) is or has been subject to any claim relating to any Environmental Laws; in each case, which violation, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, since December 31, 2020, there have been no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning or automotive services) to the Company’s Knowledge involving the Company or any of its Subsidiaries, or any currently or formerly owned or operated property of the Company or any of its Subsidiaries, that could reasonably be expected to result in any claim, liability, investigation, cost or restriction against the Company or any of its Subsidiaries, or result in any restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any currently owned property of the Company or any of its Subsidiaries.

(l)    Litigation. Since December 31, 2020, except as disclosed in Schedule 3.1(l), there has been no Action pending or, to the Company’s Knowledge, threatened in writing, which is reasonably likely to be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company’s Knowledge, any director or officer thereof in such individual’s capacity as a director or officer of the Company or any Subsidiary, is or since December 31, 2020 has been the subject of any Action involving a material claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty nor is any such Action, to the Company’s Knowledge, currently threatened in writing. Since December 31, 2020, there has not, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company in such individual’s capacity as a director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act. Since December 31, 2020, there are and have been no material outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any executive officers or directors of the Company in their capacities as such

(m)    Employment Matters. Except as disclosed on Schedule 3.1(m), no labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company or any Subsidiary that is, or would reasonably be expected to be, material to the Company or any of its Subsidiaries. None of the employees of the Company or any Subsidiary is a member of a labor union that relates to such employee’s relationship with the Company or any Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good. To the Company’s Knowledge, there is no activity involving any of the employees of the Company or any of its Subsidiaries seeking to certify a collective bargaining unit or similar collective bargaining representative. To the Company’s Knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in each case with or in favor of a prior employer, and to the Company’s Knowledge, the continued employment of each such executive officer by the Company or its Subsidiary does not subject the Company or any Subsidiary to any liability with respect to any claim by any prior employer. The Company and each of its Subsidiaries are and since December 31, 2020, have been in compliance with all Laws and regulations relating to employment and employment practices, immigration, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be material to the Company or any of its Subsidiaries. No executive employee has given notice to the Company or any of its Subsidiaries of his or her intent to terminate his or her employment or service relationship with the Company or any of its Subsidiaries. The Company and its Subsidiaries are and since December 31, 2020, have been in material compliance with all Laws concerning the classification of employees and independent contractors and since December 31, 2020, have properly classified all such individuals for purposes of participation in employee benefit plans.

(n)    Compliance. Except as disclosed on Schedule 3.1(n), neither the Company nor any of its Subsidiaries (i) are or since December 31, 2020 has been in violation of any order of which the Company has been made aware in writing of any court, arbitrator, or governmental body having jurisdiction over the Company or its Subsidiaries or their respective properties or assets, and (ii) are or since December 31, 2020 has been in violation of, or in receipt of written notice that it is in violation of, any statute, rule, regulation, policy, guideline, or order of any Governmental Entity or self-regulatory organization (including the Principal Trading Market), applicable to the Company or any of its Subsidiaries, or which would have the effect of revoking or limiting FDIC deposit insurance, except in each case as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(o)    Regulatory Permits. The Company and each of its Subsidiaries possess and since December 31, 2020 have possessed all required certificates, authorizations, consents, licenses, franchises, variances, exceptions, orders, approvals and permits issued by the appropriate Governmental Entities necessary to conduct the Company and its Subsidiaries’ business, except where the failure to possess such certificates, authorizations, consents, or permits would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice in writing since December 31, 2020 of Proceedings relating to the revocation or material adverse modification of any such Material Permits, and (ii) to the Company’s Knowledge, there are no facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

(p)    Title to Assets. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them related the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except such as do not materially affect the value of such property or do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting, and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries. Since December 31, 2020, no notice of a claim of default by any party to any material lease entered into by the Company or any of its Subsidiaries has been delivered to either the Company or any of its Subsidiaries or is now pending, and, to the Company’s Knowledge, there does not exist any event or circumstance that with notice or passing of time, or both, would constitute a default or excuse performance by any party thereto. None of the owned or leased premises or properties of the Company or any of its Subsidiaries is subject to any current or potential interests of third parties or other restrictions or limitations that would impair or be inconsistent in any material respect with the current use of such property by the Company or any of its Subsidiaries, as the case may be.

(q)    Intellectual Property; Data Security. The Company and its Subsidiaries own, possess, license, or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how, and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted free and clear of all Liens and such Intellectual Property is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting the Company’s or its Subsidiaries’ use of, or rights to, such Intellectual Property, except where the failure to own, possess, license, or have such rights would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Except where such violations or infringements would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) other than with respect to licensed Intellectual Property, there are no rights of third parties to any such Intellectual Property, (ii) to the Company’s Knowledge, there is no infringement by third parties of any such Intellectual Property, (iii) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding, or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property (other than licensed Intellectual Property, in which case, to the Company’s Knowledge there is no such Proceeding by others pending or threatened), (iv) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding, or claim by others challenging the validity or scope of any such Intellectual Property (other than licensed Intellectual Property, in which case, to the Company’s Knowledge there is no such Proceeding by others pending or threatened), and (v) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding, or claim by others that the Company and/or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret, or other proprietary rights of others. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (A) the Company and its Subsidiaries are and since December 31, 2020 have been in compliance with all applicable Laws related to data privacy and data security and (B) since December 31, 2020, there has been no loss or theft of data or security breach or unauthorized access or use relating to data (including Personally Identifiable Information) in the possession, custody or control of the Company or any of its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (1) since December 31, 2020 no claims have been asserted or, to the Company’s Knowledge, threatened in writing against the Company or any of its Subsidiaries relating to data security, privacy, or the storage, transfer, use or processing of data (including Personally Identifiable Information), and (2) to the Company’s Knowledge, the Company and its Subsidiaries are not and since December 31, 2020 have never been the subject of any audits, investigations or other inquiries or Proceedings relating to data security, privacy, or the storage, transfer, use or processing of data (including Personally Identifiable Information) from any Governmental Entity.

(r)    Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes to be prudent and customary in the businesses and locations in which and where the Company and its Subsidiaries are engaged. All premiums due and payable under all such policies and bonds have been timely paid, and the Company and its Subsidiaries are in material compliance with the terms of such policies and bonds. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires, which in either case would result in the Company and its Subsidiaries being unable to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be materially higher than their existing insurance coverage. The Company (i) maintains directors’ and officers’ liability insurance and fiduciary liability insurance with financially sound and reputable insurance companies with benefits and levels of coverage as disclosed in Schedule 3.1(r), (ii) has timely paid all premiums on such policies, and (iii) there has been no material lapse in coverage during the term of such policies.

(s)    Transactions With Affiliates and Employees. Except for the transactions contemplated by this Agreement or as set forth in Schedule 3.1(s) or the Company SEC Documents, none of the Affiliates, officers or directors of the Company or any Subsidiary and, to the Company’s Knowledge, none of the employees of the Company or any Subsidiary, is presently a party to any transaction with the Company or any Subsidiary or to a presently contemplated transaction (other than for services as employees, officers, and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(t)    Internal Control Over Financial Reporting. The Company and its Subsidiaries maintain internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and have disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize, and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(u)    Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest, or claim against or upon any Purchaser for any broker’s or similar commission, fee, or other similar compensation pursuant to any agreement, arrangement, or understanding entered into by or on behalf of the Company or any Subsidiary.

(v)    Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Questionnaires, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Principal Trading Market.

(w)    Registration Rights. Other than as set forth in the Registration Rights Agreement, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(x)    No Objections. None of the Federal Reserve, the FDIC or the PDBS has issued any order or taken any similar action preventing or suspending the issuance or sale of the Purchased Shares to the Purchasers. The Company and the Bank have filed with the Federal Reserve, the FDIC and the PDBS, as applicable, all materials required to be filed by the Company or the Bank in connection with the issuance and sale of the Securities.

(y)    No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby.

(z)    Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and neither the Company nor any Subsidiary sponsors any person that is such an investment company.

(aa)    Unlawful Payments. Since December 31, 2019, neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any directors, officers, employees, agents, or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to foreign or domestic political activity, (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) violated any provision of the Foreign Corrupt Practices Act of 1977, or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other material unlawful payment to any foreign or domestic government official or employee.

(bb)    Application of Takeover Protections; Rights Agreements. The Company has not adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of its Common Stock or a Change in Control of the Company (excluding, for the avoidance of doubt, Articles VIII and XII of the Articles of Incorporation). The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provision under the Articles of Incorporation or other organizational documents or the Laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to Purchaser solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and any Purchaser’s ownership of the Purchased Shares (each, a “Takeover Law”).

(cc)    No Undisclosed Liabilities. There are no liabilities or obligations of the Company or any of the Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable, or otherwise, that would be required by GAAP to be reflected on a consolidated and combined balance sheet except for (i) liabilities appropriately reflected or reserved against in accordance with GAAP in the Company’s audited balance sheet or that are otherwise disclosed in the footnotes to the financial statements for the year ended December 31, 2021, (ii) liabilities that have arisen in the ordinary and usual course of business and consistent with past practice since December 31, 2021 and (iii) liabilities as expressly contemplated by this Agreement or any other Transaction Document or otherwise incurred in connection with the transactions contemplated hereby and thereby and (iv) liabilities as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(dd)    Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any of its Subsidiaries) and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Company Financial Statements and is not so disclosed.

(ee)    Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Purchaser’s purchase of the Shares.

(ff)    Absence of Manipulation. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Purchased Shares.

(gg)    OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate, or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly use the proceeds of the sale of the Purchased Shares towards any sales or operations in Cuba, Iran, Syria, Sudan or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(hh)    Money Laundering Laws. The operations of each of the Company and any Subsidiary are, and have been since December 31, 2019, in compliance in all material respects with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder, and any related or similar rules, regulations, or guidelines, issued, administered, or enforced by any applicable Governmental Entity (collectively, the “Money Laundering Laws”), and to the Company’s Knowledge, no action, suit, or proceeding by or before any court or Governmental Entity, authority, or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

(ii)    No Additional Agreements. Except for the Warrant Agreement or as disclosed in the Company SEC Documents, the Company has no agreements or understandings (including, without limitation, side letters) with any Person to purchase shares of Common Stock or Series B Preferred Stock on terms more favorable to such Person than as set forth herein.

(jj)    Reports, Registrations and Statements. Except as set forth on Schedule 3.1(jj), since December 31, 2020, the Company and each Subsidiary have filed all material reports, registrations, documents, filings, submissions and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the FDIC, the PDBS and any other applicable federal or state banking authorities except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” All such Company Reports were filed on a timely basis or the Company or the applicable Subsidiary, as applicable, received a valid extension of such time of filing and has filed any such Company Reports prior to the expiration of any such extension except where the failure to file would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the PDBS and any other applicable foreign, federal, or state securities or banking authorities, as the case may be.

(kk)    Regulatory Capitalization. As of December 31, 2022, the Bank was considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action (12 C.F.R. § 324.403(b)(1)), and the Bank met or exceeded all specific quantitative capital requirements stated in any written agreement, order, understanding or undertaking with the FDIC or the PDBS, as applicable.

(ll)    Agreements with Regulatory Agencies. Neither the Company nor any Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any formal written agreement or consent agreement, or is subject to any prompt corrective action directive by, or since December 31, 2020, or has reported in any public filings that it is subject to a memorandum of understanding with or a party to any commitment letter or similar undertaking or has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management, or its operations or business (each item in this sentence, a “Regulatory Agreement”). The Company and each of its Subsidiaries are in compliance in all material respects with all Regulatory Agreements applicable to them.

(mm)    Compliance with Certain Banking Regulations. To the Company’s Knowledge, there are no facts or circumstances, and the Company has no reason to believe that any facts or circumstances exist, that would cause the Bank (i) to be deemed not to be in satisfactory compliance in all material respects with the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory,” (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, any order issued with respect to anti-money laundering by OFAC, or any other anti-money laundering Law, (iii) to be deemed not to be in satisfactory compliance, in any material respect, with the Home Mortgage Disclosure Act, the Fair Housing Act, the Equal Credit Opportunity Act, the Flood Disaster Protection Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the regulations promulgated thereunder, or (iv) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any applicable federal and state privacy Laws as well as the provisions of all information security programs adopted by the Bank or the Company.

(nn)    No General Solicitation or General Advertising. Neither the Company nor, to the Company’s Knowledge, any person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares pursuant to this Agreement and the other Transaction Documents.

(oo)    Loan Portfolio.

(i)    Other than as may not be reasonably expected to have a Material Adverse Effect, each of the Company and its Subsidiaries has complied with in all material respects, and all documentation in connection with the origination, processing, underwriting and credit approval of any loan, lease or other extension of credit or commitment to extend credit (each, a “Loan”) originated, purchased or serviced by the Company or any of its Subsidiaries satisfied in all material respects, (A) all applicable Laws with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing or filing of claims in connection with Loans, including all Laws relating to real estate settlement procedures, consumer credit protection, truth in lending Laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to Loans set forth in any contract or agreement between the Company or any of its Subsidiaries and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer, (D) the terms and provisions of any mortgage or other collateral documents and other Loan documents with respect to each Loan and (E) the underwriting guidelines and other loan policies and procedures of the Company or its applicable Subsidiary;

(ii)    Other than as may not be reasonably expected to be material to the Company and its Subsidiaries, taken as a whole, no Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any of its Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to Loans sold by the Company or any of its Subsidiaries to a Loan Investor or Agency, or with respect to any sale of Loan servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any of its Subsidiaries or (C) indicated in writing to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its Subsidiaries for poor performance, poor Loan quality or concern with respect to the Company’s or any of its Subsidiary’s compliance with Laws; and

(iii)    The characteristics of the loan portfolio of the Company have not materially changed from the characteristics of the loan portfolio of the Company as of December 31, 2021.

For purposes of this Section 3.1(oo): (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Government National Mortgage Association, or the Rural Housing Service of the U.S. Department of Agriculture with authority to (i) determine any investment, origination, lending or servicing requirements with regard to Loans originated, purchased or serviced by the Company or any of its Subsidiaries or (ii) originate, purchase, or service Loans, or otherwise promote lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any Loan originated, purchased or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such Loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the Loan holder all or any portion of the risk of loss upon borrower default on any of the Loans originated, purchased or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such Loans or the related collateral.

(pp)    Risk Management Instruments. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, since December 31, 2020, all derivative instruments, including, swaps, caps, floors, and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all respects with all applicable Laws, and (3) with counterparties believed to be financially responsible at the time, and each of them constitutes the valid and legally binding obligation of the Company or one of the Subsidiaries, enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. Neither the Company nor the Subsidiaries, nor, to the Company’s Knowledge, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(qq)    Company Benefit Plans.

(i)“    Benefit Plan” means all material employee benefit plans, programs, agreements, contracts, policies, practices, or other arrangements providing benefits to any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute or is party, whether or not written, including any material “employee welfare benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option or equity award, equity-based severance, employment, change of control, consulting or fringe benefit plan, program, agreement or policy. Each Benefit Plan is listed on Schedule 3.1(pp)(i). True and complete copies of all Benefit Plans listed on Schedule 3.1(pp)(i) have been made available to the Purchasers prior to the date hereof.

(ii)    With respect to each Benefit Plan, (A) the Company and its Subsidiaries have complied since December 31, 2020, and are now in compliance in all material respects with the applicable provisions of ERISA, and the Code and all other Laws and regulations applicable to such Benefit Plan and (B) each Benefit Plan has been administered since December 31, 2020 in all material respects in accordance with its terms. “ERISA Affiliate” means any entity, trade or business, whether or not incorporated, which together with the Company and its Subsidiaries, would be deemed a “single employer” within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

(iii)    Each Benefit Plan which is subject to ERISA (an “ERISA Plan”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”) and that is intended to be qualified under Section 401 (a) of the Code is so qualified, has received a favorable determination letter from the Internal Revenue Service (the “IRS”) and, to the Company’s Knowledge, nothing has occurred that could reasonably be expected to result in revocation of any such favorable determination or opinion letter or the loss of the qualification of such Benefit Plan under Section 401(a) of the Code. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a material tax or material penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur a material tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA.

(iv)    Neither the Company, any of its Subsidiaries nor any ERISA Affiliate in the six years preceding the date of this Agreement has maintained, established, sponsored, participated in, or contributed to, any (x) Pension Plan that is subject to Subtitles C or D of Title IV of ERISA or (y) sponsors, maintains or has any liability with respect to or an obligation to contribute to or has within the past six years sponsored, maintained, had any material liability with respect to, or had an obligation to contribute to a “multiemployer plan” within the meaning of Section 3(37) of ERISA.

(v)    None of the execution and delivery of this Agreement, the issuance of Purchased Shares, nor the consummation of the transactions contemplated hereby will, whether alone or in connection with another event, (i) constitute a “change in control” or “change of control” within the meaning of any Benefit Plan or result in any material payment or benefit (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries from the Company or any of its Subsidiaries under any Benefit Plan or any other agreement with any employee, including, for the avoidance of doubt, any employment or change in control agreements, (ii) result in payments under any of the Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Code, (iii) materially increase any compensation or benefits otherwise payable under any Benefit Plan, (iv) result in any acceleration of the time of payment or vesting of any such benefits, (v) require the funding or materially increase in the funding of any such benefits, or (vi) result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

(vi)    There is no material pending or, to the Company’s Knowledge, threatened, litigation relating to the Benefit Plans (other than claims for benefits in the ordinary course). Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any ERISA Plan or collective bargaining agreement, except for health continuation coverage for a period no longer than the period required by Section 4980B of the Code or Part 6 of Title I of ERISA.

(vii)    Except as would not reasonably be expected to be material to the Company and except for liabilities fully reserved for or identified in the Company Financial Statements, there are no pending or, to the Company’s Knowledge, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against (i) the Benefit Plans, (ii) any fiduciaries thereof with respect to their duties to the Benefit Plans, or (iii) the assets of any of the trusts under any of the Benefit Plans.

(rr)    Nonperforming Assets. To the Company’s Knowledge, the Company believes that the Bank will be able to fully and timely collect substantially all interest, principal, or other payments when due under its loans, leases, and other assets that are not classified as nonperforming, and the Company believes that the amount of reserves and allowances for loan and lease losses and other nonperforming assets established on the Company’s and Bank’s financial statements is adequate.

(ss)    No Change in Control. Neither the Company nor any of its Subsidiaries is a party to any employment, Change in Control, severance, or other compensatory agreement or any benefit plan pursuant to which the issuance of the Shares to the Purchasers as contemplated by this Agreement would trigger a “change of control” or other similar provision in any of the agreements, which results in payments to the counterparty or the acceleration of vesting of benefits.

(tt)    Common Control. The Company is not and, after giving effect to the offering and sale of the Shares, will not be under the control (as defined in the BHCA and the Federal Reserve’s Regulation Y (12 C.F.R. Part 225)) (“BHCA Control”) of any company (as defined in the BHCA and the Federal Reserve’s Regulation Y). The Company is not in BHCA Control of any federally insured depository institution other than the Bank. The Bank is not under the BHCA Control of any company (as defined in the BHCA and the Federal Reserve’s Regulation Y) other than Company. Except for the Company’s ownership interest in the Bank, neither the Company nor the Bank controls, in the aggregate, more than five percent (5%) of the outstanding shares of any class of voting securities, directly or indirectly, of any federally insured depository institution. The Bank is not subject to the liability of any commonly controlled depository institution pursuant to Section 5(e) of the Federal Deposit Insurance Act (12 U.S.C. § 1815(e)).

(uu)    Material Contracts. The Company has made available to each Purchaser or its respective representatives, prior to the date hereof, true, correct, and complete copies of, and listed on Schedule 3.1(uu), each Material Contract to which the Company or any of its Subsidiaries is a party or subject as of the date of this Agreement. Each Material Contract is a valid and binding obligation of the Company or any of its Subsidiaries (as applicable) that is a party thereto and, to the Company’s Knowledge, each other party to such Material Contract, except for such failures to be valid and binding as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Each such Material Contract is enforceable against the Company or any of its Subsidiaries (as applicable) that is a party thereto and, to the Company’s Knowledge, each other party to such Material Contract in accordance with its terms (subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding of law or at equity), except for such failures to be enforceable as, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any other party to a Material Contract, is in material default or material breach of a Material Contract and there does not exist any event, condition or omission that would constitute such a default or breach (whether by lapse of time or notice or both), in each case, except as, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(vv)    No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Commission rules and guidance, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s Knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company, any predecessor or affiliate of the Company, any director, executive officer, other officer participating in the offering, general partner or managing member of the Company, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Securities, and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(ww)    Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

Section 3.2    Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date of this Agreement and as of the Closing Date to the Company as follows:

(a)    Organization; Authority. If such Purchaser is an entity, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company or other power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. If such Purchaser is an entity, the execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser, and no further approval or authorization by any of such persons, as the case may be, is required. This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar Laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)    No Conflicts. The execution, delivery, and performance by such Purchaser of this Agreement and the Registration Rights Agreement, if applicable, and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, or instrument to which such Purchaser is a party, or (iii) result in a violation of any Law, rule, regulation, order, judgment, or decree (including federal and state securities Laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights, or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c)    Filings, Consents and Approvals. Such Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Entity or other Person in connection with the execution, delivery and performance by such Purchaser of the Transaction Documents (including, without limitation, the issuance of the Shares, the Warrants and the Underlying Shares, as applicable), other than the filing of any applicable notices and/or applications to or the receipt of any applicable consents or non-objections from the state or federal bank regulatory authorities that govern the Company or the Bank.

(d)    Investment Intent. Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities Law and is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities Laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities Laws. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan, or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any person or entity. Such Purchaser (i) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares and of making an informed investment decision, (ii) has been furnished with or has had access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Shares, (iii) has had an opportunity to discuss with the Company and its representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access and (iv) can bear the economic risk of (x) an investment in the Shares indefinitely and (y) a total loss in respect of such investment.

(e)    Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(f)    Residency. Such Purchaser’s office in which its investment decision with respect to the Shares was made is located at the address for such Purchaser set forth under such Purchaser’s name on the signature page hereof.

(g)    OFAC and Anti-Money Laundering. Such Purchaser understands, acknowledges, represents, and agrees that (i) to the knowledge of the Purchaser, the Purchaser is not the target of any sanction, regulation, or law promulgated by the Office of Foreign Assets Control, the Financial Crimes Enforcement Network, or any other U.S. Governmental Entity (“U.S. Sanctions Laws”), (ii) such Purchaser is not owned by, controlled by, under common control with, or acting on behalf of any person that is the target of U.S. Sanctions Laws, (iii) such Purchaser is not a “foreign shell bank” and is not acting on behalf of a “foreign shell bank” under applicable anti-money laundering laws and regulations, (iv) such Purchaser’s entry into this Agreement or consummation of the transactions contemplated hereby will not contravene U.S. Sanctions Laws or applicable anti- money laundering laws or regulations, (v) to the extent permitted under applicable Law, such Purchaser will promptly provide to the Company or any regulatory or law enforcement authority such information or documentation as may be required to comply with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations, and (vi) the Company may provide to any regulatory or law enforcement authority information or documentation regarding, or provided by, such Purchaser for the purposes of complying with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations.

(h)    Bank Holding Company Status. Assuming the accuracy of the representations and warranties of the Company contained herein, such Purchaser, either alone or together with any other Person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any applicable banking regulation or law, will not, directly or indirectly, own, control or have the power to vote, immediately after giving effect to its purchase of Shares pursuant to this Agreement, in excess of 9.99% of the outstanding shares of any class or series of the Common Stock.

(i)    Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest, or claim against or upon the Company or any Subsidiary for any broker’s or similar commission, fee, or other similar compensation pursuant to any agreement, arrangement, or understanding entered into by or on behalf of such Purchaser.

(j)    Employee Benefit Plan. Such Purchaser is not an employee benefit plan subject to ERISA or a “plan” subject to Section 4975 of the Code.

(k)    No Other Representation. Such Purchaser has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2 and Part C of the Questionnaire.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

Section 4.1    Transfer Restrictions.

(a)    Compliance with Laws. Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Purchased Shares, Underlying Shares and Warrants may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities Laws. In connection with any transfer of the Purchased Shares, Underlying Shares or Warrants other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of a seller representation letter and, if applicable, a broker representation letter) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such Securities under the Securities Act. As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such Transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement and Warrant Agreement, if applicable, with respect to such transferred Shares and Warrants.

(b)    Legends. Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are removed pursuant to Section 4.1(c) or applicable Law:

THE ISSUANCE OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND, IF APPLICABLE, A BROKER REPRESENTATION LETTER) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE).

(c)    Removal of Legends. Upon the request of the holder and receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities Laws, the restrictive legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend as promptly as reasonably practicable.

Section 4.2    Access; Information; Confidentiality.

(a)    Castle Creek and its Affiliates shall be provided with access, information, and other rights as provided in the VCOC Letter Agreement.

(b)    For a period of two (2) years after the date hereof, each Purchaser agrees that such Purchaser will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 4.2(b) by such Purchaser), (ii) is or has been independently developed or conceived by such Purchaser without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Purchaser in the ordinary course of business, provided that such Purchaser informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iii) as required or requested to be disclosed by judicial or administrative process or, based on the advice of its counsel, by other requirement of Law or the applicable requirements or requests of any Governmental Entity, provided that such Purchaser promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure (provided, further, that Purchaser shall not be required to notify the Company of disclosures in connection with a regulatory request that does not reference the Company).

Section 4.3    Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Purchased Shares and Warrants as required under Regulation D. Each Purchaser agrees to timely provide Company with any and all required information in connection with the Company’s preparation and filing of a Form D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Purchased Shares and Warrants for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Purchased Shares and Warrants required under applicable securities or “Blue Sky” Laws of the states of the United States following the Closing Date.

Section 4.4    No Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Purchased Shares and Warrants in a manner that would require the registration under the Securities Act of the sale of the Purchased Shares and Warrants to the Purchasers.

Section 4.5    Bank Regulatory Approvals. Upon Castle Creek’s request, the Company shall use its reasonable best efforts to cooperate with Castle Creek to receive the Bank Regulatory Approvals. Notwithstanding anything to the contrary in this Agreement, upon the receipt of such Bank Regulatory Approvals, subject to any required Shareholder Approval, (a) all references in the Transaction Documents to ownership and voting limitations (but not the Minimum Ownership Interest) of nine point nine percent (9.9%) shall, with respect to Castle Creek only, be deemed to be deleted and replaced with twenty-four point nine percent (24.9%), and (b) the Company will cooperate in good faith to make any changes to the Transaction Documents to implement the intent of this Section 4.5 and address any bank regulatory concerns of Castle Creek. At any time after receipt of the Bank Regulatory Approvals, at the request of Castle Creek, the Company shall use its reasonable best efforts to permit the exchange all shares of Non-Voting Common Stock and/or Series B Preferred Stock held by Castle Creek into the applicable number of shares of Common Stock and to deliver such shares of Common Stock to Castle Creek in book-entry form, in each case subject to any required Shareholder Approval.

Section 4.6    Indemnification.

(a)    Indemnification. From and after the Closing, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees, agents, and investment advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, employees, agents, or investment advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, and expenses, including all judgments, amounts paid in settlements, court costs, and reasonable attorneys’ fees and costs of investigation (but excluding any punitive damages, except to the extent actually awarded to a third party) (collectively, “Losses”) that any such Purchaser Party suffers or incurs as a result of any breach of any of the representations, warranties, covenants, or agreements made by the Company in this Agreement. From and after the Closing, each Purchaser will, severally, but not jointly, indemnify and hold the Company and its directors, officers, shareholders, members, partners, employees, agents, and investment advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) (each, a “Company Party”) harmless from any and all Losses that any such Company Party suffers or incurs as a result of any breach of any of the representations, warranties, covenants, or agreements made by such Purchaser in this Agreement. Any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to purchase price for Tax purposes, except as otherwise required by Law or deemed impermissible under GAAP. Such payment shall not result in an adjustment to the value of the original investment reported by the Company under GAAP.

(b)    Third Party Claims. Promptly after receipt by any Purchaser Party or Company Party (in either case, an “Indemnified Party”) of notice of any demand, claim, or circumstances from a third party which would or might give rise to a claim or the commencement of any Action in respect of which indemnity may be sought pursuant to Section 4.6(a), such Indemnified Party shall promptly notify the applicable Purchaser or the Company (as applicable, the “Indemnifying Party”) in writing describing such Loss, including the amount thereof, if known, in such detail as is reasonably practicable and the Indemnifying Party shall have thirty (30) calendar days after receipt of such notice to notify the Indemnified Party that it elects to assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is actually and materially and adversely prejudiced by such failure to notify. If the Indemnifying Party timely notifies the Indemnified Party of its election to assume the defense of such third party claim, the Indemnifying Party shall have the right to undertake, conduct and control, the defense, conduct and settlement of such third party claim and the Indemnified Party shall provide its reasonable cooperation, including providing reasonable access to records and personnel, to the Indemnifying Party in connection therewith. In any such Action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) the Indemnifying Party shall have failed to assume the defense of such Action within such thirty (30) calendar day period, or (iii) in the reasonable judgment of counsel to such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not be liable for any settlement of any Action effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Party, the Indemnifying Party shall not effect any settlement of any pending or threatened Action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such Action.

(c)    Materiality Scrape. For purposes of the indemnity contained in Section 4.6(a), all qualifications and limitations set forth in the parties’ representations and warranties as to “materiality,” “Material Adverse Effect” and words of similar import shall be disregarded in determining whether there shall have been any inaccuracy in or breach of any representations and warranties in this Agreement and the Losses arising therefrom (other than Section 3.1(j)(i)); provided that such terms shall not be disregarded in the name of defined terms.

(d)    Limitations.

(i)    Notwithstanding anything to the contrary in the Transaction Documents, the Company will not be liable to any Purchaser and such Purchaser’s Purchaser Parties for Losses under Section 4.6(a) arising out of a breach of the Company’s representations and warranties set forth in Section 3.1 (other than with respect to Fundamental Representations or Fraud) that are otherwise indemnifiable under Section 4.6(a) until the total of all Losses under Section 4.6(a) incurred by such Purchaser and such Purchaser’s Purchaser Parties exceeds 1.0% of the Subscription Amount of such Purchaser (the “Deductible”), at which point the amount of all such Losses in excess of the Deductible shall be recoverable.

(ii)    Notwithstanding anything to the contrary in the Transaction Documents, (A) the maximum aggregate liability of the Company for all Losses under Section 4.6(a) arising out of a breach of the Company’s representations and warranties set forth in Section 3.1 (other than with respect to Fundamental Representations or Fraud) to any Purchaser and such Purchaser’s Purchaser Parties is 10% of the Subscription Amount of such Purchaser and (B) the maximum aggregate liability of the Company for all Losses under Section 4.6(a) (including with respect to Fundamental Representations and Fraud) to any Purchaser and such Purchaser’s Purchaser Parties is the Subscription Amount of such Purchaser.

(iii)    Prior to and in conjunction with seeking indemnification, an Indemnified Party shall use its commercially reasonable efforts to mitigate the amount of Losses for which it may be entitled to indemnification hereunder.

(iv)    In addition, each Indemnified Party shall use commercially reasonable efforts to make and pursue (or cause its Affiliates to make and pursue) any available insurance claims relating to any Loss for which it is seeking indemnification hereunder. The amount of any Loss for which indemnification is provided under this Section 4.6 shall be net of any amounts actually recovered by such Indemnified Party under insurance policies with respect to such Loss (net of any costs incurred by such Indemnified Party in connection with such recovery). In the event that an insurance or other recovery is made by any applicable Indemnified Party with respect to any Losses for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery shall be made promptly to the applicable Indemnifying Party.

(v)    In no event may an Indemnified Party have a “double recovery” with respect to the same Losses.

(vi)    Other than with respect to Fraud, the right of the Purchaser Parties to be indemnified pursuant to this Section 4.6 will, from and after the Closing, be the sole and exclusive remedy of the Purchaser Parties with respect to all monetary Losses in connection with, arising out of, or resulting from the subject matter of this Agreement. Notwithstanding the foregoing, nothing in this Section 4.6 will limit any party’s right to seek and obtain specific performance or injunctive relief to which any party may be entitled.

(e)    Acknowledgement. Each Purchaser acknowledges and agrees that such Purchaser and its Affiliates have conducted to their satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties (whether real, personal or mixed) and projected operations of the Company and its Subsidiaries and, in making its determination to proceed with the transactions contemplated by the Transaction Documents, such Purchaser has relied solely on the results of its own independent investigation. Each Purchaser further acknowledges and agrees (i) that the representations and warranties in Section 3.1 of this Agreement constitute the sole and exclusive representations and warranties of the Company in connection with the transactions contemplated by the Transaction Documents (and notwithstanding any information conveyed at management presentations, in virtual data rooms or in due diligence sessions and, without limiting the foregoing, any estimates, projections, predictions or other forward-looking information, or information relating to the quality, quantity or condition of the properties (whether real, personal or mixed) or assets of the Company or any of its Subsidiaries), (ii) except as expressly set forth in Section 3.1 of this Agreement, (x) no representation or warranty has been or is being made by the Company or any other Person as to the accuracy or completeness of any of the information provided or made available to such Purchaser or any of its Affiliates or representatives and (y) there are uncertainties inherent in attempting to make estimates, projections, forecasts, plans, budgets and similar materials and information, such Purchaser is familiar with such uncertainties, such Purchaser is taking full responsibility for making its own evaluations of the adequacy and accuracy of any and all estimates, projections, forecasts, plans, budgets and other materials or information that may have been delivered or made available to it or any of its representatives and such Purchaser has not relied or will not rely on such information, and (iii) that (x) all other representations and warranties of any kind or nature expressed or implied are specifically disclaimed by the Company, (y) such Purchaser has not relied on any representations and warranties other than those set forth in Section 3.1, and (z) neither the Company nor any of its Affiliates shall have any liability to such Purchaser or its Affiliates resulting from such Purchaser’s reliance on any such information (other than claims for Fraud).

Section 4.7    Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares and the Warrants hereunder to strengthen the Company’s current balance sheet, improve the regulatory capital of the Bank, support organic growth opportunities and for general corporate purposes.

Section 4.8    Limitation on Beneficial Ownership. No Purchaser (and its Affiliates or any other Persons with which it is acting in concert) shall be entitled to purchase a number of Common Shares that would result in such Purchaser becoming, directly or indirectly, the beneficial owner (as determined under Rule 13d-3 under the Exchange Act) at the Closing of more than nine point nine percent (9.9%) of the number of shares of the Company’s voting securities issued and outstanding.

Section 4.9    Anti-Takeover Matters. If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated or permitted by this Agreement, the Company and the Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated or permitted by this Agreement and the other Transaction Documents may be consummated, as promptly as practicable, on the terms contemplated by this Agreement and the other Transaction Documents, as the case may be, and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated or permitted by this Agreement and the other Transaction Documents.

Section 4.10    No Additional Issuances. Between the date of this Agreement and the Closing Date (or the termination of this Agreement), except for the Shares being issued pursuant to this Agreement, any Excluded Issuance, and not more than 2,500,000 additional Shares, the Company shall not issue or agree to issue any additional shares of Common Stock or other securities that provide the holder thereof the right to convert such securities into, or acquire, shares of Common Stock. For the avoidance of doubt, nothing in this Section 4.10 shall restrict the Company from issuing securities in response or pursuant to an order or directive by the Federal Reserve with respect to capital adequacy.

Section 4.11    Conduct of Business. From and after the date of this Agreement until the earlier of the Closing Date and the date, if any, on which this Agreement is terminated pursuant to Section 6.10, except as contemplated by this Agreement, the Company will, and will cause its Subsidiaries to, (a) use commercially reasonable efforts to, unless otherwise expressly contemplated by this Agreement or consented to in writing by Castle Creek (which consent will not be unreasonably withheld, conditioned or delayed): (i) operate their business in the ordinary course consistent with past practice; (ii) preserve intact the current business organization of the Company; (iii) retain the services of their employees, consultants, and agents; (iv) preserve the current relationships of the Company and its Subsidiaries with material customers and other Persons with whom the Company and its Subsidiaries have and intend to maintain significant relations; and (v) maintain all of its operating assets in their current condition (normal wear and tear excepted); and (b) refrain from (1) declaring, setting aside or paying any distributions or dividends on, or making any distributions (whether in cash, securities, or other property) in respect of, any of its capital stock other than dividends to the Company’s Series A Preferred Stock pursuant to the terms thereof, (2) splitting, combining or reclassifying any of its capital stock or issuing or authorizing the issuance of any other securities in respect of, in lieu of or in substitution for capital stock or any of its other securities, and (3) purchasing, redeeming or otherwise acquiring any capital stock, assets or other securities or any rights, warrants or options to acquire any such capital stock, assets or other securities, other than acquisitions of investment securities in the ordinary course of business. Furthermore, from the date of this Agreement until the Closing, the Company shall not, directly or indirectly, amend, modify, or waive, and the Board shall not recommend approval of any proposal to the Company’s shareholders having the effect of amending, modifying, or waiving any provision in the Articles of Incorporation or bylaws of the Company in any manner adverse to Purchaser (except as provided in the Non-Voting Common Stock Amendment).

Section 4.12    Avoidance of Control.

(a)    Notwithstanding anything to the contrary in this Agreement, except as provided in Section 4.5, no Purchaser (together with its Affiliates (as such term is used under the BHCA)) shall have the ability to purchase or exercise any voting rights of any securities that would result in such Purchaser, together with such Affiliates, holding in excess of nine point nine percent (9.9%) of the outstanding shares of any class of voting securities of the Company. In the event any Purchaser breaches its obligations under this Section 4.12 or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the Company and shall cooperate in good faith with such parties to modify ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

(b)    Notwithstanding anything to the contrary in this Agreement, neither the Company nor any Subsidiary shall take any action (including, without limitation, any redemption, repurchase, rescission or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where each Purchaser is not given the right to participate in such redemption, repurchase, rescission, or recapitalization to the extent of such Purchaser’s pro rata proportion) that would reasonably be expected to pose a substantial risk that (a) a Purchaser’s equity securities of the Company (together with equity securities owned by such Purchaser’s affiliates (as such term is used under the BHCA) would exceed thirty-three point three percent (33.3%) of the Company’s total equity (as defined in the Federal Reserve’s Regulation Y) or (b) a Purchaser’s ownership of any class of voting securities (as defined in the Federal Reserve’s Regulation Y) of the Company (together with the ownership by such Purchaser’s affiliates (as such term is used under the BHCA) of voting securities of the Company) would (i) exceed nine point nine percent (9.9%), in each case without the prior written consent of such Purchaser and receipt of any required Bank Regulatory Approvals, or (ii) increase to an amount that would constitute “control” under the BHCA, the CIBC Act, any applicable provisions of the Laws of Pennsylvania, or any rules or regulations promulgated thereunder (or any successor provisions) or otherwise cause such Purchaser to “control” the Company under and for purposes of the BHCA, the CIBC Act, any applicable provisions of the Laws of Pennsylvania, or any rules or regulations promulgated thereunder (or any successor provisions). Notwithstanding anything to the contrary in this Agreement, no Purchaser (together with its respective Affiliates (as such term is used under the BHCA)) shall have the ability to purchase more than thirty-three point three percent (33.3%) of the Company’s total equity (as defined in the Federal Reserve’s Regulation Y) or exercise any voting rights of any class of securities in excess of nine point nine percent (9.9%) of any outstanding class of voting securities (as defined in the Federal Reserve’s Regulation Y) of the Company (except as provided in Section 4.5). In the event either the Company or any Purchaser breaches its obligations under this Section 4.12 or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the other party hereto and shall cooperate in good faith with such parties to modify ownership or, to the extent commercially reasonable, make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

Section 4.13    Filings; Other Actions. Each Purchaser, with respect to itself only, on the one hand, and the Company, on the other hand, will reasonably cooperate and consult with the other and use reasonable best efforts to provide all necessary and customary information and data, to prepare and file all necessary and customary documentation, to effect all necessary and customary applications, notices, petitions, filings and other documents, to obtain the PA Regulatory Approval (if applicable to such Purchaser) and to provide evidence of non-control of the Company and the Bank, as requested by the applicable Governmental Entity, including executing and delivering to the applicable Governmental Entities, if required or advisable, customary passivity commitments, disassociation commitments, and commitments not to act in concert, with respect to the Company or the Bank, and to obtain all necessary and customary permits, consents, orders, approvals, and authorizations of, or any exemption by, all third parties and Governmental Entities, in each case, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement, in each case required by it. Each of the parties hereto shall execute and deliver both before and after the Closing such further certificates, agreements, and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters, subject, in each case, to the first sentence of this Section 4.13. Each Purchaser, with respect to itself only, and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information (other than confidential information related to such Purchaser and any of its respective Affiliates), which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions to which it will be party contemplated by this Agreement; provided that for the avoidance of doubt, no Purchaser shall have the right to review any such information relating to another Purchaser. In exercising the foregoing right, the parties hereto agree to act reasonably and as promptly as practicable. Each Purchaser, with respect to itself only, on the one hand, and the Company, on the other hand, agrees to keep each other reasonably apprised of the status of matters referred to in this Section 4.13. Each Purchaser, with respect to itself only, on the one hand, and the Company, on the other hand, shall promptly furnish each other with copies of written communications received by it or its Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement; provided, that the party delivering any such document may redact any confidential information contained therein or information that cannot be shared under applicable Laws. Notwithstanding anything to the contrary in this Section 4.13, no Purchaser shall be required to perform any of the above actions if such performance would constitute or could reasonably result in any restriction or condition that (i) is materially and unreasonably burdensome, or (ii) would materially reduce the benefits of the transactions contemplated hereby to such Purchaser to such a degree that such Purchaser would not have entered into this Agreement had such condition or restriction been known to it on the date of this Agreement (any such condition or restriction, a “Burdensome Condition”); for the avoidance of doubt, any requirement to disclose the identities or financial condition of limited partners, shareholders, or non-managing members of such Purchaser or its Affiliates or its investment advisers in violation of such Purchaser’s, Affiliate’s or investment advisor’s confidentiality obligations or organizational fund documents shall be deemed a Burdensome Condition; provided, that such Purchaser shall use commercially reasonable efforts to cooperate with the Company in engaging with such applicable Governmental Entity regarding any potential approaches or workarounds that would avoid such Burdensome Condition or mitigate its impact so it is no longer a Burdensome Condition.

Section 4.14    Notice of Certain Events. Each party hereto shall promptly notify the other party hereto of any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware prior to the Closing that, if the same were to continue to exist as of the Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Section 5.1 or Section 5.2 hereof

Section 4.15    No Solicitation of Competing Proposal.

(a)    Except as provided in this Section 4.15, from and after the date of this Agreement until the earlier of the Closing Date and the date, if any, on which this Agreement is terminated pursuant to Section 6.10, the Company agrees that it shall not, and that it shall direct and use its reasonable best efforts to cause the Company’s directors, officers, employees, agents, consultants and advisors not to, directly or indirectly, solicit, initiate, encourage or facilitate any inquiries or proposals from, discuss or negotiate with, or provide any information to, any Person relating to any Acquisition Transaction or a potential Acquisition Transaction involving the Company or any of its Subsidiaries.

(b)    Notwithstanding the limitations set forth in Section 4.15(a), if after the date of this Agreement and prior to the Closing Date, the Company receives an unsolicited proposal from a third party or “group” (as defined in or under Section 13(d) of the Exchange Act) with respect to an Acquisition Transaction that was not directly or indirectly, after the date hereof, made, encouraged, facilitated, solicited, initiated or assisted by the Company or its directors, officers, employees, agents, consultants and advisors (an “Unsolicited Company Proposal”) which did not result from or arise in connection with a material breach of Section 4.15(a) and which: (i) constitutes a Superior Proposal (as defined in Section 4.15(f)); or (ii) which the Board determines in good faith, after consultation with the Company’s outside legal and financial advisors, could reasonably be expected to result, after the taking of any of the actions referred to in either of clause (x) or (y) below, in a Superior Proposal, the Company may take the following actions after providing written notice to Castle Creek of such determination and the basis therefor: (x) furnish nonpublic information with respect to the Company and the Company Subsidiaries to the third party making such Unsolicited Company Proposal, if, and only if, prior to so furnishing such information, the Company and such third party enter into a confidentiality agreement (a “Third Party Confidentiality Agreement”) that, taken as a whole, is no more favorable to such third party or parties than the confidentiality agreement between the Company and Castle Creek and (y) engage in discussions or negotiations with the third party with respect to the Unsolicited Company Proposal; provided, however, that the Company has complied with the requirements of Section 4.15(d) with respect to such Unsolicited Company Proposal or such Superior Proposal.

(c)    Notwithstanding the foregoing and the limitations set forth in Section 4.15(a), if, prior to the Closing, the Board determines in good faith, after consultation with the Company’s outside legal and financial advisors, that, due to the existence of a Superior Proposal or an Unsolicited Company Proposal which the Board determines in good faith, after consultation with the Company’s outside legal and financial advisors, could reasonably be expected to result, after the taking of any of the actions referred to in either of clause (x) or (y) of Section 4.15(b), in a Superior Proposal, the Board may, solely with respect to a Superior Proposal, enter into a binding written agreement with respect to such Superior Proposal and terminate this Agreement (provided that the Company may not terminate this Agreement pursuant to the foregoing, and any purported termination pursuant to the foregoing shall be void and of no force or effect, unless the Board determines in good faith, after consultation with the Company’s outside legal and financial advisors, that failure to take such action would be inconsistent with its fiduciary duties under applicable law, but only if the Company shall have first: (i) provided five (5) Business Days’ prior written notice to each Purchaser that it is prepared to enter into a binding written agreement with respect to the Superior Proposal and terminate this Agreement, and specifying the reasons therefor, including the material terms and conditions of the Unsolicited Company Proposal or Superior Proposal, as applicable (including the most current version of any proposed agreement(s)), and the identity of the Person making the proposal; (ii) offered to provide to each Purchaser all material non-public information delivered or made available to the person making any Unsolicited Company Proposal or Superior Proposal in connection with such Unsolicited Company Proposal or Superior Proposal that was not previously delivered or made available to each Purchaser; (iii) provided to each Purchaser copies of documents relating to the Unsolicited Company Proposal or Superior Proposal provided to the Company by the Person making the proposal (or provided by the Company to such person or their representatives), including the most current version of any proposed agreement or any other letter or other document containing such Persons’ proposal (and the Company’s response(s) thereto) and the terms and conditions thereof; and (iv) during such five (5) Business Day period, if requested by Castle Creek, engaged in, and caused its financial and legal advisors to engage in, good faith negotiations with Castle Creek to amend this Agreement so that such Unsolicited Company Proposal ceases to constitute a Superior Proposal. The Company acknowledges and agrees that (i) any change to the financial terms or (ii) any material change to any other terms of an Unsolicited Company Proposal or Superior Proposal shall require compliance with the foregoing provisions anew except such period shall be reduced from five (5) Business Days to two (2) Business Days.

(d)    The Company shall notify each Purchaser orally and in writing promptly (but in no event later than one (1) Business Day) after receipt by the Company, the Bank, or any of their respective directors, officers, employees, representatives, agents or advisors of any proposal or offer from any Person other than a Purchaser regarding an Acquisition Transaction or any request for non-public information by any Person other than a Purchaser in connection with an Acquisition Transaction indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep each Purchaser informed, on a prompt basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified.

(e)    Nothing contained in this Agreement shall prevent the Company or the Board from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Transaction or from making any disclosure to the Company shareholders if the Board (after consultation with outside counsel) concludes that its failure to do so would be inconsistent with its fiduciary duties under applicable Law.

(f)    As used in this agreement, “Superior Proposal” shall mean a bona fide written Unsolicited Company Proposal (not solicited or initiated in material violation of Section 4.15(a)) that relates to a potential Acquisition Transaction (but changing the references to the twenty percent (20%) amounts contained in the definition of Acquisition Transaction to references to fifty percent (50%)) that is determined in good faith by the Board of the Company, after consultation with the Company’s legal and financial advisors after taking into account all the terms and conditions of the Unsolicited Company Proposal and this Agreement, is on terms that are more favorable to the shareholders of the Company from a financial point of view than the transactions contemplated by the Transaction Documents (after giving effect to any changes to this Agreement proposed by the Purchasers in response to such proposal or otherwise) and is, in the reasonable judgment of the Board, reasonably capable of being completed on its stated terms, taking into account all financial, regulatory, legal and other aspects of such inquiry, proposal or offer and the third party or parties making the inquiry, proposal or offer.

Section 4.16    Shareholder Litigation. The Company shall promptly inform the Purchasers of any claim, action, suit, arbitration, mediation, demand, hearing, investigation or proceeding (“Shareholder Litigation”) against the Company, any of its Subsidiaries or any of the past or present executive officers or directors of the Company or any of its Subsidiaries (solely in their capacities as officers and/or directors) that is threatened in writing or initiated by or on behalf of any shareholder of the Company in connection with or relating to the transactions contemplated hereby or by the Transaction Documents. The Company shall, to the extent permitted under applicable Law, consult with Castle Creek and keep Castle Creek informed of all material filings and developments relating to any such Shareholder Litigation.

Section 4.17    Corporate Opportunities. Each of the parties hereto acknowledges that the Purchasers and their respective Affiliates and related investment funds may review the business plans and related proprietary information of any enterprise, including enterprises that may have products or services that compete directly or indirectly with those of the Company and its Subsidiaries, and may trade in the securities of such enterprise. None of the Purchasers, any Affiliates thereof, any related investments funds or any of their respective Affiliates shall be precluded or in any way restricted from investing or participating in any particular enterprise, or trading in the securities thereof whether or not such enterprise has products or services that compete with those of the Company and its Subsidiaries. The parties expressly acknowledge and agree that: (a) the Purchasers, any Affiliates thereof, any related investment funds, the Board Representative and any of their respective Affiliates have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Company and its Subsidiaries; and (b) in the event that any Purchaser, the Board Representative, any Affiliate of any Purchaser, any related investment funds or any of their respective Affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any of its Subsidiaries, the Purchasers, the Board Representative, Affiliates of the Purchasers, any related investment funds or any of their respective Affiliates shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of its Subsidiaries, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or any of its Subsidiaries or shareholders of the Company for breach of any duty (contractual or otherwise) by reason of the fact that such Purchaser, any Affiliate thereof, any related investment fund thereof or any of their respective Affiliates, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company; provided, however, that this clause (b) shall not apply to any potential transaction or matter that was brought to or became known to the Board Representative primarily in his or her capacity as a director of the Company and/or the Bank.

Section 4.18    Preemptive Rights.

(a)    With respect to Castle Creek and CPV (for purposes of this Section 4.18, each, a “Preemptive Rights Purchaser”), for so long as such Preemptive Rights Purchaser, together with its Affiliates (and for purposes of this Section 4.18 with respect to Castle Creek, other investment funds who share a common discretionary investment advisor with Castle Creek), has continued to hold a Minimum Ownership Interest from and after the Closing, if at any time after the Closing Date the Company or any of its Subsidiaries makes any public or nonpublic offering or sale of any equity (including Common Stock, Series B Preferred Stock, Non-Voting Common Stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component (such as, an “equity kicker”) (including any hybrid security) (any such security, a “New Security”) (other than (i) any Common Stock, Non-Voting Common Stock or other securities issuable upon the exercise or conversion of any securities of the Company issued or agreed or contemplated to be issued as of the Closing Date; (ii) pursuant to the granting or exercise of employee stock options, restricted stock or other stock incentives pursuant to the Company’s stock incentive plans approved by the Board or the issuance of stock pursuant to the Company’s employee stock purchase plan approved by the Board or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case in the ordinary course of providing incentive compensation in all cases not to exceed in the aggregate five percent (5%) of the outstanding shares of Common Stock as of the Closing Date, excluding outstanding employee stock options, restricted stock or other stock incentives as of the Closing Date; or (iii) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar non-financing transaction (collectively, “Excluded Issuances”)) or in connection with any issuance of debt to a third party, then each Preemptive Rights Purchaser shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are proposed to be offered to others (subject to applicable regulatory considerations), up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock equivalent interest in the Company (or its Subsidiaries) immediately prior to any such issuance of New Securities on a fully-diluted basis. The amount of New Securities that each Preemptive Rights Purchaser shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the total number of shares of Common Stock then held by such Preemptive Rights Purchaser (counting for such purposes all shares of Common Stock into or for which any securities are directly or indirectly convertible or exercisable, including the Series B Preferred Stock and the Non-Voting Common Stock), if any, and the denominator of which is the total number of shares of Common Stock then outstanding (counting for such purposes all shares of Common Stock into or for which any securities owned by such Preemptive Rights Purchaser are directly or indirectly convertible or exercisable, including the Series B Preferred Stock and the Non-Voting Common Stock). Notwithstanding anything herein to the contrary, in no event shall any Preemptive Rights Purchaser have the right to purchase New Securities hereunder to the extent such purchase would result in such Preemptive Rights Purchaser, together with any other person whose Company securities would be aggregated with such Preemptive Rights Purchaser’s Company securities for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by such Preemptive Rights Purchaser) would represent more than 9.9% (or, following the Bank Regulatory Approvals, 24.9%) of the Voting Securities or more than 33.3% of the Company’s total equity (as defined in the Federal Reserve’s Regulation Y) outstanding.

(b)    Notwithstanding anything in this Section 4.18 to the contrary, upon the request of a Preemptive Rights Purchaser that such Preemptive Rights Purchaser not be issued Voting Securities in whole or in part upon the exercise of its rights to purchase New Securities, the Company shall cooperate with such Preemptive Rights Purchaser to modify the proposed issuance of New Securities to such Preemptive Rights Purchaser to provide for the issuance of the Series B Preferred Stock, Non-Voting Common Stock or other non-voting securities in lieu of Voting Securities.

(c)    In the event the Company proposes to offer or sell New Securities (the “Offering”), it shall give each Preemptive Rights Purchaser written notice of its intention, describing the price (or range of prices), anticipated amount of New Securities, timing, and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such Offering). Each Preemptive Rights Purchaser shall have five (5) Business Days from the date of receipt of such a notice (the “Response Period”) to notify the Company in writing that it intends to exercise its rights provided in this Section 4.18 and as to the amount of New Securities such Preemptive Rights Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 4.18. Such notice shall constitute a binding indication of interest of the applicable Preemptive Rights Purchaser to purchase the amount of New Securities so specified at the price (or range of prices) and on the terms set forth in the Company’s notice to such Preemptive Rights Purchaser. The failure of a Preemptive Rights Purchaser to respond within the Response Period shall be deemed to be a waiver of such Preemptive Rights Purchaser’s rights under this Section 4.18 only with respect to the Offering described in the applicable notice.

(d)    If a Preemptive Rights Purchaser exercises its rights provided in this Section 4.18, the closing of the purchase of the New Securities in connection with the closing of the Offering with respect to which such right has been exercised shall take place within ninety (90) calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 180 days in order to comply with applicable Laws and regulations (including receipt of any applicable regulatory or shareholder approvals). Notwithstanding anything to the contrary herein, the closing of the purchase of the New Securities by a Preemptive Rights Purchaser will occur no earlier than the closing of the Offering triggering the right being exercised by such Preemptive Rights Purchaser. Each of the Company and the applicable Preemptive Rights Purchaser agrees to use its commercially reasonable efforts to secure any regulatory or shareholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(e)    In the event a Preemptive Rights Purchaser fails to exercise its rights provided in this Section 4.18 within this Response Period or, if so exercised, such Preemptive Rights Purchaser is unable to consummate such purchase within the time period specified in Section 4.18(d) above because of its failure to obtain any required regulatory or shareholder consent or approval, the Company shall thereafter be entitled (during the period of sixty (60) days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within ninety (90) days from the date of such agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.18 by such Preemptive Rights Purchaser or which such Preemptive Rights Purchaser is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable in the aggregate to the purchasers of such New Securities than were specified in the Company’s notice to such Preemptive Rights Purchaser. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or shareholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five (5) Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within such 60-day period (or sold and issued New Securities in accordance with the foregoing within ninety (90) days from the date of such agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of such agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such New Securities to each Preemptive Rights Purchaser in the manner provided above.

(f)    Notwithstanding the foregoing provisions of this Section 4.18, if a majority of the directors of the Board determines that the Company must issue equity or debt securities on an expedited basis, then the Company may consummate the proposed issuance or sale of such securities (an “Expedited Issuance”) and then comply with the provisions of this Section 4.18 provided that the sale of any such additional New Securities under this Section 4.18(f) to a Preemptive Rights Purchaser shall be consummated as promptly as is practicable but in any event no later than 90 days subsequent to the date on which the Company consummates the Expedited Issuance under this Section 4.18(f). Notwithstanding anything to the contrary herein, the provisions of this Section 4.18(f) (other than as provided in this Section 4.18(f)) shall not be applicable and the consent of the purchasers of such New Securities shall not be required in connection with any Expedited Issuance undertaken at the written direction of the applicable federal regulator of the Company or the Bank. Notwithstanding anything to the contrary in this Agreement, no rights of any Preemptive Rights Purchaser under this Agreement will be adversely affected solely as the result of the temporary dilution of its percentage ownership of Common Stock due to an Expedited Issuance under this Section 4.18(f); provided, however, that such rights may be adversely affected from and after such time, if any, that a Preemptive Rights Purchaser declines to purchase Common Stock offered to such Preemptive Rights Purchaser under this Section 4.18.

(g)    In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board; provided, however, that such fair value as determined by the Board shall not exceed the aggregate market price of the securities being offered as of the date the Board authorizes the offering of such securities.

(h)    The Company and each Preemptive Rights Purchaser shall cooperate in good faith to facilitate the exercise of such Preemptive Rights Purchaser’s rights under this Section 4.18, including to secure any required approvals or consents.

(i)    The Company shall not be under any obligation to consummate any proposed issuance of New Securities and there will be no liability on the part of the Company to any Preemptive Rights Purchaser if the Company has not consummated any proposed issuance of New Securities pursuant to this Section 4.18 for whatever reason, regardless of whether it shall have delivered notice in respect of such proposed issuance.

Section 4.19    Board Representative and Observer.

(a)    At any time following the Closing (and, solely with respect CPV, if Andrew B. Cohen is no longer a director on the Board), upon the written notice by Castle Creek or CPV, as applicable (for purposes of this Section 4.19, each a “Nominating Purchaser”), that it desires to appoint a representative to the Board, the Company will promptly cause an individual designated by such Nominating Purchaser who shall be reasonably acceptable to the Board and the Nominating Committee of the Board (each, a “Board Representative”) to be elected or appointed to the Board, and the board of directors of the Bank and any Future Bank (the “Bank Boards”), subject to satisfaction of all legal and regulatory requirements regarding service and election or appointment as a director of the Company, subject to compliance with all corporate governance guidelines or principles that the Company may adopt, to its code of conduct and to its insider trading and other policies applicable to members of the Board; provided that each Nominating Purchaser’s right to designate a Board Representative will continue only so long as such Nominating Purchaser, together with its Affiliates, in the aggregate continue to own from the Closing at least four point nine percent (4.9%) of the Common Stock then outstanding (the “Minimum Ownership Interest”); provided, that, with respect to Castle Creek, any bona fide Managing Principal or Principal of Castle Creek and, with respect to CPV, any bona fide partner-level professional of CPV, shall be deemed to be reasonably acceptable to the Board and the Nominating Committee of the Board. So long as a Nominating Purchaser, together with its Affiliates, maintains a Minimum Ownership Interest, the Company will recommend to its shareholders the election of such Nominating Purchaser’s Board Representative to the Board at the Company’s annual meeting of shareholders, subject to satisfaction of all legal requirements regarding service and election or appointment as a director of the Company. If a Nominating Purchaser fails to maintain a Minimum Ownership Interest, such Nominating Purchaser will have no further rights under Section 4.19 and, at the written request of the Board, shall use commercially reasonable efforts to cause its Board Representative to resign from the Board and the Bank Boards as promptly as possible thereafter. Each Nominating Purchaser shall promptly inform the Company and the Board if and when it ceases to maintain a Minimum Ownership Interest.

(b)    Subject to applicable Law and Section 4.19(a), each Board Representative shall be one of the Company’s nominees to serve on the Board. The Company shall use its reasonable best efforts to have each Board Representative elected as a director of the Company by the shareholders of the Company, and the Company shall solicit proxies for each Board Representative to the same extent as it does for any of its other Company nominees to the Board. The Company shall ensure that the Board shall have at least four (4) members for so long as a Nominating Purchaser shall have the right to appoint a Board Representative. For a period of two years following disclosure thereof, each Nominating Purchaser covenants and agrees to hold any information obtained from its Board Representative in confidence (except to the extent that such information (1) was previously known by or in the possession of such party on a nonconfidential basis, (2) is or becomes in the public domain through no fault of such party, (3) is later lawfully acquired from other sources by the party to which it was furnished or (4) is independently developed by such party without the use of such information); provided, that the foregoing shall not act as a waiver of any fiduciary duties owed by a Board Representative to the Company; provided, further, that nothing herein shall prohibit a Nominating Purchaser from disclosing any such confidential information to such Nominating Purchaser’s Affiliates in the ordinary course of business or as may otherwise be required or requested to be disclosed by judicial or administrative process or, based on the advice of its counsel, by other requirement of Law or the applicable requirements or requests of any Governmental Entity, provided that such Nominating Purchaser promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure (provided, further, that such Nominating Purchaser shall not be required to notify the Company of disclosures in connection with a regulatory request that does not reference the Company). Notwithstanding anything to the contrary contained herein, at all times when a Nominating Purchaser maintains a Minimum Ownership Interest, it shall comply in all respects with the Federal Reserve’s policy statement on equity investments in banks and bank holding companies and any other guidance promulgated in connection with the matters addressed therein.

(c)    Subject to Section 4.19(a), upon the death, resignation, retirement, disqualification, or removal from office as a member of the Board or the Bank Boards of a Board Representative, the applicable Nominating Purchaser shall have the right to designate the replacement for such Board Representative, which replacement shall be reasonably acceptable to the Board and the Nominating Committee of the Board and satisfy all legal, bank regulatory and governance requirements regarding service as a director of the Company. The Board and the Bank Boards shall use their reasonable best efforts to take all action required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable Law, being one of the Company’s nominees to serve on the Board or the Bank Boards), using reasonable best efforts to have such person elected as director of the Company by the shareholders of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board, as the case may be.

(d)    The Company hereby agrees that, from and after the Closing Date, for so long as Castle Creek and its Affiliates in the aggregate maintains a Minimum Ownership Interest, and do not have a Board Representative currently serving on the Board and the Bank Boards (or have a Board Representative whose appointment is subject to receipt of regulatory approvals), the Company shall invite a person designated by Castle Creek who shall be reasonably acceptable to the Board and the Nominating Committee of the Board (provided, that all managing principals and principals of Castle Creek shall be deemed reasonably acceptable to the Board and the Nominating Committee of the Board for purposes of serving as the Observer) (the “Observer”) to attend meetings of the Board or the Bank Boards, as applicable, in a nonvoting, nonparticipating observer capacity. The Observer shall not have any right to vote on any matter presented to the Board, the Bank Boards or any committee thereof. The Company shall give the Observer written notice of each meeting of the Board or the Bank Boards at the same time and in the same manner as the members of the Board or the Bank Boards, shall provide the Observer with all written materials and other information given to members of the Board or the Bank Boards at the same time such materials and information are given to such members (provided, however, that the Observer shall not be provided any privileged or confidential supervisory information) and shall permit the Observer to attend as an observer at all meetings thereof. In the event the Company, the Bank or any Future Bank proposes to take any action by written consent in lieu of a meeting, the Company, the Bank or any future Bank shall give written notice thereof to the Observer prior to the effective date of such consent describing the nature and substance of such action and including the proposed text of such written consents; provided, however, that (1) the Observer may be excluded from executive sessions comprised solely of independent directors by the Chairman of the Board (or, if applicable, the lead or presiding independent director) if, in the advice of counsel, such exclusion is necessary in order for the Company to comply with applicable law, regulation or stock exchange listing standards, (2) the Company and the Board shall have the right to withhold any information and to exclude the Observer from any meeting or portion thereof if doing so is, in the advice of counsel, (A) necessary to protect the attorney-client privilege between such party and counsel, (B) necessary to avoid a violation of fiduciary requirements under applicable law, and (3) for a period of two years after such disclosure, Castle Creek shall, and shall cause its Observer to agree to, hold in confidence and trust and to act in a fiduciary manner, with respect to all information provided to such Observer (except to the extent that such information (1) was previously known by or in the possession of such party on a nonconfidential basis, (2) is or becomes in the public domain through no fault of such party, (3) is later lawfully acquired from other sources by the party to which it was furnished or (4) is independently developed by such party without the use of such information); provided, further, that nothing herein shall prohibit Castle Creek from disclosing any such confidential information to Castle Creek’s Affiliates in the ordinary course of business or as may otherwise be required or requested to be disclosed by judicial or administrative process or, based on the advice of its counsel, by other requirement of Law or the applicable requirements or requests of any Governmental Entity, provided that Castle Creek promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure (provided, further, that Castle Creek shall not be required to notify the Company of disclosures in connection with a regulatory request that does not reference the Company). If Castle Creek fails to maintain a Minimum Ownership Interest following the Closing, Castle Creek will have no further rights under this Section 4.19.

(e)    Each Board Representative shall be entitled to compensation and indemnification and insurance coverage in connection with his or her role as a director to the same extent as other directors on the Board or the Bank Boards, as applicable, and shall be entitled to monthly reimbursement for reasonable and documented out-of-pocket expenses incurred in attending meetings of the Board, or any committee thereof in accordance with the policies of the Company, the Bank and any Future Bank, as applicable. The Company, the Bank and any Future Bank shall notify each Board Representative and/or Observer of all regular meetings and special meetings of the Board and the Bank Boards and of all regular and special meetings of any committee of the Board and the Bank Boards that it provides to all members of the Board or the Bank Boards, as applicable. The Company shall provide each Board Representative and/or Observer with copies of all notices, minutes, consents and other material that it provides to all members of the Board or the Bank Boards, as applicable, at the same time such materials are provided to the other respective members.

(f)    The Company acknowledges that a Board Representative may have certain rights to indemnification, advancement of expenses and/or insurance provided by the applicable Nominating Purchaser and/or its respective Affiliates (collectively, the “Nominating Purchaser Indemnitors”). The Company hereby agrees that, with respect to a claim by a Board Representative for indemnification arising out his or her service as a director of the Company, the Bank or any Future Bank (1) it is the indemnitor of first resort (i.e., its obligations to the Board Representative with respect to indemnification, advancement of expenses and/or insurance (which obligations shall be the same as, but in no event greater than, any such obligations to members of the Board or the Bank Boards, as applicable) are primary and any obligation of the Nominating Purchaser Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Board Representative are secondary), and (2) the Nominating Purchaser Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Board Representative against the Company.

(g)    In addition to the foregoing, the Company will reimburse each Nominating Purchaser and its Affiliates for all reasonable and documented out-of-pocket expenses arising out of or related to its Board Representative’s or Observer’s, as applicable, travel to monthly meetings of the Board and the Bank Boards.

(h)    The Company also may exclude any Observer and/or Board Representative from portions of meetings of the Board to the extent that the Board will, in any such portion thereof, be discussing any matters directly related to the applicable Nominating Purchaser, the Transaction Documents, or any of the applicable Nominating Purchaser’s rights or obligations under any of the Transaction Documents. The Company may also exclude the Observer from portions of meetings of the Board from any discussion or review of exam related or confidential correspondence with the Federal Reserve, the FDIC or the PDBS, in each case to the extent required by applicable Law as reasonably determined by the Company’s legal counsel. Each Nominating Purchaser covenants and agrees to hold all information obtained from its Observer or Board Representative, as applicable, as provided in the prior sentence in confidence (except to the extent that such information (1) was previously known by or in the possession of such party on a nonconfidential basis, (2) is or becomes in the public domain through no fault of such party, (3) is later lawfully acquired from other sources by the party to which it was furnished or (4) is independently developed by such party without the use of such information) and to comply with all requirements and obligations applicable to members of the Board under the Securities Act, the Exchange Act, the Sarbanes Oxley Act of 2002 and all other Laws, in each case, only to the extent (if at all) applicable to the Observer or Board Representative, as the case may be. Each Nominating Purchaser hereby acknowledges that it is aware, and will instruct its representatives and Affiliates so that they are aware, that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

Section 4.20    Shareholder Approval.

(a)    No later than one hundred twenty (120) days after the filing of the Company’s annual report on Form 10-K with respect to the year ending December 31, 2022, the Company shall use commercially reasonable efforts to duly call, give notice of, establish a record date for, convene and hold an annual or special meeting of its shareholders (the “Shareholders’ Meeting”), for the purpose of, among other matters, voting upon approval and adoption of (i) the increase in the number of authorized shares of Common Stock under the Articles of Incorporation to 200,000,000, (ii) the issuance of the Common Stock contemplated by this Agreement to the extent required by NASDAQ Listing Rule 5635 and (iii) the Non-Voting Common Stock Amendment (collectively, the “Shareholder Approval”). The Company shall: (A) through its Board recommend to its shareholders the approval and adoption of the increase in the number of authorized shares of Common Stock under the Articles of Incorporation to 200,000,000, issuance of the Common Stock contemplated by this Agreement to the extent required by NASDAQ Listing Rule 5635 and the Non-Voting Common Stock Amendment (the “Company Recommendation”); (B) include such Company Recommendation in the proxy statement delivered to shareholders; and (C) use its best efforts to obtain the Shareholder Approval for the increase in the number of authorized shares of Common Stock under the Articles of Incorporation to 200,000,000 and/or the issuance of the Common Stock and the Series B Preferred Stock contemplated by this Agreement including for purposes of NASDAQ Listing Rule 5635. The Purchasers shall each vote to approve each Shareholder Approval at the Shareholders’ Meeting and not take any action or inaction to directly or indirectly delay or support any opposition to the Shareholder Approval. Neither the Board nor any committee thereof shall withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to a Purchaser, the Company Recommendation or take any action, or make any public statement, filing or release inconsistent with the Company Recommendation. The Company shall adjourn or postpone the Shareholders’ Meeting, if, as of the time for which such meeting is originally scheduled there are insufficient shares of Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting. The Company shall also, to the extent permitted by applicable Law, adjourn or postpone the Shareholders’ Meeting, if on the date of the Shareholders’ Meeting the Company has not received proxies representing a sufficient number of shares necessary to obtain the Shareholder Approval and, following such adjournment or postponement, the Company shall solicit proxies representing a sufficient number of shares to obtain such Shareholder Approval. Following the first of either such adjournment or postponement, if requested by Castle Creek, the Company shall retain a nationally recognized proxy solicitor in connection with obtaining such Shareholder Approval.

(b)    Notwithstanding anything to the contrary herein, if a material event, fact, circumstance, development or occurrence that is not known or reasonably foreseeable (or if known or reasonably foreseeable, the probability or magnitude of consequences of which were not known or reasonably foreseeable) to or by Board as of the date of this Agreement, which event, fact, circumstance, development or occurrence becomes known to or by Board prior to obtaining Shareholder Approval (an “Intervening Event”), the Board may (A) fail to recommend to the Company’s shareholders that the Shareholder Approval be given or fail to include the Company Recommendation in the proxy statement for the Shareholders’ Meeting, or (B) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify the Company Recommendation, if the Board shall have determined in good faith, after consultation with outside legal counsel, that, in light of the existence of such Intervening Event, the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law.

(c)    After obtaining the Shareholder Approval with respect to the Non-Voting Common Stock Amendment, the Company shall as promptly as reasonably practical, file the Non-Voting Common Stock Amendment with the Department of State of the Commonwealth of Pennsylvania, as required by applicable Law and provide each Purchaser a certificate from the Department of State of the Commonwealth of Pennsylvania evidencing that the Non-Voting Common Stock Amendment has been validly filed.

Section 4.21    Equity Incentive Award Program. As soon as reasonably practicable following the Closing, the Company shall amend the Company’s 2021 Equity Incentive Plan to adopt a “Performance-Based Equity Incentive Award Program” in a form reasonably acceptable to Castle Creek, and the Company shall consult in good faith with Castle Creek regarding the list of recipients, award amounts (not to exceed five percent (5%) of the outstanding Common Stock in the aggregate, determined on a fully-diluted basis, after giving effect to the transactions contemplated hereby), and performance metrics.

Section 4.22    Standstill. Each Purchaser agrees that from the Closing Date until, and through the conclusion of, the first annual meeting of the Company’s shareholders following the Closing Date for the election of directors, without the prior written approval of the Board, such Purchaser will not, directly or indirectly:

(a)    acquire, offer, seek, or propose to acquire, solicit an offer to sell or agree to acquire, directly or indirectly, alone or in concert with others, by purchase or otherwise, any direct or indirect beneficial interest in any assets of the Company, including without limitation, branches of the Company’s banking network and any voting securities of the Company or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any voting securities of the Company, or any material portion of the assets or liabilities, including without limitation, debt securities or syndicated loans, of the Company;

(b)    make, or in any way knowingly participate in, directly or indirectly, alone or in concert with others (including, but not limited to, participation by use of or in coordination with a universal proxy card), any “solicitation” of “proxies” to vote (as such terms are used in the proxy rules of the Commission promulgated pursuant to Section 14 of the Exchange Act) or knowingly seek to advise or knowingly influence in any manner whatsoever any Person with respect to the voting of any voting securities of the Company, or otherwise become a “participant” in a “solicitation,” as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Exchange Act, to vote any securities of the Company (including, but not limited to, initiating, encouraging or participating in any “withhold” or similar campaign);

(c)    form, join, maintain or in any way knowingly participate in a “group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Company with respect to matters prohibited by this Section 4.22;

(d)    acquire, offer to acquire, seek to acquire or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise, (i) all or substantially all of the assets, tangible or intangible, of the Company or any of its subsidiaries, (ii) direct or indirect rights, warrants or options to acquire all or substantially all of the assets of the Company or any of its subsidiaries, except for such assets as are then being offered for sale by the Company;

(e)    arrange, or in any way knowingly participate, directly or indirectly, in any financing for the purchase of any voting securities of the Company or any securities convertible into or exchangeable or exercisable for any voting securities or assets of the Company, except for such assets as are then being offered for sale by the Company;

(f)    otherwise act, alone or in concert with others, to knowingly seek to propose to the Company or any of its shareholders, or indicate an interest in, any merger, business combination, form of tender or exchange offer for any voting securities of the Company, restructuring, recapitalization or other transaction to or with the Company or otherwise seek, alone or in concert with others, to control, change or influence the management, board of directors or policies of the Company or nominate any Person as a director who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the shareholders of the Company;

(g)    make any request or proposal to amend, waive or terminate any provision of this Section 4.22, unless such request or proposal would not be reasonably likely to result in a violation of clause (h) of this Section 4.22; or

(h)    take any action that would reasonably result in the Company being required under applicable law to make a public announcement regarding any of the matters referred to in clauses (a) through (g) of this Section 4.22, or announce an intention to do, or enter into any arrangement or understanding or discussions with or advice, knowingly assist or knowingly encourage others to do, any of the actions restricted or prohibited under such clauses (a) through (g) of this this Section 4.22.

provided, however, that nothing in this Section 4.22 will limit (1) such Purchaser’s or its Affiliates’ ability to transfer (subject to Section 4.1) or convert shares of Series B Preferred Stock into Common Stock or Non-Voting Common Stock (subject to applicable provisions in the Series B Preferred Stock Statement with Respect to Shares), (2) Castle Creek’s or its Affiliates’ ability to exercise the Warrant pursuant to the terms of the Warrant Agreement or exercise its rights pursuant to Section 4.18 and Section 4.19, (3) such Purchaser’s or its Affiliates’ ability to confidentially request a waiver of the provisions of this Section 4.22 to privately make and submit to the Board any offer or proposal that is intended by such Purchaser to be made and submitted on a non-publicly disclosed or announced basis (and would not reasonably be expected to require public disclosure by any Person) or (4) the ability of the Board Representative to vote or otherwise exercise his or her legal duties or otherwise act in his or her capacity as a member of the Board.

Section 4.23    Voting. Each Purchaser agrees that from the Closing Date until, and through the conclusion of, the first annual meeting of the Company’s shareholders following the Closing Date for the election of directors, such Purchaser shall, at each meeting of the shareholders of the Company and at every postponement or adjournment thereof, take such action as may be required so that all of the shares of Common Stock owned, directly or indirectly, of record or beneficially by such Purchaser and entitled to vote at such meeting of stockholders are voted (i) in favor of each director nominated or recommended by the Board for election at any such meeting, and against the removal of any director who has been elected following nomination or recommendation by the Board; and (ii) against any shareholder nomination for director that is not approved by the Board. In furtherance of the foregoing, each Purchaser shall be present, in person or by proxy, at all meetings of the shareholders of the Company so that all shares of Common Stock beneficially owned by such Purchaser may be counted for the purposes of determining the presence of a quorum and voted in accordance with this Section 4.23 at such meetings (including at any adjournments or postponements thereof).

Section 4.24    Most Favored Nation. During the period from the date of this Agreement through the Closing Date, neither the Company nor any of its Subsidiaries shall enter into any additional, or modify any existing, agreements with any existing or future investors in the Company or any of its Subsidiaries that have the effect of establishing rights or otherwise benefiting such investor in a manner materially more favorable, taken as a whole, to such investor than the rights and benefits established in favor of Castle Creek and CPV by this Agreement, unless, in any such case, Castle Creek and CPV have been provided with such rights and benefits.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

Section 5.1    Conditions Precedent to the Obligations of the Purchasers to Purchase Shares. The obligation of each Purchaser to acquire Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any of which (other than any required regulatory approvals, the receipt of which cannot be waived) may be waived by such Purchaser (as to itself only):

(a)    Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.1 (other than the Fundamental Representations) shall be true and correct (when read without any exception or qualification as to materiality, Material Adverse Effect or similar qualifiers) as of the Closing Date as though made on the Closing Date, except to the extent that the failure of any such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect, and (ii) the Fundamental Representations of the Company set forth in Section 3.1 shall be true and correct as of the Closing Date as though made on the Closing Date (other than any de minimis inaccuracies); provided, that, in the case of clauses (i) and (ii), the reference to “as though made on the Closing Date” shall, for those representations and warranties that are specifically made as of a particular date, be deemed to mean “as though made on such date”.

(b)    Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, or promulgated by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents or restricts such Purchaser or any of such Purchaser’s Affiliates from owning or voting any securities of the Company issued pursuant to Transaction Documents in accordance with the terms thereof (other than any such prohibition arising from any breach of a representation or warranty of such Purchaser hereunder or in the Accredited Investor Questionnaire).

(d)    Regulatory Approval. Any consents or non-objections from any state or federal bank regulatory authority that governs the Company or the Bank necessary for consummation of the purchase and sale of the Shares shall have been obtained.

(e)    Series B Preferred Stock Statement with Respect to Shares. The Company shall have filed with the Department of State of the Commonwealth of Pennsylvania (and the Department of State of the Commonwealth of Pennsylvania shall have issued a certificate evidencing the filing of) the Series B Preferred Stock Statement with Respect to Shares.

(f)    Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(g)    Minimum Gross Proceeds. The Company shall receive at the Closing aggregate gross proceeds from the sale of Shares of at least $125,000,000 pursuant to this Agreement (including, for the avoidance of doubt, sales of Shares to the Additional Purchasers).

(h)    Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.10 herein.

(i)    Ownership Limitation. The purchase of Shares and Warrants by such Purchaser shall not (i) cause such Purchaser or any of its Affiliates to violate any banking law or regulation, (ii) except for the PA Regulatory Approval, require such Purchaser or any of its Affiliates to file a prior notice under the CIBC Act, or otherwise seek prior approval or non-objection of any banking regulator, (iii) require such Purchaser or any of its Affiliates to become a bank holding company or otherwise serve as a source of strength for the Company or any Bank, (iv) cause such Purchaser or any of its Affiliates to become subject to regulation by the Federal Reserve or the PDBS under applicable Pennsylvania banking Laws or (v) cause such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any banking regulation or Law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Purchaser and such other Persons) would represent more than 9.9% of any class of voting securities of the Company outstanding at such time.

(j)    Non-Control Determination. Each Purchaser shall have received, in its reasonable and good faith discretion, satisfactory feedback from the Federal Reserve and the PDBS (which may be the absence of any communication from the Federal Reserve and/or PDBS) that it will not have “control” of the Company or the Bank for purposes of the BHCA or any applicable Pennsylvania Laws and that no notice is required under the CIBC Act (or a notice has been submitted and such Purchaser has not received any objection after the expiration or earlier termination of any applicable waiting period).

(k)    Burdensome Condition. Since the date hereof, there shall have been imposed any Burdensome Condition.

(l)    Material Adverse Effect. No Material Adverse Effect shall have occurred and be continuing since the date of this Agreement.

(m)    No Change in Control. The Company shall not have agreed to enter into or entered into (A) any agreement or transaction in order to raise capital, or (B) any transaction that resulted in, or would result in if consummated, a Change in Control of the Company, in each case, other than in connection with the transactions contemplated by the Transaction Documents.

(n)    Well-Capitalized Status. After the Closing and the consummation of the transactions contemplated by this Agreement, (A) the Bank’s capital levels shall exceed the specific quantitative capital requirements necessary to be deemed “well capitalized” as defined in 12 C.F.R. § 324.403(b)(1); (B) the Company’s capital levels shall exceed the specific quantitative capital requirements necessary to be deemed “well capitalized” as defined in 12 C.F.R. §§ 225.2(r); (C) the Company and the Bank shall meet or exceed all specific quantitative capital requirements stated in any written agreement, order, understanding or undertaking with the Federal Reserve, the FDIC, or the PDBS, as applicable; (D)  subject to any regulatory limitations, the Common Shares and Non-Voting Common Stock shall qualify as “Common Equity Tier 1 capital” under 12 C.F.R. Section 217.20(b) and the Series B Preferred Stock shall qualify as “Additional Tier 1 capital” under 12 C.F.R. Section 217.20(c); and (E) the Company’s capital structure will otherwise comply with the “predominance” of voting common equity provisions of 12 C.F.R. Part 225, Appendix A.

(o)    Non-Performing Assets. As of the end of the month immediately prior to the Closing, total nonperforming assets shall not have increased more than twenty percent (20%) over total nonperforming assets as of December 31, 2022.

Section 5.2    Conditions Precedent to the Obligations of the Company to sell Shares. The Company’s obligation to sell and issue the Shares to each Purchaser at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)    Representations and Warranties. The representations and warranties made by such Purchaser in Section 3.2 hereof shall be true and correct in all material respects as of the Closing Date, except for such representations and warranties that speak as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date.

(b)    Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)    Regulatory Approval. Any consents or non-objections from any state or federal bank regulatory authority that governs the Company or the Bank necessary for consummation of the purchase and sale of the Shares shall have been obtained.

(e)    Purchasers Deliverables. Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(f)    Minimum Gross Proceeds. The Company shall receive at the Closing aggregate gross proceeds from the sale of Shares of at least $125,000,000 pursuant to this Agreement (including, for the avoidance of doubt, sales of Shares to the Additional Purchasers).

ARTICLE VI

MISCELLANEOUS

Section 6.1    Fees and Expenses. At the Closing or upon the termination of this Agreement with respect to Castle Creek pursuant to Section 6.10 (other than Section 6.10(a)(v)), the Company shall reimburse Castle Creek and its Affiliates for all reasonable fees and expenses, which reimbursement shall not exceed $100,000, incurred by Castle Creek and/or its Affiliates in connection with due diligence efforts, legal fees (including the legal fees of Sidley Austin LLP) and undertaking of the transactions contemplated by the Transaction Documents (including the preparation, negotiation and review of definitive documentation and regulatory filings, travel expenses and other disbursements). In addition, the Company shall pay the cost (up to an aggregate maximum of $275,000) of (a) the independent loan review obtained by the Company from Gateway Asset Management Company, LLC, (b) the review of the asset and liability position of the Bank obtained by the Company from Performance Trust Capital Partners and (c) Castle Creek Compass’ operational review in each case notwithstanding whether the transactions contemplated by this Agreement are consummated. Except as set forth above, the parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The Company shall pay all Transfer Agent fees, stamp taxes and other transfer taxes and duties levied in connection with the Company’s sale and issuance of the Securities to the Purchasers.

Section 6.2    Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other parties such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

Section 6.3    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via e‑mail (provided the sender receives e‑mail notification or confirmation of receipt of an e‑mail transmission) at the e‑mail address specified in this Section 6.3 prior to 5:00 p.m., Eastern time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via e‑mail at the e‑mail address specified in this Section 6.3 on a day that is not a Trading Day or later than 5:00 p.m., Eastern time, on any Trading Day, (c) if sent by U.S. nationally recognized overnight courier service with next day delivery specified (receipt requested) the Trading Day following delivery to such courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Republic First Bancorp, Inc. 50 South, 16th Street, Suite 2400 Philadelphia, PA 19102 Attention: Michael W. Harrington Email:

With a copy to:	Vinson & Elkins L.L.P. 2001 Ross Avenue, Suite 3900 Dallas, Texas 75201 Attention: Alan Bogdanow; Michael Gibson Email:

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Section 6.4    Amendments; Waivers; No Additional Consideration. No amendment or waiver of any provision of this Agreement will be effective unless made in writing and signed by a duly authorized representative of the Company and duly authorized representatives of Purchasers representing a majority of the Subscription Amount of the Purchasers at the time of such amendment or waiver. No waiver of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Shares.

Section 6.5    Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

Section 6.6    Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchasers. Except as otherwise provided in Section 4.18 and Section 4.19, any Purchaser may assign its rights (together with its obligations) hereunder in whole or in part to any investment fund that is an Affiliate of such Purchaser in compliance with the Transaction Documents and applicable Law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchasers” and/or “Castle Creek” (as applicable).

Section 6.7    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than, solely with respect to the provisions of Section 4.6, the Purchaser Parties.

Section 6.8    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the internal Laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed entirely within such Commonwealth. Each party agrees that all Proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall occur, on an exclusive basis, in the Court of Common Pleas of Delaware County, Pennsylvania, the Court of Common Pleas of Montgomery County, Pennsylvania, or the United States District Court for the Eastern District of Pennsylvania (the “Pennsylvania Courts”). Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the Pennsylvania Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Pennsylvania Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.9    Survival. The representations, warranties, agreements, and covenants contained herein shall survive the Closing, the delivery of the Shares, the exercise of the Warrants and the conversion of Series B Preferred Stock into Common Stock or Non-Voting Common Stock as follows: (i) the representations and warranties of the Company set forth in Section 3.1(a) (excluding the last sentence thereof), Section 3.1(b) (excluding the last two sentences thereof), Section 3.1(c) (excluding the last sentence thereof), Section 3.1(d)(i), Section 3.1(f) (excluding the last sentence thereof), Section 3.1(g), and Section 3.1(u) (collectively, the “Fundamental Representations”) shall survive for three years after the Closing, (ii) all other representations and warranties of the Company set forth in Section 3.1 shall survive for a period of 12 months following the Closing, (iii) the representations and warranties of the Purchasers set forth in Section 3.2(a) and Section 3.2(i) shall survive for three years after the Closing, and (iv) all other representations and warranties of the Purchasers set forth in Section 3.2 shall survive for a period of 12 months following the Closing.

Section 6.10    Termination.

(a)    This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing:

(i)    by mutual written agreement of the Company and any Purchaser (with respect to itself only);

(ii)    by the Company or any Purchaser (with respect to itself only) upon written notice to the other parties, in the event that the Closing has not been consummated on or prior to 5:00 p.m., Eastern Time, on the Outside Date; provided, that the right to terminate this Agreement pursuant to this Section 6.10(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the primary cause of the failure of the Closing to occur on or prior to such date;

(iii)    by the Company or any Purchaser, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(iv)    by any Purchaser (with respect to itself only), upon written notice to the Company, if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that (i) a closing condition in Section 5.1(a) or Section 5.1(b) would not be satisfied and (ii) such breach or failure of a representation or warrant to be true is not capable of being cured or, if capable of being cured, has not been cured prior to the earlier of (A) ten (10) days following written notice of such breach from the Company to the Purchaser and (B) the Outside Date;

(v)    by the Company (with respect to a Purchaser), upon written notice to such Purchaser, if there has been a breach of any representation, warranty, covenant or agreement made by such Purchaser in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that (i) a closing condition in Section 5.2(a) or Section 5.2(b) would not be satisfied and (ii) such breach or failure of a representation or warrant to be true is not capable of being cured or, if capable of being cured, has not been cured prior to the earlier of (A) ten (10) days following written notice of such breach from the Company to such Purchaser and (B) the Outside Date;

(vi)    by the Company or Castle Creek, upon written notice to the other parties, if the Company has entered into a binding written agreement with respect to a Superior Proposal in compliance with Section 4.15; or

(vii)    by any Purchaser, upon written notice to the Company, if such Purchaser or any of its Affiliates receives written notice from or is otherwise advised by the Federal Reserve or the PDBS that the Federal Reserve or the PDBS will not grant (or intends to rescind if previously granted) any of the confirmations or determinations referred to in Section 5.1(i).

(b)    In the event of a termination pursuant to this Section 6.10, the Company shall promptly notify all non-terminating Purchasers.

(c)    Termination Fee and Redemption.

(i)    If the Company or Castle Creek terminates this Agreement pursuant to Section 6.10(a)(vi), the Company shall pay or cause to be paid to each Purchaser by wire transfer of immediately available funds to an account designated by such Purchaser in writing to the Company a sum equal to three percent (3%) of the Purchase Price committed to be paid by such Purchaser pursuant to this Agreement (in the aggregate, the “Termination Fee”). The amount of the Termination Fee shall be in addition to any amount payable by the Company to Purchaser pursuant to Section 6.1 or Section 6.10(c)(iii).

(ii)    In the event that (i) during the term of this Agreement (but prior to the Closing) a third party shall have made a proposal with respect to an Acquisition Transaction, which proposal has been publicly disclosed or has been made known to senior management of the Company, or any person shall have publicly announced or made known to senior management of the Company an intention (whether or not conditional) to make a proposal with respect to an Acquisition Transaction and (ii) the Company enters into an agreement, arrangement or understanding with respect to any such Acquisition Transaction or consummates any such Acquisition Transaction within twelve (12) months following any termination of this Agreement pursuant to Section 6.10(a)(vi), the Company shall pay or cause to be paid to Purchasers by wire transfer of immediately available funds to an account designated by Purchasers in writing to the Company the Termination Fee within one (1) Business Day of the Company’s entry into any such agreement, arrangement or understanding or consummation of any such Acquisition Transaction.

(iii)    The parties acknowledge that the agreements contained in this Section 6.10(c) are an integral part of the transactions contemplated by this Agreement, and that without these agreements, they would not enter into this Agreement; accordingly, if the Company fails to pay or cause to be paid promptly any fee payable by it pursuant to this Section 6.10(c), then the Company shall pay or cause to be paid to Purchasers their respective reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees) in connection with collecting such fee, together with interest on the amount of the fee at the prime rate of Citibank, N.A. from the date such payment was due under this Agreement until the date of payment. The parties also acknowledge that any Termination Fee paid or payable pursuant to this Section 6.10(c) is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Purchasers in the circumstances in which such amount is payable.

Section 6.11    Effects of Termination. In the event of any termination of this Agreement as provided in Section 6.10, this Agreement (other than Section 4.6 and this Article VI, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided, that nothing herein shall be deemed to release any party from any liability for any material breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

Section 6.12    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e‑mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 6.13    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 6.14    Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

Section 6.15    Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, each of the Purchasers and the Company may be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance any requirement for the securing or posting of any bond or other security in connection with any such remedy.

Section 6.16    Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any Law (including, without limitation, any bankruptcy Law, state or federal Law, common Law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 6.17    Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and none of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. It is expressly understood and agreed that, except as otherwise provided herein, each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

REPUBLIC FIRST BANCORP, INC.

By:	/s/ Thomas X. Geisel
Name: Thomas X. Geisel Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

CASTLE CREEK CAPITAL PARTNERS VII, LP By Castle Creek Capital Partners VII LLC, its general partner

By:	/s/ Sundeep Rana
Name:	Sundeep Rana
Title:	Managing Principal

Aggregate Purchase Price: $17,000,000

Aggregate Number of Shares of Common Stock to be Acquired at Closing:

Aggregate Number of Shares of Series B Preferred Stock to be Acquired at Closing:

Aggregate Number of Warrants to Purchase Series B Preferred Stock to be Acquired at Closing:

Address for Notice:

11682 El Camino Real, Suite 320 San Diego, CA 92130

Telephone No: (858) 756-8300

Facsimile No: (858) 756-8301

E-mail Address:

Attention:

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

CASTLE CREEK CAPITAL PARTNERS VIII, LP

By Castle Creek Capital Partners VIII LLC, its general partner

By:         /s/ Sundeep Rana
Name: Sundeep Rana
Title: Managing Principal

Aggregate Purchase Price: $30,000,000

Aggregate Number of Shares of Common Stock to be Acquired at Closing:

Aggregate Number of Shares of Series B Preferred Stock to be Acquired at Closing:

Aggregate Number of Warrants to Purchase Series B Preferred Stock to be Acquired at Closing:

Address for Notice:

         11682 El Camino Real, Suite 320
         San Diego, CA 92130

Telephone No: (858) 756-8300

Facsimile No: (858) 756-8301

E-mail Address

Attention:

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

CASTLE CREEK CAPITAL PARTNERS VIII, CO-INVESTMENT FUND B, LP

By Castle Creek Capital VIII LLC, its general partner

By:         /s/ Sundeep Rana
Name: Sundeep Rana
Title: Managing Principal

Aggregate Purchase Price: $13,725,000

Aggregate Number of Shares of Common Stock to be Acquired at Closing:

Aggregate Number of Shares of Series B Preferred Stock to be Acquired at Closing:

Aggregate Number of Warrants to Purchase Series B Preferred Stock to be Acquired at Closing:

Address for Notice:

         11682 El Camino Real, Suite 320
         San Diego, CA 92130

Telephone No: (858) 756-8300

Facsimile No: (858) 756-8301

E-mail Address

Attention:

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

CPV REPUBLIC INVESTMENT, LLC
By CPV Holdings II, LLC, its Managing Member

By:         /s/ Andrew B. Cohen
Name: Andrew B. Cohen
Title: Authorized Signatory

Aggregate Purchase Price:$30,000,000

Aggregate Number of Shares of Common Stock to be Acquired at Closing:

Aggregate Number of Shares of Series B Preferred Stock to be Acquired at Closing:

Address for Notice:

                  c/o Cohen Private Ventures, LLC
                  55 Hudson Yards, 5th floor
                  New York, NY 10001

Telephone No: (203) 890-2826

Facsimile No: N/A

E-mail Addresses:

___________________________________

Attention: Andrew B. Cohen; Nancy Hung;

   David Schaffer

[Signature Page to Securities Purchase Agreement]

EXHIBITS

Exhibit A:         Form of Registration Rights Agreement

Exhibit B:         Accredited Investor Questionnaire

Exhibit C:         [RESERVED]

Exhibit D:         Form of Secretary’s Certificate

Exhibit E:         Form of Officer’s Certificate

Exhibit F:         Form of VCOC Letter Agreement

Exhibit G:         Form of Series B Preferred Stock Statement with Respect to Shares

Exhibit H:         Form of Warrant Agreement

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

See attached

REPUBLIC FIRST BANCORP, INC.
REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [•], 2023, by and among Republic First Bancorp, Inc., a Pennsylvania corporation (the “Company”), and the purchaser(s) signatory hereto (each a “Registration Rights Purchaser” and collectively, the “Registration Rights Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of March 9, 2023, between the Company and each Registration Rights Purchaser (the “Purchase Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Registration Rights Purchasers agree as follows:

1.    Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 8(h).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

“Agreement” shall have the meaning set forth in the Preamble.

“Allowable Grace Period” shall have the meaning set forth in Section 5(d).

“Business Day” means a day other than a Saturday or Sunday or other day on which banks located in Pennsylvania are authorized or required by law to close.

“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, securities convertible into or exchangeable or exerciseable for any of its shares, interests, participations or other equivalents, partnership interests (whether general or limited), limited liability company interests, or equivalent ownership interests in or issued by such Person.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the voting common stock of the Company, par value $0.01 per share, and any securities into which such shares of voting common stock may hereinafter be reclassified.

“Company” shall have the meaning set forth in the Preamble.

Exhibit A ǀ Page 1

“Effective Date” means the date that the Registration Statement filed pursuant to Section 2(a) is first declared effective by the Commission.

“Effectiveness Deadline” means, with respect to the Initial Registration Statement or the New Registration Statement, the fifth (5th) Trading Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; provided, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business.

“Effectiveness Period” shall have the meaning set forth in Section 2(b).

“Event” shall have the meaning set forth in Section 2(c).

“Event Date” shall have the meaning set forth in Section 2(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Deadline” means, with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), the date that is thirty (30) months following the Closing Date, provided, that if the Filing Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline shall be extended to the next Business Day on which the Commission is open for business.

“FINRA” shall have the meaning set forth in Section 5(m).

“Grace Period” shall have the meaning set forth in Section 5(d).

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Holders’ Counsel” shall have the meaning set forth in Section 5(a).

“Indemnified Party” shall have the meaning set forth in Section 7(c).

“Indemnifying Party” shall have the meaning set forth in Section 7(c).

“Initial Registration Statement” means shall have the meaning set forth in Section 2(a).

“Liquidated Damages” shall have the meaning set forth in Section 2(c).

“Losses” shall have the meaning set forth in Section 7(a).

“New Registration Statement” shall have the meaning set forth in Section 2(a).

“Non-Responsive Holder” shall have the meaning set forth in Section 8(d).

Exhibit A ǀ Page 2

“Non-Voting Common Stock” means the Company’s non-voting common stock, par value $0.01 per share, into which the Series B Preferred Stock is convertible following approval by the Company’s stockholders of the Non-Voting Common Stock Statement with Respect to Shares.

“Other Securities” means shares of Common Stock, Preferred Stock, Non-Voting Common Stock, or shares of other Capital Stock or other securities of the Company which are contractually entitled to registration rights or Capital Stock which the Company is registering pursuant to a Registration Statement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Registration” shall have the meaning set forth in Section 3(a).

“Principal Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” shall have the meaning set forth in the Recitals.

“Registrable Securities” means all of the Shares, the Underlying Shares and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Shares or the Underlying Shares, provided that Shares or the Underlying Shares shall cease to be Registrable Securities upon the earliest to occur of the following:  a sale pursuant to a Registration Statement (in which case only such securities sold shall cease to be Registrable Securities);  becoming eligible for sale without time, volume or manner of sale restrictions by the Holders under Rule 144;  if such Shares or Underlying Shares have ceased to be outstanding; or (D) if such Shares or Underlying Shares are sold in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 8(k).

“Registration Rights Purchaser” or “Registration Rights Purchasers” shall have the meaning set forth in the Preamble.

“Registration Statements” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation the Initial Registration Statement, the New Registration Statement and any Remainder Registration Statements), amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

Exhibit A ǀ Page 3

“Remainder Registration Statement” shall have the meaning set forth in Section 2(a).

“Requested Information” shall have the meaning set forth in Section 8(d).

“Required Registration Statement” means any Initial Registration Statement, New Registration Statement or Remainder Registration Statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule thereto.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule thereto.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule thereto.

“SEC Guidance” means  any publicly-available written guidance, comments, requirements or requests of the Commission staff and  the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series B Preferred Stock” means the Company’s Series B Convertible Perpetual Preferred Stock, par value $0.01 per share, and any securities into which such shares of Series B Convertible Perpetual Preferred Stock may hereinafter be reclassified.

“Shares” means the shares of Common Stock and Series B Preferred Stock issued or issuable to the Registration Rights Purchaser pursuant to the Purchase Agreement.

“Shelf Offering” shall have the meaning set forth in Section 4(a).

“Take-Down Notice” shall have the meaning set forth in Section 4(a).

“Trading Day” means  a day on which the Common Stock is listed or quoted and traded on its Principal Market (other than the OTC Bulletin Board), or  if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or  if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group, Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

Exhibit A ǀ Page 4

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Underlying Shares” means the shares of Common Stock and Non-Voting Common Stock into which the Series B Preferred Stock is convertible.

2.            Mandatory Registration.

(a)    On or prior to the Filing Deadline, the Company shall, following the written request of either (x) Castle Creek or (y) the Registration Rights Purchasers then holding at least a majority of the Shares then held by Registration Rights Purchasers, prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Company may reasonably determine (the “Initial Registration Statement”). Notwithstanding the registration obligations set forth in this Section 2, in the event that  the Company’s counsel determines that all such Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement prior to filing the Initial Registration Statement, or  the Commission informs the Company that all such Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly  inform each of the Holders thereof and, as applicable, file the Initial Registration Statement, or use reasonable and customary efforts to file amendments to the Initial Registration Statement as required by the Commission and/or  withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in each case covering the maximum number of such Registrable Securities permitted to be registered thereon, on such form available to the Company to register for resale the Registrable Securities as a secondary offering. Notwithstanding any other provision of this Agreement, if the opinion of the Company’s counsel or any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering, the number of Registrable Securities to be registered on such Registration Statement will be reduced pro rata on the basis of the aggregate number of Registrable Securities owned by each applicable Holder, and under such circumstances, the Company will not be subject to the payment of Liquidated Damages in Section 2(c). In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (A) or (B) above, the Company will use reasonable and customary efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on such form available to the Company to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”). No Holder shall be named as an “underwriter” in any Registration Statement without such Holder’s prior written consent.

Exhibit A ǀ Page 5

(b)    The Company shall use reasonable and customary efforts to cause each Required Registration Statement to be declared effective by the Commission as soon as practicable, and, with respect to the Initial Registration Statement or the New Registration Statement, as applicable, no later than the Effectiveness Deadline, and shall use reasonable and customary efforts to keep each Required Registration Statement continuously effective under the Securities Act until the earlier of  such time as all of the Registrable Securities covered by such Required Registration Statement have been sold by the Holders;  the date that all Registrable Securities covered by such Required Registration Statement may be sold by the Holders without volume or manner of sale restrictions under Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent; (iii) the date such Registrable Securities have ceased to be outstanding; or (iv) the date such Registrable Securities are sold in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 8(k) (such time period, the “Effectiveness Period”). The Company shall request effectiveness of a Required Registration Statement as of 4:00 p.m., Philadelphia time, on a Trading Day. The Company shall promptly notify the Holders via facsimile or electronic mail of a “.pdf” format data file of the effectiveness of a Registration Statement within one (1) Business Day of the Effective Date, unless already available on the Commission’s EDGAR site or successor system. The Company shall file a final Prospectus for a Required Registration Statement with the Commission, as required by Rule 424(b) as promptly as reasonably practicable following the Effective Date.

(c)    If: (i) the Initial Registration Statement is not filed with the Commission on or prior to the Filing Deadline, (ii) the Initial Registration Statement or the New Registration Statement, as applicable, is not declared effective by the Commission (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline, or (iii) after its Effective Date, (A) such Registration Statement ceases to be effective for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), to remain continuously effective as to all Registrable Securities for which it is required to be effective, or (B) the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities (other than during an Allowable Grace Period), (iv) a Grace Period applicable to a Required Registration Statement exceeds the length of an Allowable Grace Period, or (v) after the Filing Deadline, and only in the event a Registration Statement is not effective or available to sell all Registrable Securities, the Holders are unable to sell Registrable Securities without restriction under Rule 144, (any such failure or breach in clauses (i) through (v) above being referred to as an “Event,” and, for purposes of clauses (i), (ii), (iii) or (v), the date on which such Event occurs, or for purposes of clause (iv) the date on which such Allowable Grace Period is exceeded, being referred to as an “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on the first such Event Date, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to 5.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities held by such Holder on the Event Date. The parties agree that notwithstanding anything to the contrary herein or in the Purchase Agreement, no Liquidated Damages shall be payable (i) if as of the relevant Event Date, the Registrable Securities may be sold by the Holders without volume or manner of sale restrictions under Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent, (ii) to a Holder causing an Event that relates to or is caused by any action or inaction taken by such Holder, (iii) to a Holder in the event it is unable to lawfully sell any of its Registrable Securities (including, without limitation, in the event a Grace Period exceeds the length of an Allowable Grace Period) because of possession of material non-public information or (iv) with respect to any period after the expiration of the Effectiveness Period (it being understood that this clause shall not relieve the Company of any Liquidated Damages accruing prior to the expiration of the Effectiveness Period). If the Company fails to pay any Liquidated Damages pursuant to this Section 2(c) in full within ten (10) Business Days after the date payable, the Company will pay interest on the amount of Liquidated Damages then owing to the Holder at a rate of 0.5% per month on an annualized basis (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. With respect to a Holder, the Effectiveness Deadline for a Required Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Company’s failure to obtain the effectiveness of the Registration Statement on a timely basis results from the failure of such Holder to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act (in which case the Effectiveness Deadline would be extended with respect to Registrable Securities held by such Registration Rights Purchaser).

Exhibit A ǀ Page 6

3.            Piggyback Registration.

(a)    If the Company intends to file a Registration Statement covering a primary or secondary offering of any of its Common Stock, Series B Preferred Stock, Non-Voting Common Stock or Other Securities, whether or not the sale for its own account, which is not (i) a registration solely to implement an employee benefit plan pursuant to a registration statement on Form S-8 (or successor form), (ii) a registration statement on Form S-4 (or successor form) or a transaction to which Rule 145 or any other similar rule of the Commission is applicable, (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (iv) a registration in which the only Capital Stock being registered is Capital Stock issuable upon conversion of debt securities that are also being registered (each of clause (i), (ii), (iii) and (iv), an “Exempted Registration”), the Company will promptly (and in any event at least ten (10) Business Days before the anticipated filing date) give written notice to the Holders of its intention to effect such a registration. The Company will, subject to Section 3(b), effect the registration under the Securities Act of all Registrable Securities that the Holder(s) request(s) be included in such registration (a “Piggyback Registration”) by a written notice delivered to the Company within five (5) Business Days after the notice given by the Company in the preceding sentence. Subject to Section 3(b), securities requested to be included in a Company registration pursuant to this Section 3 shall be included by the Company on the same form of Registration Statement as has been selected by the Company for the securities the Company is registering for sale referred to above. The Holders shall be permitted to withdraw all or part of the Registrable Securities from the Piggyback Registration at any time at least two (2) Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration (the “Piggyback Registration Statement”). If the Company elects to terminate any registration filed under this Section 3 prior to the effectiveness of such registration, the Company will have no obligation to register the securities sought to be included by the Holders in such registration under this Section 3. There shall be no limit to the number of Piggybank Registrations pursuant to this Section 3(a).

Exhibit A ǀ Page 7

(b)    If a Registration Statement under this Section 3 relates to an underwritten offering and the managing underwriter(s) advise(s) the Company that in its or their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or Prospectus only such number of securities that in the reasonable opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority:  first, the Common Stock and other securities the Company proposes to sell,  second, the Registrable Securities of the Holders who have requested inclusion of Registrable Securities pursuant to this Section 3, pro rata on the basis of the aggregate number of such securities or shares owned by each such person, or as such Holders may otherwise agree, and  third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement. The Company shall select the investment banking firm or firms to act as the lead underwriter or underwriters in connection with an underwritten offering made pursuant to this Section 3. No Holder may participate in any underwritten registration under this Section 3 unless such Holder  agrees to sell the Registrable Securities it desires to have covered by the underwritten offering on the basis provided in any underwriting arrangements in customary form and  completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

4.            Underwritten Shelf Offerings.

(a)    At any time that a shelf registration statement covering Registrable Securities pursuant to Section 2 or Section 3 is effective, if any Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the shelf registration statement (a “Shelf Offering”), then the Company shall amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account the inclusion of Registrable Securities by any other Holders pursuant to this Section 4(a)). In connection with any Shelf Offering, including any Shelf Offering that is an underwritten offering, such proposing Holder(s) shall also deliver the Take-Down Notice to all other holders of Registrable Securities included on such shelf Registration Statement and permit each such Holder to include its Registrable Securities included on the shelf Registration Statement in the Shelf Offering if such holder notifies the proposing Holder(s) and the Company within five days after delivery of the Take-Down Notice to such Holder.

(b)    The Company shall have no obligation to effect an underwritten offering under this Section 4 on behalf of the holders of Registrable Securities electing to participate in such offering unless the expected gross proceeds from such offering exceed $20,000,000. If a Shelf Offering of Registrable Securities included in a Required Registration Statement is to be conducted as an underwritten offering, then the Holders of the majority of the Registrable Securities included in a Required Registration Statement shall select the investment banking firm or firms to act as the lead underwriter or underwriters in connection with such offering. Additionally, in no event shall the Company be required to engage in more than one such underwritten offering in any 365-day period.

Exhibit A ǀ Page 8

(c)    If, in connection with any such underwritten offering, the managing underwriter(s) advise(s) the Company that in its or their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or Prospectus only such number of securities that in the reasonable opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority:  first, the Registrable Securities of the Holders who have requested registration of Registrable Securities pursuant to this Section 4, pro rata on the basis of the aggregate number of such securities or shares owned by each such person, or as the Holders may otherwise agree amongst themselves,  second, the Common Stock and other securities the Company proposes to sell, and  third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement. No Holder may participate in any underwritten registration under this Section 4 unless such Holder  agrees to sell the Registrable Securities it desires to include in the underwritten offering on the basis provided in any underwriting arrangements in customary form and  completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

(d)    In addition to Sections (a) and (b) of this Section 4, a Shelf Offering of Registrable Securities included on a Piggyback Registration Statement initiated by Holders shall be subject to the procedures set forth in Section 3(b).

5.            Registration Procedures.

In connection with the Company’s registration obligations hereunder:

(a)    the Company shall, not less than three (3) Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10 K, Quarterly Reports on Form 10-Q, proxy statements and Current Reports on Form 8 K and any similar or successor reports), furnish to one counsel designated by a majority of the outstanding Registrable Securities (“Holders’ Counsel”), copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the reasonable review of Holders’ Counsel; provided that each Holder shall have the right to review, prior to filing, its selling shareholder information. The Company shall not file any Registration Statement or amendment or supplement thereto containing information which Holders’ Counsel reasonably objects in good faith, unless the Company shall have been advised by its counsel that the information objected to is required under the Securities Act or the rules or regulations adopted thereunder.

Exhibit A ǀ Page 9

(b)     the Company shall use reasonable and customary efforts to prepare and file with the Commission such amendments, including post-effective amendments and supplements, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period (except during an Allowable Grace Period);  the Company shall use reasonable and customary efforts to cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424 (except during an Allowable Grace Period);  the Company shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Holders’ Counsel true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as “Selling Shareholders”; and  the Company shall comply in all material respects with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by a Registration Statement until such time as all of such Registrable Securities shall have been disposed of (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Holders thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; provided, that each Holder shall be responsible for the delivery of the Prospectus to the Persons to whom such Registration Rights Purchaser sells any of the Registrable Securities (including in accordance with Rule 172 under the Securities Act), and each Holder agrees to dispose of Registrable Securities in compliance with applicable federal and state securities laws. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 5(b)) by reason of the Company filing a report on Form 10 K, Form 10- Q or Form 8 K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission as promptly as practicable.

(c)    the Company shall notify the Holders (which notice shall, pursuant to clauses (ii) through (iv) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made, if applicable) as promptly as reasonably practicable following the day when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement has been filed with the Commission; and with respect to each Registration Statement or any post-effective amendment, when the same has become effective; of the issuance by the Commission or any other federal or state Governmental Entity of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading.

Exhibit A ǀ Page 10

(d)    Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the Commission, the Company may delay the disclosure of material non-public information concerning the Company if the disclosure of such information at the time is not, in the good faith judgment of the Company, in the best interests of the Company (such delay, a “Grace Period”). During the Grace Period, the Company shall not be required to maintain the effectiveness of any Registration Statement filed hereunder and, in any event, Holders shall suspend sales of Registrable Securities pursuant to such Registration Statements during the pendency of the Grace Period provided, the Company shall promptly  notify the Holders in writing of the existence of material non-public information giving rise to a Grace Period or the need to file a post-effective amendment, as applicable, and the date on which such Grace Period will begin,  use reasonable and customary efforts to terminate a Grace Period as promptly as practicable provided that such termination is, in the good faith judgment of the Company, in the best interest of the Company and  notify the Holders in writing of the date on which the Grace Period ends; provided, further, that, with respect to a Required Registration Statement only, no single Grace Period shall exceed forty-five (45) consecutive days, and during any three hundred sixty-five (365) day period, the aggregate of all Grace Periods shall not exceed an aggregate of ninety (90) days (each Grace Period complying with this provision being an “Allowable Grace Period”). For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Holders receive the notice referred to in clause (i) above and shall end on and include the later of the date the Holders receive the notice referred to in clause (iii) above and the date referred to in such notice; provided, that no Grace Period shall be longer than an Allowable Grace Period. Notwithstanding anything to the contrary, the Company shall use reasonable and customary efforts to cause the Transfer Agent to deliver unlegended Shares to a transferee of a Holder in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which a Holder has entered into an irrevocable contract for sale prior to the Holder’s receipt of the notice of a Grace Period and for which the Holder has not yet settled.

(e)    the Company shall use reasonable and customary efforts to avoid the issuance of, or, if issued, obtain the withdrawal of  any order suspending the effectiveness of a Registration Statement, or  any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(f)    the Company shall, if requested by a Holder, furnish to such Holder, without charge, at least one (1) conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR or successor system.

(g)    the Company agrees to promptly deliver to each Holder whose Registrable Securities are included in the applicable Registration Statement, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

Exhibit A ǀ Page 11

(h)    the Company shall, prior to any resale of Registrable Securities by a Holder, use reasonable and customary efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any general tax in any such jurisdiction where it is not then so subject or file a consent to service of process in any such jurisdiction.

(i)    the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, in order to expedite or facilitate the disposition of such Registrable Securities. In connection with any such permitted underwritten offering of Registrable Securities,   the Company shall  make such representations and warranties to the selling Holders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested,  use reasonable and customary efforts to furnish opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, addressed to each of the managing underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings,  use reasonable and customary efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings,  include within the underwriting agreement indemnification provisions and procedures customary in such underwritten offerings and  deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company,  each Holder shall not, during such period (which period shall in no event exceed one hundred and eighty (180) days, subject to any then customary “booster shot” extension (which extension shall not exceed thirty (30) days) following the effective date of any Registration Statement to the extent requested by any managing underwriter, sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities owned by it at any time during such period, except Registrable Securities included in such registration; provided that any release of Registrable Securities from such agreement shall be effected among the Holders on a pro rata basis according to the Registrable Securities then owned by them, and  the Company shall use reasonable and customary efforts to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to one hundred and eighty (180) days (subject to any then customary “booster shot” extensions) as may be requested by any managing underwriter. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

Exhibit A ǀ Page 12

(j)    the Company shall make available to the appropriate representatives of the selling Holders and lead underwriter(s) (such representatives, the “Inspectors”) access to such information (the “Records”) and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that, unless  the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement, or  the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this Section 5(j) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information (provided that the Company will use commercially reasonable efforts to provide such information by alternative means that would not cause the Company to forfeit attorney-client privilege (including, if appropriate, by redacting certain information)), or (B) the Company reasonably determines that such Records are confidential and so notifies the Inspectors in writing, unless prior to furnishing any information such selling Holders requesting such information agree, and causes each of its Inspectors to agree, to enter into a confidentiality agreement on terms reasonably acceptable to the Company; provided, further, that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company to the extent legally permitted and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

(k)    the Company shall, in the case of an underwritten offering, cause its officers to use reasonable and customary efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, by participation in “road shows”) if requested by the managing underwriter(s) and taking into account the Company’s business needs.

(l)    the Company shall following the occurrence of any event contemplated by Sections 5(c)(ii)-(iv), as promptly as reasonably practicable, as applicable:  use reasonable and customary efforts to prevent the issuance of any stop order or obtain its withdrawal at the earliest possible moment if the stop order have been issued, or  taking into account the Company’s good faith assessment of any adverse consequences to the Company and its shareholders of the premature disclosure of such event, prepare and file a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading.

Exhibit A ǀ Page 13

(m)    the Company may require each selling Holder to furnish to the Company a certified statement as to  the number of securities of the Company beneficially owned by such Holder and any Affiliate thereof,  any Financial Industry Regulatory Authority (“FINRA”) affiliations,  any natural persons who have the power to vote or dispose of the Common Stock and  any other information as may be requested by the Commission, FINRA, any state securities commission or any other government or regulatory body with jurisdiction over the Company or its activities.

(n)    the Company shall cooperate with any registered broker through which a Holder proposes to resell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by any such Holder and the Company shall pay the filing fee required for the first such filing (but not additional filings) within two (2) Business Days of the request therefore.

(o)    if the Company becomes eligible to use Form S-3 during the term of this Agreement, the Company shall use reasonable and customary efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(p)    if requested by a Holders’ Counsel, the Company shall  promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees (upon advice of counsel) is required to be included therein and  make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

(q)    Notwithstanding anything to the contrary herein, if the Company furnishes to Holders requesting a registration pursuant to this Section 2 or Section 3 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period.

Exhibit A ǀ Page 14

The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Holder who fails to furnish such information within a reasonable time after receiving such request.

6.         Registration Expenses. All fees and expenses incurred in connection with the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions, stock transfer taxes and fees of counsel for the Holders) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence that are the Company’s responsibility shall include, without limitation,  all registration and filing fees (including, without limitation, fees and expenses  with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading,  with respect to compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and  if not previously paid by the Company in connection with an issuer filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale,  printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement),  messenger, telephone and delivery expenses of the Company,  fees and disbursements of counsel for the Company,  Securities Act liability insurance, if the Company so desires such insurance,  fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and  those documented and out-of-pocket expenses of Castle Creek actually and reasonably incurred, including without limitation, reasonable attorneys’ fees (with respect to this clause (vii), not to exceed $50,000). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

Exhibit A ǀ Page 15

7.            Indemnification.

(a)    Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder and each of their respective officers, directors, agents, general partners, managing members, managers, Affiliates and employees, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, general partners, managing members, managers, agents and employees of such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable and documented attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon  any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or  any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that  such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder or on behalf of such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder or Holders’ Counsel expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto,  Holder’s failure to deliver or cause to be delivered the Prospectus or any amendment or supplement thereto made available by the Company in compliance with Section 8(g), or   in the case of an occurrence of an event of the type specified in Sections 5(c)(ii)-(iv), related to the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing or electronic mail that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated and defined in Section 8(h) below, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 7(c)) and shall survive the transfer to the Registrable Securities by the Holders.

(b)    Indemnification by Holders. Each Holder shall, notwithstanding any termination of this Agreement, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon  any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading  to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, or  to the extent, but only to the extent, that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder or Holders’ Counsel expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or  in the case of an occurrence of an event of the type specified in Sections 5(c)(ii)-(iv), to the extent, but only to the extent, related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 8(h), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected, or  Holder’s failure to deliver or cause to be delivered the Prospectus or any amendment or supplement thereto made available by the Company in compliance with Section 8(g). In no event shall the liability of any selling Holder hereunder, except in the case of fraud or gross negligence by such selling Holder, be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Exhibit A ǀ Page 16

(c)    Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of one (1) counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable and documented fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such written notice within a reasonable time of commencement of any such Proceeding shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party in its ability to defend such Proceeding.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties unless:  the Indemnifying Party has agreed in writing to pay such fees and expenses;  the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or  the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel in writing that a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party; provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys plus local counsel at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or unreasonably conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all documented and reasonable out-of-pocket fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 7(c)) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder.

Exhibit A ǀ Page 17

(d)    Contribution. If a claim for indemnification under Section 7(a) or 7(b) is unavailable to an Indemnified Party (other than in accordance with its terms) or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable and documented out-of-pocket fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 7(d) was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 7 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Purchase Agreement.

8.            Miscellaneous.

(a)    Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to seek specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages may not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement.

Exhibit A ǀ Page 18

(b)    Prohibition on Other Registrations. The Company agrees not to effect or initiate a registration statement for any public sale or distribution of any securities similar to those being registered pursuant to this Agreement, or any securities convertible into or exchangeable or exercisable for such securities (other than any Exempted Registration), during the fourteen (14) calendar days prior to, and during the sixty (60) calendar-day period beginning on, the effective date of any Registration Statement in which the Holders of Registrable Securities are participating (except as part of any such registration, if permitted).

(c)    Rule 144 Requirements. For so long as the Company is subject to the reporting requirements of the Exchange Act, the Company will use reasonable and customary efforts to timely file with the Commission such reports and information required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and as the Commission may require. The Company shall furnish to any Holder of Registrable Securities forthwith upon request a written statement as to its compliance with the reporting requirements of Rule 144 (or any successor exemptive rule), the Securities Act and the Exchange Act (at any time that it is subject to such reporting requirements); a copy of its most recent annual or quarterly report, unless already available on the Commission’s EDGAR site or successor system; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

(d)    Obligations of Holders and Others in a Registration. Each Holder agrees to timely furnish in writing such information regarding such Person, the securities sought to be registered and the intended method of disposition of the Registrable Securities held by it, as shall reasonably be required to effect the registration of such Registrable Securities (the “Requested Information”) and shall take such other action as the Company may reasonably request in connection with the registration, qualification or compliance or as otherwise provided herein. At least ten (10) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each holder of the information the Company requires from such Holder if such Holder elects to have any of such Holder’s Registrable Securities included in the Registration Statement. If at least five (5) Business Days prior to the filing date, the Company has not received the Requested Information from a Holder (a “Non-Responsive Holder”), then the Company may exclude from any Registration Statement the Registrable Securities of such Non-Responsive Holder.

(e)    Limitations on Subsequent Registration Rights. Without the consent of the Holders of a majority of the Registrable Securities, the Company will not enter into any agreements with any holder or prospective holder of any securities of the Company which would grant such holder or prospective holder registration rights with respect to the securities of the Company which would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration contemplated by Section 3.

(f)    Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

Exhibit A ǀ Page 19

(g)    Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 5(c)(ii)-(iv), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(h)    No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date hereof, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(i)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and Holders of a majority of the then outstanding Registrable Securities; provided that any such amendment, modification, supplement or waiver that materially, adversely and disproportionately effects the rights or obligations of any Holder vis-a-vis the other Holders shall require the prior written consent of such Holder.

(j)    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of  the date of transmission, if such notice or communication is delivered e mail (provided the sender receives e mail notification or confirmation of receipt of an e mail transmission, including an automatically generated confirmation of delivery) at the e mail address specified in this Section prior to 5:00 p.m., Philadelphia time, on a Trading Day,  the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., Philadelphia time, on any Trading Day,  the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or  upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Republic First Bancorp, Inc. 50 South 16th Street, Suite 2400 Philadelphia, PA 19102 Attention: Michael W. Harrington Email:

Exhibit A ǀ Page 20

With a copy to:	Vinson & Elkins L.L.P. 2001 Ross Avenue, Suite 3900 Dallas, Texas 75201 Attention: Alan Bogdanow; Michael Gibson Email:

If to a Registration Rights Purchaser:

To the address set forth under such Registration Rights Purchaser’s name on the signature page hereof or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(k)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign its rights (except by merger or in connection with another entity acquiring all or substantially all of the Company’s assets) or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities. The Holders may not assign their respective rights or obligations hereunder without the prior written consent of the Company; provided, that the rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by Castle Creek to any transferee of all or a portion of the Shares held by Castle Creek only if:  the transferee acquires, in the aggregate, at least one percent (1%) of the outstanding Common Stock,  Castle Creek agrees in writing with the transferee or assignee to assign such rights;  the Company is promptly furnished with written notice of  the name and address of such transferee or assignee and  the securities with respect to which such registration rights are being transferred or assigned;  at or before the time the Company received the written notice contemplated by clause (iii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein with respect to a Holder or Registration Rights Purchaser; and (v) such transferee is an investment fund Affiliate of Castle Creek.

(l)    Execution and Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature were the original thereof.

(m)    Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed entirely within such State. The parties hereby agree that all actions or proceedings arising out of or related to this Agreement shall be subject to the exclusive jurisdiction of the Court of Common Pleas of Delaware County, Pennsylvania, the Court of Common Pleas of Montgomery Country, Pennsylvania, or the United States District Court for the Eastern District of Pennsylvania. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

Exhibit A ǀ Page 21

(n)    Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(o)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their good faith reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(p)    Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

(q)    Independent Nature of Registration Rights Purchasers’ Obligations and Rights. The obligations of each Registration Rights Purchaser under this Agreement are several and not joint with the obligations of any other Registration Rights Purchaser hereunder, and no Registration Rights Purchaser shall be responsible in any way for the performance of the obligations of any other Registration Rights Purchaser hereunder. The decision of each Registration Rights Purchaser to purchase the Shares pursuant to the Purchase Agreement has been made independently of any other Registration Rights Purchaser. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Registration Rights Purchaser pursuant hereto or thereto, shall be deemed to constitute the Registration Rights Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Registration Rights Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Registration Rights Purchaser acknowledges that no other Registration Rights Purchaser has acted as agent for such Registration Rights Purchaser in connection with making its investment hereunder and that no Registration Rights Purchaser will be acting as agent of such Registration Rights Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Purchase Agreement. Each Registration Rights Purchaser shall be entitled to protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Registration Rights Purchaser to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Registration Rights Purchasers has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Registration Rights Purchasers and not because it was required or requested to do so by any Registration Rights Purchaser. It is expressly understood and agreed that, except as otherwise set forth herein, each provision contained in this Agreement is between the Company and a Registration Rights Purchaser, solely, and not between the Company and the Registration Rights Purchasers collectively and not between and among the Registration Rights Purchasers.

(r)    Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than as set forth or referred to herein and in the Purchase Agreement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit A ǀ Page 22

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

REPUBLIC FIRST BANCORP, INC. By: Name: Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NAME OF INVESTING ENTITY AUTHORIZED SIGNATORY By: Name: Title: ADDRESS FOR NOTICE c/o: Street: City/State/Zip: Attention: Tel: Fax: E-mail:

[Signature Page to Registration Rights Agreement]

EXHIBIT B

ACCREDITED INVESTOR QUESTIONNAIRE
(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To: Republic First Bancorp, Inc.

This Accredited Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale by Republic First Bancorp, Inc., a Pennsylvania corporation (the “Company”), of shares of (i) common stock, par value $0.01 per share (the “Common Shares”), and (ii) the Series B Preferred Stock of the Company, par value $0.01 per share (the “Series B Preferred Shares”). The Common Shares and the Series B Preferred Shares shall be collectively referred herein to as the “Shares.” The Shares are being offered and sold by the Company without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(a)(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling Shares to such investor. The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Shares will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Shares.

INSTRUCTIONS

Please answer all questions with respect to the actual individual or entity that will make the contemplated investment. Please print or type all responses and attach additional sheets of paper if necessary to complete answers to any item. If the answer to any question is “none” or “not applicable,” please so indicate. The Company will not accept an incomplete Questionnaire.

Please return your completed and signed Questionnaire, and verification materials, as soon as practicable to the Company. Please notify the Company promptly of any change in the information provided in response to the Questionnaire that may occur after submitting the Questionnaire.

Exhibit B | Page 1

PART A.         BACKGROUND INFORMATION

Name of Beneficial Owner of the Shares:
Business Address:
(Number and Street)

(City)	(State)	(Zip Code)
Telephone Number: ( )

If a corporation, partnership, limited liability company, trust or other entity:
Type of entity:
Were you formed for the purpose of investing in the securities being offered?
Yes ☐ No ☐
If an individual:
Residential Address:
(Number and Street)

(City)	(State)	(Zip Code)
Telephone Number: ( )

Age: ________________	Citizenship: ________________	Where registered to vote: ________________
Set forth in the space provided below the state(s), if any, in the United States in which you maintained your residence during the past two years and the dates during which you resided in each state:

Are you a director or executive officer of the Company?
Yes ☐ No ☐
Social Security or Taxpayer Identification No.

PART B.         ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status.

You represent and warrant that you are an “Accredited Investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, and have initialed the applicable statements below pursuant to which you so qualify.

Exhibit B | Page 2

Please initial each category applicable to you as a Purchaser of Shares.

1.

A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

2.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

3.	An insurance company as defined in Section 2(a)(13) of the Securities Act;

4.	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

5.	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

6.

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

7.

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

8.	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

9.

An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, limited liability company, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

10.

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

11.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000 (see Note 11 below);

12.

A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

13.	An executive officer or director of the Company; and

14.

An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs only to this investor category in this paragraph (14), please (1) list the equity owners of the undersigned, and the investor category which each such equity owner satisfies below, and (2) have each equity owner fill out the Questionnaire. Please feel free to make copies of these pages for each equity owner.

Exhibit B | Page 3

Note 11.         For purposes of calculating net worth under paragraph (11):

(A)	The person’s primary residence shall not be included as an asset;

(B)

Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C)

Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

PART C.         COMMON BENEFICIAL OWNERSHIP WITH OTHER INVESTORS

Does the investor have any Affiliated Investors in the Company?

Yes ☐ No ☐

Has the investor agreed to act together with any other person for the purpose of acquiring, holding, voting or disposing of shares in the Company?

Yes ☐ No ☐

If either of the above questions was answered “Yes,” identify the Affiliated Investor or the investor with which you have agreed to act together: ______________________________________________________

For purposes of this Part C, the term “Affiliated Investor” means any investor (a) that is “acting is concert” (as defined in 12 CFR 215.41(b)(2)) with another investor or (b) any investor that is a member of the “immediate family” (as defined in 12 CFR 315.41(b)(3)) of another investor.

[SIGNATURE PAGE FOLLOWS]

Exhibit B | Page 4

A.         FOR EXECUTION BY AN INDIVIDUAL:

By
Date
Print Name:

B.         FOR EXECUTION BY AN ENTITY:

Entity Name:

By
Date

Print Name:

Title:

C.         ADDITIONAL SIGNATURES (if required by partnership, corporation or trust document):

Entity Name:

By
Date

Print Name:

Title:

By
Date
Print Name:

Title:

[Signature Page to Accredited Investor Questionnaire]

EXHIBIT D

FORM OF SECRETARY’S CERTIFICATE

The undersigned hereby certifies that [he/she] is the duly elected, qualified and acting Secretary of Republic First Bancorp, Inc., a Pennsylvania corporation (the “Company”), and that as such [he/she] is authorized to execute and deliver this certificate in the name and on behalf of the Company in connection with the Securities Purchase Agreement, dated as of March 9, 2023, by and among the Company and the investors party thereto (the “Purchase Agreement”), and further certifies in [his/her] official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

1.         Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting held on March 6, 2023. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.         Attached hereto as Exhibit B is a true, correct and complete copy of the Articles of Incorporation of the Company, together with any and all amendments thereto as in effect on the date hereof.

3.         Attached hereto as Exhibit C is a true, correct and complete copy of the bylaws of the Company and any and all amendments thereto as in effect on the date hereof.

4.         Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature
Thomas X. Geisel	President & Chief Executive Officer

IN WITNESS WHEREOF, the undersigned has hereunto set [his/her] hand as of this [•] day of [•], 2023.

[________]
Secretary

I, [________], [________] of the Company, hereby certify that [________] is the duly elected, qualified, and acting Secretary of the Company and that the signature set forth above is [his/her] true signature.

[________]
[________]

Exhibit D | Page 1

EXHIBIT A

RESOLUTIONS OF THE BOARD OF DIRECTORS

[See attached.]

Exhibit D | Page 2

EXHIBIT B

ARTICLES OF INCORPORATION

[See attached.]

Exhibit D | Page 3

EXHIBIT C

BYLAWS

[See attached.]

Exhibit D | Page 4

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE

The undersigned, the President and Chief Executive Officer of Republic First Bancorp, Inc., a Pennsylvania corporation (the “Company”), pursuant to Section 2.2(a)(iv) of the Securities Purchase Agreement, dated as of March 9, 2023, by and among the Company and the investors signatory thereto (the “Purchase Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Purchase Agreement):

1.

(i) The representations and warranties of the Company set forth in Section 3.1 of the Purchase Agreement (other than the Fundamental Representations) are true and correct (when read without any exception or qualification as to materiality, Material Adverse Effect or similar qualifiers) as of the Closing Date as though made on the Closing Date, except to the extent that the failure of any such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect, and (ii) the Fundamental Representations of the Company set forth in Section 3.1 of the Purchase Agreement are true and correct as of the Closing Date as though made on the Closing Date (other than any de minimis inaccuracies); provided, that, in the case of clauses (i) and (ii), the reference to “as though made on the Closing Date” shall, for those representations and warranties that are specifically made as of a particular date, be deemed to mean “as though made on such date”.

2.

The Company has performed, satisfied and complied in all material respects with all covenants, agreements, and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

3.	No Material Adverse Effect has occurred and is continuing since the date of the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate this [•] day of [•], 2023.

Thomas X. Geisel
President and Chief Executive Officer

Exhibit E | Page 1

EXHIBIT F

FORM OF VCOC LETTER AGREEMENT

REPUBLIC FIRST BANCORP, INC.
50 SOUTH 16TH STREET, SUITE 2400

PHILADELPHIA, PENNSYLVANIA 19102

[●], 2023

Castle Creek Capital Partners VII, LP

Castle Creek Capital Partners VIII, LP
11682 El Camino Real, Suite 320
San Diego, CA 92130

Re:	VCOC Management Rights

Dear Sir/Madam:

Reference is made to the Securities Purchase Agreement by and among Republic First Bancorp, Inc., a Pennsylvania corporation (the “Corporation”) and the investors party thereto, including Castle Creek Capital Partners VII, LP and Castle Creek Capital Partners VIII, LP, a Delaware limited partnership (together, the “VCOC Investor”), dated as of March 9, 2023 (the “Securities Purchase Agreement”), pursuant to which the VCOC Investor agreed to purchase from the Corporation shares of its voting common stock, par value $0.01 per share (the “Common Stock”), and shares of its Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”). Capitalized terms used herein without definition shall have the respective meanings in the Securities Purchase Agreement.

For good and valuable consideration acknowledged to have been received, the Corporation hereby agrees that it shall:

●

For so long as the VCOC Investor, directly or through one or more Affiliates, continues to hold any Common Stock, Series B Preferred Stock or Non-Voting Common Stock, provide the VCOC Investor or its designated representative with the governance rights set forth in the Securities Purchase Agreement;

●

For so long as the VCOC Investor, directly or through one or more Affiliates, continues to hold any Common Stock, Series B Preferred Stock or Non-Voting Common Stock, without limitation or prejudice of any of the rights provided to the VCOC Investor under the Securities Purchase Agreement or any other agreement or otherwise, provide the VCOC Investor or its designated representative with:

(i)         true and correct copies of all documents, reports, financial data and other information as the VCOC Investor may reasonably request (including information that is prepared for monthly meetings of the boards of directors of the Corporation and the Bank and/or related to the Corporation’s and/or Bank’s diversity, equity and inclusion statistics and efforts) and the right to visit and inspect any of the offices and properties of the Corporation and its subsidiaries and inspect the books and records of the Corporation and its subsidiaries at such times as the VCOC Investor shall reasonably request upon three (3) business days’ notice (but not more frequently than once per calendar quarter), provided, however, that such rights shall not extend to confidential bank supervisory communications, customer financial records or other “exempt records” as defined by 12 C.F.R. Part 309, or reports of examination of any national or state chartered insured bank, which information may only be disclosed by the Corporation or any subsidiary of the Corporation in accordance with the provisions and subject to the limitations of applicable law or regulation;

Exhibit F | Page 1

(ii)         consolidated balance sheets and statements of income and cash flows of the Corporation and its subsidiaries prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis (A) as of the end of each quarter of each fiscal year of the Corporation as soon as practicable after preparation thereof but in no event later than sixty (60) days after the end of such quarter, and (B) with respect to each fiscal year end statement, as soon as practicable after preparation thereof but in no event later than one hundred and twenty (120) days after the end of such fiscal year together with an auditor’s report thereon of a firm of established national reputation; and

(iii)         to the extent the Corporation or any of its subsidiaries is required by law or pursuant to the terms of any outstanding indebtedness of the Corporation or any subsidiary to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 or otherwise, actually prepared by the Corporation or any of its subsidiaries as soon as available;

provided, that, in each case, if the Corporation makes the information described in clauses (ii) and (iii) of this bullet point available through public filings on the EDGAR system or any successor or replacement system of the United States Securities and Exchange Commission, the delivery of the information shall be deemed satisfied by such public filings.

Make appropriate officers and directors of the Corporation, and its subsidiaries, available periodically and at such times as reasonably requested by the VCOC Investor for consultation with the VCOC Investor or its designated representative, but not more frequently than once per calendar quarter, with respect to matters relating to the business and affairs of the Corporation and its subsidiaries; and

If the VCOC Investor’s regular outside counsel determines in writing that other rights of consultation are reasonably necessary under applicable legal authorities promulgated after the date of this agreement to preserve the qualification of VCOC Investor’s investment in the Corporation as a “venture capital investment” for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i) (the “Plan Asset Regulation”), the Corporation agrees to cooperate in good faith with the VCOC Investor to amend this letter agreement to reflect such other rights that are mutually satisfactory to the Corporation and the VCOC Investor and consistent with the Federal Reserve Policy Statement on Equity Investments in Banks and Bank Holding Companies; provided that such consultation rights shall be limited to once per calendar quarter.

The Corporation agrees to consider, in good faith, the recommendations of the VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Corporation.

The VCOC Investor agrees, and will require each designated representative of the VCOC Investor to agree, to hold in confidence and not use or disclose to any third party (other than its legal counsel and accountants) any confidential information provided to or learned by such party in connection with the VCOC Investor’s rights under this letter agreement except as may otherwise be required by law or legal, judicial or regulatory process, provided that the VCOC Investor takes reasonable steps to minimize the extent of any such required disclosure.

Exhibit F | Page 2

In the event the VCOC Investor transfers all or any portion of its investment in the Corporation to an affiliated entity (or to a direct or indirect wholly-owned conduit subsidiary of any such affiliated entity) that is intended to qualify as a venture capital operating company under the Plan Asset Regulation, such affiliated entity shall be afforded the same rights that the Corporation has afforded to the VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

The rights of the VCOC Investor under this letter agreement are unique to the VCOC Investor and shall not be assignable or transferrable other than to an affiliated entity that is intended to qualify as a venture capital operating company under the Plan Asset Regulation.

The rights of the VCOC Investor under this letter agreement shall terminate on the earlier of (a) the date on which the VCOC Investor ceases to hold any shares of capital stock of the Corporation, or (b) the date on which the VCOC Investor ceases to be, or ceases to intend to be, qualified as a venture capital operating company under the Plan Asset Regulation.

This letter agreement and the rights and the duties of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of Pennsylvania and may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit F | Page 3

IN WITNESS WHEREOF, the parties have executed this letter agreement as of the date first above written.

REPUBLIC FIRST BANCORP, INC.

By:
Name:
Title:

Agreed and acknowledged as of the date first above written:

CASTLE CREEK CAPITAL PARTNERS VII, LP

By: Castle Creek Capital VII LLC, its general partner

By:
Name:
Title:

CASTLE CREEK CAPITAL PARTNERS VIII, LP

By: Castle Creek Capital VIII LLC, its general partner

By:
Name:
Title:

[Signature Page to VCOC Letter Agreement]

EXHIBIT G

STATEMENT WITH RESPECT TO SHARES

FOR

PERPETUAL, CONVERTIBLE PREFERRED STOCK, SERIES B

OF

REPUBLIC FIRST BANCORP, INC.

Republic First Bancorp, Inc., a Pennsylvania corporation (the “Corporation”), hereby certifies to the Department of State of the Commonwealth of Pennsylvania that:

WHEREAS, in accordance with Article V of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation adopted the following resolution that classified and designated a series of [_____] shares of Preferred Stock of the Corporation as “Series B Convertible Perpetual Preferred Stock”;

RESOLVED, that pursuant to the provisions of the Articles of Incorporation of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of such series, are as follows:

1.           Definitions.

(a)         “Affiliate” has the meaning set forth in 12 C.F.R. Section 225.2(a) or any successor provision.

(b)         “Articles of Incorporation” means the Articles of Incorporation of the Corporation, as amended and in effect from time and time.

(c)         “Board of Directors” means the board of directors of the Corporation.

(d)         A “business day” means any day other than a Saturday or a Sunday or a day on which banks in Pennsylvania are authorized or required by law, executive order or regulation to close.

(e)         “Certificate” means a certificate representing shares (including fractional shares) of Series B Preferred Stock.

(f)         “Common Stock” means the voting common stock of the Corporation, par value $0.01 per share.

(g)         “Conversion” has the meaning set forth in Section 5.

(h)         “Corporation” means Republic First Bancorp, Inc., a Pennsylvania corporation.

(i)         “Dividends” has the meaning set forth in Section 3.

(j)         “Exchange Agent” means Computershare, Inc. solely in its capacity as transfer and exchange agent for the Corporation, or any successor transfer and exchange agent for the Corporation.

(k)         “Liquidation Distribution” has the meaning set forth in Section 4.

(l)         “Mandatory Conversion Date” means, with respect to shares of Series B Preferred Stock of any and all holders thereof, the Non-Voting Common Stock Amendment Effective Date.

(m)         “Non-Voting Common Stock” means, if authorized by all necessary action on the part of the Corporation, a class of common equity of the Corporation containing terms substantially as set forth in Annex A to this Statement with Respect to Shares.

(n)         “Non-Voting Common Stock Amendment Effective Date” means the date that the Corporation shall have filed an amendment to the Articles of Incorporation with the Department of State of the Commonwealth of Pennsylvania as required by the Business Corporation Law of the Commonwealth of Pennsylvania to authorize a class of Non-Voting Common Stock containing terms substantially as set forth in Annex A to this Statement with Respect to Shares in an amount of shares sufficient to permit the full conversion of the Series B Preferred Stock into shares of Non-Voting Common Stock and the full exercise of all outstanding warrants issued by the Corporation.

(o)         “Permissible Transfer” means a transfer by the holder of Series B Preferred Stock (i) to the Corporation; (ii) in a widely distributed public offering of Common Stock or Series B Preferred Stock; (iii) that is part of an offering that is not a widely distributed public offering of Common Stock or Series B Preferred Stock but is one in which no one transferee (or group of associated transferees) acquires the right to receive directly in the transfer, or pursuant to a conversion of the Series B Preferred Stock (or the Non-Voting Common Stock into which the transferred shares of Series B Preferred Stock are convertible), two percent (2%) or more of any class of the Voting Securities of the Corporation then outstanding (including pursuant to a related series of transfers); or (iv) to a transferee that controls more than fifty percent (50%) of the Voting Securities of the Corporation without giving effect to such transfer.

(p)         “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, or any other form of entity not specifically listed herein.

(q)         “Series B Preferred Stock” has the meaning set forth in Section 2.

(r)         “Voting Security” has the meaning set forth in 12 C.F.R. Section 225.2(q) or any successor provision.

2.         Designation; Number of Shares. The series of shares of Preferred Stock hereby authorized shall be designated the “Series B Convertible Perpetual Preferred Stock” (“Series B Preferred Stock”). The number of authorized shares of the Series B Preferred Stock shall be [__________] shares. The Series B Preferred Stock shall have a par value of $0.01 per share. Each share of Series B Preferred Stock has the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as described herein. Each share of Series B Preferred Stock is identical in all respects to every other share of Series B Preferred Stock.

3.         Dividends. The Series B Preferred Stock will rank pari passu with the Common Stock with respect to the payment of dividends or distributions, whether payable in cash, securities, options or other property, and with respect to issuance, grant or sale of any rights to purchase stock, warrants, securities or other property (collectively, the “Dividends”) on a pro rata basis with the Common Stock determined on an as-converted basis assuming all shares had been converted pursuant to Section 5 as of immediately prior to the record date of the applicable Dividend (or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such Dividends are to be determined). Accordingly, the holders of record of Series B Preferred Stock will be entitled to receive as, when, and if declared by the Board of Directors, Dividends in the same per share amount as paid on the number of shares of Common Stock with respect to the number of shares of Common Stock into which the shares of Series B Preferred Stock would be converted, and no Dividends will be payable on the Common Stock or any other class or series of capital stock ranking with respect to Dividends pari passu with the Common Stock unless a Dividend identical to that paid on the Common Stock is payable at the same time on the Series B Preferred Stock in an amount per share of Series B Preferred Stock equal to the product of (a) the per share Dividend declared and paid in respect of each share of Common Stock and (b) the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible (without regard to any limitations on conversion of the Series B Preferred Stock); provided, however, that if a stock Dividend is declared on Common Stock payable solely in Common Stock, the holders of Series B Preferred Stock will be entitled to a stock Dividend payable solely in shares of Series B Preferred Stock. Dividends that are payable on Series B Preferred Stock will be payable to the holders of record of Series B Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, as determined by the Board of Directors, which record date will be the same as the record date for the equivalent Dividend of the Common Stock. In the event that the Board of Directors does not declare or pay any Dividends with respect to shares of Common Stock, then the holders of Series B Preferred Stock will have no right to receive any Dividends.

4.         Liquidation.

(a)         Rank. The Series B Preferred Stock will, with respect to rights upon liquidation, winding up and dissolution, rank (i) subordinate and junior in right of payment to all other securities of the Corporation which, by their respective terms, are senior to the Series B Preferred Stock or the Common Stock, and (ii) pari passu with the Common Stock pro rata on an as-converted basis. Not in limitation of anything contained herein, and for purposes of clarity, the Series B Preferred Stock is subordinated to the general creditors and subordinated debt holders of the Company, and the depositors of the Company’s bank subsidiaries, in any receivership, insolvency, liquidation or similar proceeding.

(b)         Liquidation Distributions. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series B Preferred Stock will be entitled to receive, for each share of Series B Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any Persons to whom the Series B Preferred Stock is subordinate, a distribution (“Liquidation Distribution”) equal to (i) any authorized and declared, but unpaid, Dividends with respect to such share of Series B Preferred Stock at the time of such liquidation, dissolution or winding up, and (ii) the amount the holder of such share of Series B Preferred Stock would receive in respect of such share if such share had been converted into shares of Common Stock at the then applicable conversion rate at the time of such liquidation, dissolution or winding up (assuming the conversion of all shares of Series B Preferred Stock at such time, without regard to any limitations on conversion of the Series B Preferred Stock). All Liquidation Distributions to the holders of the Series B Preferred Stock and Common Stock set forth in clause (ii) above will be made pro rata to the holders thereof.

(c)         Merger, Consolidation and Other Fundamental Transactions Not Liquidation. For purposes of this Section 4, the merger, consolidation, conversion, division or domestication of the Corporation with or into any other corporation or other entity, including any of the foregoing transactions in which the holders of Series B Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or property) of all or substantially all of the assets of the Corporation, will not constitute a liquidation, dissolution or winding up of the Corporation.

5.         Conversion.

(a)         General. Subject to completion of any action to increase the authorized but unissued shares of Common Stock or Non-Voting Common Stock as provided in subsection (b), the Series B Preferred Stock is convertible as follows:

(i)    Unless the shares of Series B Preferred Stock shall have previously been converted into shares of Non-Voting Common Stock pursuant to Section 5(a)(iii), a holder of Series B Preferred Stock shall be permitted to convert, or upon the written request of the Corporation shall convert, shares of Series B Preferred Stock into shares of Common Stock at any time or from time to time, provided that upon such conversion the holder, together with all Affiliates of the holder, will not own or control in the aggregate more than nine point nine percent (9.9%) of the Common Stock (or of any class of Voting Securities issued by the Corporation), excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such holder of Voting Securities of the Corporation (which, for the avoidance of doubt, does not include Series B Preferred Stock), provided further that the right to convert under this Section 5(a)(i) shall not be available to a transferee of shares of Series B Preferred Stock with respect to a transfer other than a Permissible Transfer. In any such conversion, each share of Series B Preferred Stock will convert initially into 10 shares of Common Stock, subject to adjustment as provided in Section 6 below.

(ii)    Unless the shares of Series B Preferred Stock shall have previously been converted into shares of Non-Voting Common Stock pursuant to Section 5(a)(iii), each share of Series B Preferred Stock will automatically convert into 10 shares of Common Stock, without any further action on the part of any holder, subject to adjustment as provided in Section 6, below, on the date a holder of Series B Preferred Stock transfers any shares of Series B Preferred Stock to a non-affiliate of the holder in a Permissible Transfer.

(iii)    Effective as of the close of business on the Mandatory Conversion Date, each share of Series B Preferred Stock will automatically convert into 10 shares of Non-Voting Common Stock, without any further action on the part of any holder.

(iv)    To effect any permitted conversion under Section 5(a)(i) or Section 5(a)(ii), the holder shall surrender the Certificate or Certificates evidencing such shares of Series B Preferred Stock, duly endorsed, at the registered office of the Corporation, and provide written instructions to the Corporation as to the number of whole shares for which such conversion shall be effected, together with any appropriate documentation that may be reasonably required by the Corporation. Upon the surrender of such Certificate(s), the Corporation will issue and deliver to such holder (in the case of a conversion under Section 5(a)(i)) or such holder’s transferee (in the case of a conversion under Section 5(a)(ii)) a Certificate or Certificates for the number of shares of Common Stock into which the Series B Preferred Stock has been converted and, in the event that such conversion is with respect to some, but not all, of the holder’s shares of Series B Preferred Stock, the Corporation shall deliver to such holder a Certificate or Certificate(s) representing the number of shares of Series B Preferred Stock that were not converted to Common Stock or Non-Voting Common Stock.

(v)    Upon occurrence of the Mandatory Conversion Date, the Corporation shall promptly provide notice of such event and the resulting conversion of the Series B Preferred Stock to each registered holder of the Series B Preferred Stock. Such notice shall provide instructions for the surrender to the Corporation of certificates for shares of Series B Preferred Stock held of record by such holders for issuance of certificates representing shares of Non-Voting Common Stock into which the Series B Preferred Stock have been converted pursuant to Section 5(a)(iii).

(vi)    All shares of Common Stock or Non-Voting Common Stock delivered upon conversion of the Series B Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests, charges and other encumbrances.

(b)         Reservation of Shares Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock and, when authorized, Non‑Voting Common Stock solely for the purpose of effecting the conversion of the Series B Preferred Stock such number of shares of Common Stock or Non-Voting Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock; and if at any time the number of shares of authorized but unissued Common Stock or Non-Voting Common Stock (when authorized) will not be sufficient to effect the conversion of all then outstanding Series B Preferred Stock, the Corporation will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock or Non-Voting Common Stock to such number of shares as will be sufficient for such purpose.

(c)         No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

(d)         Compliance with Law. Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Corporation shall use its reasonable best efforts to comply with any federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e)         Listing. The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be traded on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all the Common Stock issuable upon conversion of the Series B Preferred Stock; provided, however, that if the rules of such exchange require the Corporation to defer the listing of such Common Stock until the first conversion of Series B Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series B Preferred Stock in accordance with the requirements of such exchange at such time.

6.         Adjustments.

(a)         Combinations or Divisions of Common Stock. In the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise other than by payment of a Dividend in Common Stock or in any right to acquire the Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the dividend, liquidation, and conversion rights of each share of Series B Preferred Stock in effect immediately prior to such event will, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(b)         Reclassification, Exchange or Substitution. If the Common Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a division or combination of shares provided for in Section 6(a) above), (1) the conversion ratio then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of the Series B Preferred Stock will be convertible into, in lieu of the number of shares of Common Stock which the holders of the Series B Preferred Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible (without regard to any limitations on conversion of the Series B Preferred Stock) immediately before that transaction; and (2) the Dividend and Liquidation Distribution rights then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of Series B Preferred Stock will be entitled to a Dividend and Liquidation Distribution right, in lieu of with respect to the number of shares of Common Stock which the holders of the Series B Preferred Stock would otherwise have been entitled to receive, with respect to a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible (without regard to any limitations on conversion of the Series B Preferred Stock) immediately before that transaction.

(c)         Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 6, the Corporation at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate executed by the Corporation’s President (or other appropriate officer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation will, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) the adjustments and readjustments that have been made to that time, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred Stock.

7.         Reorganization, Fundamental Transactions or Sales of Assets. If at any time or from time to time there will be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares otherwise provided for in Section 6) or a merger, consolidation, conversion, division or domestication of the Corporation with or into another corporation or other entity, or the sale of all or substantially all the Corporation’s properties and assets to any other Person, then, as a part of such reorganization, transaction or sale, provision will be made so that the holders of the Series B Preferred Stock will thereafter be entitled to receive upon conversion of the Series B Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor company resulting from such transaction or sale, to which a holder of that number of shares of Common Stock deliverable upon conversion of the Series B Preferred Stock would have been entitled to receive on such capital reorganization, transaction or sale (without regard to any limitations on conversion of the Series B Preferred Stock).

8.         Redemption. Except to the extent a liquidation under Section 4 may be deemed to be a redemption, the Series B Preferred Stock will not be redeemable at the option of the Corporation or any holder of Series B Preferred Stock at any time. Notwithstanding the foregoing, the Corporation will not be prohibited from repurchasing or otherwise acquiring shares of Series B Preferred Stock in voluntary transactions with the holders thereof, subject to compliance with any applicable legal or regulatory requirements, including applicable regulatory capital requirements. Any shares of Series B Preferred Stock repurchased or otherwise acquired may be cancelled by the Corporation and thereafter be reissued as shares of any series of preferred stock of the Corporation.

9.         Voting Rights. The holders of Series B Preferred Stock will not have any voting rights, except as provided in Section 10 or as may otherwise from time to time be required by law. If the holders of Series B Preferred Stock shall be entitled by law to vote as a single class with the holders of outstanding shares of Common Stock, with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration (by vote or written consent), each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share is convertible pursuant to Section 5.

10.         Protective Provisions. So long as any shares of Series B Preferred Stock are issued and outstanding, the Corporation will not (including by means of merger, consolidation or otherwise), without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Series B Preferred Stock, (a) alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Series B Preferred Stock so as to affect them adversely, (b) increase or decrease the authorized number of shares of Series B Preferred Stock or (c) enter into any agreement, merger or business consolidation, or engage in any other transaction, or take any action that would have the effect of adversely changing any preference or any relative or other right provided for the benefit of the holders of the Series B Preferred Stock. In the event that the Corporation offers to repurchase shares of Common Stock, the Corporation shall offer to repurchase shares of Series B Preferred Stock pro rata based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase.

11.         Notices. All notices required or permitted to be given by the Corporation with respect to the Series B Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Series B Preferred Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the holder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for repurchase, shall not affect the validity of the proceedings for the repurchase of any other shares of Series B Preferred Stock, or of any other matter required to be presented for the approval of the holders of the Series B Preferred Stock.

12.         Record Holders. To the fullest extent permitted by law, the Corporation will be entitled to recognize the record holder of any share of Series B Preferred Stock as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it will have express or other notice thereof.

13.         Term. The Series B Preferred Stock shall have perpetual term unless converted in accordance with Section 5.

14.         No Preemptive Rights. The holders of Series B Preferred Stock are not entitled to any preemptive or preferential right to purchase or subscribe for any capital stock, obligations, warrants or other securities or rights of the Corporation, except for any such rights that may be granted by way of separate contract or agreement to one or more holders of Series B Preferred Stock.

15.         Replacement Certificates. In the event that any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Corporation, the posting by such Person of a bond in such amount as the Corporation may determine is necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Corporation or the Exchange Agent, as applicable, will deliver in exchange for such lost, stolen or destroyed Certificate a replacement Certificate.

16.         Other Rights. The shares of Series B Preferred Stock have no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or rights, other than as set forth herein or as provided by applicable law.

17.         General Provisions. In addition to the above provisions with respect to the Series B Preferred Stock, such Series B Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the Corporation’s Articles of Incorporation with respect to preferred stock generally.

18.         Compliance with Pennsylvania Banking Code. Notwithstanding anything herein to the contrary, the prior written approval or non-objection of the Pennsylvania Department of Banking and Securities is required under Section 112 of the Pennsylvania Banking Code if the Conversion of the Series B Convertible Perpetual Preferred Stock would result in its holder owning or controlling 10% or more of the Corporation’s Common Stock.

ANNEX A

TERMS OF THE PROPOSED

NON-VOTING COMMON STOCK

OF REPUBLIC FIRST BANCORP, INC.

1.         Definitions.

(a)         “Affiliate” has the meaning set forth in 12 C.F.R. Section 225.2(a) or any successor provision.

(b)         “Articles of Incorporation” means the Articles of Incorporation of the Corporation, as amended and in effect from time and time

(c)          “Board of Directors” means the board of directors of the Corporation.

(d)         A “business day” means any day other than a Saturday or a Sunday or a day on which banks in Pennsylvania are authorized or required by law, executive order or regulation to close.

(e)         “Certificate” means a certificate representing shares (including fractional shares) of Non-Voting Common Stock.

(f)         “Common Stock” means the voting common stock of the Corporation, par value $0.01 per share.

(g)         “Conversion” has the meaning set forth in Section 5.

(h)         “Corporation” means Republic First Bancorp, Inc., a Pennsylvania corporation.

(i)         “Dividends” has the meaning set forth in Section 3.

(j)         “Exchange Agent” means Computershare, Inc. solely in its capacity as transfer and exchange agent for the Corporation, or any successor transfer and exchange agent for the Corporation.

(k)         “Liquidation Distribution” has the meaning set forth in Section 4.

(l)         “Non-Voting Common Stock” has the meaning set forth in Section 2.

(m)         “Permissible Transfer” means a transfer by the holder of Non-Voting Common Stock (i) to the Corporation; (ii) in a widely distributed public offering of Common Stock or Non-Voting Common Stock; (iii) that is part of an offering that is not a widely distributed public offering of Common Stock or Non-Voting Common Stock but is one in which no one transferee (or group of associated transferees) acquires the rights to receive directly in the transfer, or pursuant to a conversion of the Series B Preferred Stock (or the Non-Voting Common Stock into which the transferred shares of Series B Preferred Stock are convertible), two percent (2%) or more of any class of the Voting Securities of the Corporation then outstanding (including pursuant to a related series of transfers); or (iv) to a transferee that controls more than fifty percent (50%) of the Voting Securities of the Corporation without giving effect to such transfer.

(n)         “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, or any other form of entity not specifically listed herein.

(o)         “Voting Security” has the meaning set forth in 12 C.F.R. Section 225.2(q) or any successor provision.

2.         Designation; Number of Shares. The class of shares of capital stock hereby authorized shall be designated as “Non-Voting Common Stock”. The number of authorized shares of the Non-Voting Common Stock shall be [_______] shares. The Non-Voting Common Stock shall have a par value of $0.01 per share. Each share of Non-Voting Common Stock has the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as described herein. Each share of Non-Voting Common Stock is identical in all respects to every other share of Non-Voting Common Stock.

3.         Dividends. The Non-Voting Common Stock will rank pari passu with the Common Stock with respect to the payment of dividends or distributions, whether payable in cash, securities, options or other property, and with respect to issuance, grant or sale of any rights to purchase stock, warrants, securities or other property (collectively, the “Dividends”). Accordingly, the holders of record of Non-Voting Common Stock will be entitled to receive as, when, and if declared by the Board of Directors, Dividends in the same per share amount as paid on the Common Stock, and no Dividends will be payable on the Common Stock or any other class or series of capital stock ranking with respect to Dividends pari passu with the Common Stock unless a Dividend identical to that paid on the Common Stock is payable at the same time on the Non-Voting Common Stock in an amount per share of Non-Voting Common Stock equal to the product of (i) the per share Dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock); provided however, that if a stock Dividend is declared on Common Stock payable solely in Common Stock, the holders of Non-Voting Common Stock will be entitled to a stock Dividend payable solely in shares of Non-Voting Common Stock. Dividends that are payable on Non-Voting Common Stock will be payable to the holders of record of Non-Voting Common Stock as they appear on the stock register of the Corporation on the applicable record date, as determined by the Board of Directors, which record date will be the same as the record date for the equivalent Dividend of the Common Stock. In the event that the Board of Directors does not declare or pay any Dividends with respect to shares of Common Stock, then the holders of Non-Voting Common Stock will have no right to receive any Dividends.

4.         Liquidation.

(a)         Rank. The Non-Voting Common Stock will, with respect to rights upon liquidation, winding up and dissolution, rank (i) subordinate and junior in right of payment to all other securities of the Corporation that, by their respective terms, are senior to the Non-Voting Common Stock or the Common Stock, and (ii) pari passu with the Common Stock. Not in limitation of anything contained herein, and for purposes of clarity, the Non-Voting Common Stock is subordinated to the general creditors and subordinated debt holders of the Company, and the depositors of the Company’s bank subsidiaries, in any receivership, insolvency, liquidation or similar proceeding.

(b)         Liquidation Distributions. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Non-Voting Common Stock will be entitled to receive, for each share of Non-Voting Common Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any Persons to whom the Non-Voting Common Stock is subordinate, a distribution (“Liquidation Distribution”) equal to (i) any authorized and declared, but unpaid, Dividends with respect to such share of Non-Voting Common Stock at the time of such liquidation, dissolution or winding up, and (ii) the amount the holder of such share of Non-Voting Common Stock would receive in respect of such share if such share had been converted into shares of Common Stock at the then applicable conversion rate at the time of such liquidation, dissolution or winding up (assuming the conversion of all shares of Non-Voting Common Stock at such time, without regard to any limitations on conversion of the Non-Voting Common Stock). All Liquidation Distributions to the holders of the Non-Voting Common Stock and Common Stock set forth in clause (ii) above will be made pro rata to the holders thereof.

(c)         Merger, Consolidation and Other Fundamental Transactions Not Liquidation. For purposes of this Section 4, the merger, consolidation, conversion, division or domestication of the Corporation with or into any other corporation or other entity, including any of the foregoing transactions in which the holders of Non-Voting Common Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or property) of all or substantially all of the assets of the Corporation, will not constitute a liquidation, dissolution or winding up of the Corporation.

5.         Conversion.

(a)         General. Subject to completion of any action to increase the authorized but unissued shares of Common Stock or Non-Voting Common Stock as provided in subsection (b), the Non-Voting Common Stock is convertible as follows:

(i)         A holder of Non-Voting Common Stock shall be permitted to convert, or upon the written request of the Corporation shall convert, shares of Non-Voting Common Stock into shares of Common Stock at any time or from time to time, provided that upon such conversion the holder, together with all Affiliates of the holder, will not own or control in the aggregate more than nine point nine percent (9.9%) of the Common Stock (or of any class of Voting Securities issued by the Corporation), excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such holder of Voting Securities of the Corporation (which, for the avoidance of doubt, does not include Non-Voting Common Stock). In any such conversion, each share of Non-Voting Common Stock will convert initially into one (1) share of Common Stock, subject to adjustment as provided in Section 6 below.

(ii)         Each share of Non-Voting Common Stock will automatically convert into one (1) share of Common Stock, without any further action on the part of any holder, subject to adjustment as provided in Section 6 below, on the date a holder of Non-Voting Common Stock transfers any shares of Non-Voting Common Stock to a non-affiliate of the holder in a Permissible Transfer.

(iii)         To effect any permitted conversion under Section 5(a)(i) or Section 5(a)(ii), the holder shall surrender the Certificate or Certificates evidencing such shares of Non-Voting Common Stock, duly endorsed, at the registered office of the Corporation, and provide written instructions to the Corporation as to the number of whole shares for which such conversion shall be effected, together with any appropriate documentation that may be reasonably required by the Corporation. Upon the surrender of such Certificate(s), the Corporation will issue and deliver to such holder (in the case of a conversion under Section 5(a)(i)) or such holder’s transferee (in the case of a conversion under Section 5(a)(ii)) a Certificate or Certificates for the number of shares of Common Stock into which the Non-Voting Common Stock has been converted and, in the event that such conversion is with respect to some, but not all, of the holder’s shares of Non-Voting Common Stock, the Corporation shall deliver to such holder a Certificate or Certificate(s) representing the number of shares of Non-Voting Common Stock that were not converted to Common Stock.

(iv)         All shares of Common Stock delivered upon conversion of the Non-Voting Common Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests, charges and other encumbrances.

(b)         Reservation of Shares Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Non-Voting Common Stock such number of shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Non-Voting Common Stock; and if at any time the number of shares of authorized but unissued Common Stock will not be sufficient to effect the conversion of all then outstanding Non-Voting Common Stock, the Corporation will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to such number of shares as will be sufficient for such purpose.

(c)         No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Non-Voting Common Stock against impairment.

(d)         Compliance with Law. Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Non-Voting Common Stock, the Corporation shall use its reasonable best efforts to comply with any federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e)         Listing. The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be traded on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all the Common Stock issuable upon conversion of the Non-Voting Common Stock; provided, however, that if the rules of such exchange require the Corporation to defer the listing of such Common Stock until the first conversion of Non-Voting Common Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Non-Voting Common Stock in accordance with the requirements of such exchange at such time.

6.         Adjustments.

(a)         Combinations or Divisions of Common Stock. In the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise other than by payment of a Dividend in Common Stock or in any right to acquire the Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the dividend, liquidation, and conversion rights of each share of Non-Voting Common Stock in effect immediately prior to such event will, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(b)         Reclassification, Exchange or Substitution. If the Common Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a division or combination of shares provided for in Section 6(a) above), (1) the conversion ratio then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of the Non-Voting Common Stock will be convertible into, in lieu of the number of shares of Common Stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction; and (2) the Dividend and Liquidation Distribution rights then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of Non-Voting Common Stock will be entitled to a Dividend and Liquidation Distribution right, in lieu of with respect to the number of shares of Common Stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, with respect to a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction.

(c)         Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 6, the Corporation at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Non-Voting Common Stock a certificate executed by the Corporation’s President (or other appropriate officer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation will, upon the written request at any time of any holder of Non-Voting Common Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) the adjustments and readjustments that have been made to that time, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Non-Voting Common Stock.

7.         Reorganization, Fundamental Transactions or Sales of Assets. If at any time or from time to time there will be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares otherwise provided for in Section 6) or a merger, consolidation, conversion, division or domestication of the Corporation with or into another corporation or other entity, or the sale of all or substantially all the Corporation’s properties and assets to any other Person, then, as a part of such reorganization, transaction or sale, provision will be made so that the holders of the Non-Voting Common Stock will thereafter be entitled to receive upon conversion of the Non-Voting Common Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor company resulting from such transaction or sale, to which a holder of that number of shares of Common Stock deliverable upon conversion of the Non-Voting Common Stock would have been entitled to receive on such capital reorganization, transaction or sale (without regard to any limitations on conversion of the Non-Voting Common Stock).

8.         Redemption. Except to the extent a liquidation under Section 4 may be deemed to be a redemption, the Non-Voting Common Stock will not be redeemable at the option of the Corporation or any holder of Non-Voting Common Stock at any time. Notwithstanding the foregoing, the Corporation will not be prohibited from repurchasing or otherwise acquiring shares of Non-Voting Common Stock in voluntary transactions with the holders thereof, subject to compliance with any applicable legal or regulatory requirements, including applicable regulatory capital requirements. Any shares of Non-Voting Common Stock repurchased or otherwise acquired may be reissued as additional shares of Non-Voting Common Stock.

9.         Voting Rights. The holders of Non-Voting Common Stock will not have any voting rights, except as provided in Section 10 or as may otherwise from time to time be required by law.

10.         Protective Provisions. So long as any shares of Non-Voting Common Stock are issued and outstanding, the Corporation will not (including by means of merger, consolidation or otherwise), without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Non-Voting Common Stock, (i) alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Non-Voting Common Stock so as to affect them adversely, (ii) increase or decrease the authorized number of shares of Non-Voting Common Stock or (iii) enter into any agreement, merger or business consolidation, or engage in any other transaction, or take any action that would have the effect of adversely changing any preference or any relative or other right provided for the benefit of the holders of the Non-Voting Common Stock. In the event that the Corporation offers to repurchase shares of Common Stock, the Corporation shall offer to repurchase shares of Non-Voting Common Stock pro rata based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase.

11.         Notices. All notices required or permitted to be given by the Corporation with respect to the Non-Voting Common Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Non-Voting Common Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the holder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for repurchase, shall not affect the validity of the proceedings for the repurchase of any other shares of Non-Voting Common Stock, or of any other matter required to be presented for the approval of the holders of the Non-Voting Common Stock.

12.         Record Holders. To the fullest extent permitted by law, the Corporation will be entitled to recognize the record holder of any share of Non-Voting Common Stock as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it will have express or other notice thereof.

13.         Term. The Non-Voting Common Stock shall have perpetual term unless converted in accordance with Section 5.

14.         Replacement Certificates. In the event that any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Corporation, the posting by such Person of a bond in such amount as the Corporation may determine is necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Corporation or the Exchange Agent, as applicable, will deliver in exchange for such lost, stolen or destroyed Certificate a replacement Certificate.

15.         Other Rights. The shares of Non-Voting Common Stock have no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or rights, other than as set forth herein or as provided by applicable law.

16.         Compliance with Pennsylvania Banking Code. Notwithstanding anything herein to the contrary, the prior written approval or non-objection of the Pennsylvania Department of Banking and Securities is required under Section 112 of the Pennsylvania Banking Code if the Conversion of the Non-Voting Common Stock would result in its holder owning or controlling 10% or more of the Corporation’s Common Stock.

EXHIBIT H

FORM OF WARRANT AGREEMENT

WARRANT

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

WARRANT

to purchase

[1,300,000]

Shares of Common Stock of

Republic First Bancorp, Inc.

a Pennsylvania Corporation

Issue Date: [___], 2023

1.         Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Warrantholder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within fifteen (15) days after the Appraisal Procedure is invoked pursuant to Section 14. If within thirty (30) days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within ten (10) days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within thirty (30) days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Company and the Warrantholder; otherwise, the average of all three determinations shall be binding and conclusive on the Company and the Warrantholder. The costs of conducting any Appraisal Procedure shall be paid one half by the Company and one half by the Warrantholder.

Exhibit H | Page 1

“Board” means the Board of Directors of the Company.

“Business Combination” means a merger, consolidation, divisions, statutory share or interest exchange or similar transaction.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in Pennsylvania generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Common Stock” means the Voting Common Stock or Non-Voting Common Stock, as applicable, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement or Business Combination to which the Company is a party.

“Company” means Republic First Bancorp, Inc., a Pennsylvania corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Excluded Stock” means (A) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock, in each case which is subject to Section 12(A), or upon conversion of shares of Capital Stock, (B) shares of Common Stock to be issued to directors, employees or consultants of the Company pursuant to options, restricted stock units or other equity-based awards, (C) shares of Common Stock issued upon the conversion of shares of the Series B Preferred Stock, (D) shares of Common Stock issued as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar transaction, or (E) shares of Common Stock issued in connection with any issuance of debt to a third party.

“Exercise Price” means $2.25 per share of Common Stock, subject to adjustment from time to time in accordance with Section 12.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board, acting in good faith, assuming a willing buyer and a willing seller, provided that no minority or illiquidity discount or control premium shall be taken into account and no consideration shall be given to any restrictions on transfer or the existence or absence of, or any limitations on, voting rights. If the Warrantholder does not accept the Board’s calculation of Fair Market Value and the Warrantholder and the Company are unable to agree on Fair Market Value, the procedures described in Section 14 shall be used to determine Fair Market Value.

“Investor” means Castle Creek Capital Partners VIII, L.P.

Exhibit H | Page 2

“Market Price” means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Voting Common Stock (or other relevant Capital Stock) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Voting Common Stock (or other relevant Capital Stock) is so listed or quoted, or if the Voting Common Stock (or other relevant Capital Stock) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Voting Common Stock (or other relevant Capital Stock) in the over-the-counter market as reported on the OTC Bulletin Board or by Pink Sheets LLC or similar organization. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of the Voting Common Stock shall be deemed to be the Fair Market Value per share of such security. The Market Price of the Series B Preferred Stock and the Non-Voting Common Stock shall be based on the Market Price of the Voting Common Stock.

“Non-Voting Common Stock” means the Company’s non-voting common stock, par value $0.01 per share.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 12(d)(3) and 14(d)(2) of the Exchange Act.

“Permissible Transfer” means a transfer by the Warrantholder (i) to the Company, (ii) to a transferee that controls more than fifty percent (50%) of the Voting Securities of the Company without giving effect to such transfer or (iii) to an investment fund that is an Affiliate of the Warrantholder.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of March 9, 2023, between the Company, the Investor and the other parties thereto, including all schedules and exhibits thereto.

“Series B Preferred Stock” means the Company’s convertible perpetual preferred stock, Series B, par value $0.01 per share. Until such time as the Company has authorized a class of Non-Voting Common Stock, all references herein to Non-Voting Common Stock shall be to Series B Preferred Stock, as adjusted to reflect the conversion ratio between the Series B Preferred Stock and Non-Voting Common Stock and with corresponding adjustments to the Exercise Price per share.

“Shares” has the meaning given to it in Section 2.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, bank, savings bank, association or other entity of which such Person (i) owns or controls 50.1% or more of the outstanding equity securities either directly or indirectly through an unbroken chain of entities, as to each of which 50.1% or more of the outstanding equity securities is owned directly or indirectly by its parent or (ii) is a general partner.

“Voting Common Stock” means the Company’s voting common stock, par value $0.01 per share.

“Warrantholder” has the meaning given to it in Section 2.

Exhibit H | Page 3

“Warrant” means this Warrant, issued to the Investor pursuant to the Securities Purchase Agreement.

2.         Number of Shares; Exercise Price. This certifies that, for value received, the Investor or its permitted assigns (individually and collectively, the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part [1,300,000] fully paid and nonassessable shares of Non-Voting Common Stock or, in the case of a transferee following a Permissible Transfer, Voting Common Stock, in each case, as the same may be adjusted from time to time pursuant to the terms of this Warrant (the “Shares”), at a purchase price per share equal to the Exercise Price. The Exercise Price is subject to adjustment as provided herein, and all references to “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.         Exercise of Warrant; Term. (a) To the extent permitted by this Warrant, including Section 24 hereof, and applicable laws and regulations, the right to purchase the Shares pursuant to this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Company, on the date hereof, but in no event later than 11:59 p.m., Philadelphia time, on the seventh (7th) anniversary of the date of issuance of the Warrant, by: (i) delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Warrantholder at the last address of the Warrantholder as it shall appear upon the warrant register of the Company) of a duly executed Form of Notice of Exercise, the form of which is annexed hereto, in accordance with Section 19; and (ii) within three (3) trading days after the date said Notice of Exercise is delivered to the Company, surrender of this Warrant to the Company, and payment to the Company of the aggregate Exercise Price in respect of the Shares thereby purchased by cash, certified or cashier’s check or wire transfer in immediately available funds to an account designated by the Company, unless the Warrantholder elects to exercise the cashless exercise procedure described in Section 3(b) below. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Shares available hereunder shall have the effect of lowering the outstanding number of Shares purchasable hereunder in an amount equal to the applicable number of Shares purchased. If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three (3) Business Days from the date of delivery of the applicable aggregate Exercise Price, a new warrant in substantially identical form and of the same tenor for the purchase of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. The Warrantholder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Shares hereunder, the number of Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)         This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Warrantholder shall be entitled to receive a certificate for the number of Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =         the Market Price on the trading day immediately preceding the date on which the Warrantholder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) =         the Exercise Price; and

(X) =         the number of Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Exhibit H | Page 4

4.         Issuance of Shares; Authorization. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three (3) Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. In lieu of delivering certificates, at the Company’s election, the Company shall issue Shares issued upon exercise of this Warrant electronically in book-entry form. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 and all other provisions of this Warrant will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. Upon approval and adoption of the Shareholder Approval (as defined in the Securities Purchase Agreement) to increase the number of authorized shares of common stock under the Company’s Articles of Incorporation, the Company will at all times hereafter reserve and keep available, out of its authorized but unissued Capital Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Capital Stock then issuable upon exercise of this Warrant. The Company will use commercially reasonable efforts to ensure that the Shares may be issued without violation of any applicable law or regulation.

5.         No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon any exercise of this Warrant. In lieu of any fractional share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment in an amount equal to such fraction multiplied by the Market Price of the Voting Common Stock on the date of exercise.

6.         No Rights as Shareholders; Transfer Books; Limitation of Liability. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant. Nothing contained in this Warrant shall give rise to any liability of the Warrantholder, whether such liability is asserted by the Company or its creditors.

7.         Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which such transfer taxes and expenses shall be paid by the Company.

8.         Transfer/Assignment. Subject to (x) compliance with applicable securities laws and (y), other than with respect to a Permissible Transfer, the prior written consent of the Company (which consent may be withheld for any reason or no reason at all), this Warrant and all rights hereunder are transferable and assignable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, as promptly as reasonably practicable, of the same tenor and date as this Warrant but registered in the name of the transferee or assignee and if the Warrantholder’s entire interest is not being transferred or assigned, in the name of the Warrantholder, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company. The Company may not assign any of its rights, or delegate any of its obligations, under this Warrant without the prior written consent of the Warrantholder (which consent may be withheld for any reason or no reason at all). This Warrant shall be binding upon and inure to the benefit of the Company, the Warrantholder and their respective successors and permitted assigns, and shall include, subject to Section 12(D) in all respects, with respect to the Company, any Person succeeding the Company in a Business Combination or acquisition of all or substantially all of the Company’s assets, and in such case, all of the obligations of the Company hereunder shall survive such Business Combination or acquisition.

Exhibit H | Page 5

9.         Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder (and any permitted transferee or assignee that becomes a Warrantholder) as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10.         Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a letter from the Warrantholder notifying the Company of the same, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant, in identical form, of like tenor and representing the right to purchase the same aggregate number of shares of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11.         Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12.         Adjustments and Other Rights. The Exercise Price and the number of Shares into which this Warrant is to be convertible pursuant to Section 2 of this Warrant shall be subject to adjustment from time to time as follows; provided, that no single event shall be subject to adjustment under more than one subsection of this Section 12 so as to result in duplication and the adjustment that has the highest value relative to the rights and interests of the Warrantholder shall be made; provided, further, that, notwithstanding any provision of this Warrant to the contrary, any adjustment shall be made to the extent (and only to the extent) that such adjustment would not cause or result in any Warrantholder and its Affiliates, collectively, being in violation of any applicable law, regulation or rule of any governmental authority or self-regulatory organization; provided, further, that notwithstanding any provision of this Warrant to the contrary, in no event shall the Exercise Price be adjusted so that an approval by the shareholders of the Company would be required pursuant to NASDAQ Listing Rule 5635 in connection with the transactions contemplated by this Warrant and the Securities Purchase Agreement and in lieu of such Exercise Price adjustment the Company shall pay to the Warrantholder an amount of cash equivalent to the amount of such adjustment. Any adjustment (or portion thereof) prohibited pursuant to the foregoing proviso shall be postponed and implemented on the first date on which such implementation would not result in the condition described in such proviso.

(A)         Dividends, Distributions, Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) split, subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock, which such Warrantholder would have owned or been entitled to receive on such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for such dividend, distribution, split, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of this Warrant determined pursuant to the immediately preceding sentence.

Exhibit H | Page 6

(B)         Cash Distributions. In the case the Company declares, pays or makes a distribution of cash to all holders of shares of its Common Stock, the Warrantholder shall be entitled to receive an amount of cash equivalent to the amount the Warrantholder would receive pursuant to such distribution if this Warrant had been exercised in full and converted into Shares in accordance with Section 3 immediately prior to the close of business on the day immediately preceding the record date for such distribution.

(C)         Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of evidence of indebtedness of the Company or any Subsidiary, (ii) of other securities or assets (excluding stock dividends or distributions referred to in Section 12(A) or dividends or distributions of cash), or (iii) of rights or warrants (other than in connection with the adoption of a shareholder rights plan), in each such case, the Exercise Price in effect prior thereto shall be reduced immediately thereafter to the price determined by dividing (x) an amount equal to the difference resulting from (1) the number of shares of Voting Common Stock and Non-Voting Common Stock outstanding on such record date multiplied by the Exercise Price per Share on such record date, less (2) the Fair Market Value of said shares, evidences of indebtedness, securities, assets, cash or rights or warrants to be so distributed, by (y) the number of shares of Voting Common Stock and Non-Voting Common Stock outstanding on such record date; such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(D)         Business Combinations. In case of any Business Combination, reorganization or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 12(A)), or the sale, transfer or other disposal of all or substantially all of the Company’s property, assets or business to another Person, to the extent this Warrant has not been previously exercised as to all Shares subject hereto, and the Fair Market Value of the consideration payable in connection with such transaction for the then remaining Shares, if exercised, is greater than the aggregate Exercise Price for such remaining Shares, this Warrant shall be deemed to be automatically exercised in full, in each case, immediately prior and subject to consummation of such transaction with respect to the number of the then remaining Shares (even if this Warrant is not surrendered), in lieu of an exercise by the Warrantholder, and the Warrantholder shall be entitled to receive consideration in the amount equal to the difference between the consideration payable in connection with such transaction for the then remaining Shares, if exercised, and the aggregate Exercise Price for such Shares. To the extent the Fair Market Value of the consideration payable in connection with such transaction for the then remaining Shares, if exercised, is less than the aggregate Exercise Price for such remaining Shares, this Warrant shall be deemed to be automatically terminated and be of no further force or effect upon the consummation of such transaction.

Exhibit H | Page 7

(E)         Dissolution, Total Liquidation or Winding Up. If at any time there is a voluntary or involuntary dissolution, total liquidation or winding-up of the Company, then the Warrantholder shall be entitled to receive upon surrender of this Warrant the cash, securities or other property, less the Exercise Price for this Warrant then in effect, that the Warrantholder would have been entitled to receive had this Warrant been exercised immediately prior to such dissolution, liquidation or winding-up. Upon receipt of the cash, securities or other property, any and all rights of the Warrantholder to exercise this Warrant shall automatically terminate in their entirety. If the cash, securities or other property distributable in the dissolution, liquidation or winding-up has a Fair Market Value which is less than the Exercise Price for this Warrant then in effect, this Warrant shall automatically terminate and be of no further force or effect upon the dissolution, liquidation or winding-up.

(F)         Rounding of Calculations; Minimum Adjustments. All calculations under this Section 12 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares issuable upon the exercise of this Warrant shall be made if the amount of such adjustment would be less than $0.50 or one-tenth (1/10th) of a share of Common Stock, respectively, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.50 or 1/10th of a share of Common Stock, respectively, or more.

(G)         Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 12 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional Shares issuable upon such exercise by reason of the adjustment required by such event over and above the Shares issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional Share; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H)         Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares issuable upon exercise of this Warrant shall be adjusted as provided in Section 12, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares issuable upon exercise of this Warrant after such adjustment, and the Company shall also cause a copy of such statement to be delivered to each Warrantholder in accordance with the Company’s records.

(I)         No Impairment. The Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, statutory share or interest exchange, division, conversion, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

Exhibit H | Page 8

(J)         Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 12, the Company shall take any action which may be necessary, including obtaining regulatory, stock exchange (if applicable) or shareholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon conversion or exercise of this Warrant pursuant to this Section 12.

(K)         Adjustment Rules. Any adjustments pursuant to this Section 12 shall be made successively whenever an event referred to herein shall occur. If an adjustment in the Exercise Price made hereunder would reduce the Exercise Price to an amount below zero, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to zero.

13.         Registration Rights. The Warrantholder and its assignees are entitled to the benefit of such registration rights in respect of the Shares, following the exercise of this Warrant, as are set forth in the Registration Rights Agreement, dated as of the date hereof, between the Company and Warrantholder, including the right to assign such rights as set forth therein.

14.         Disputes. Upon each determination of Market Price or Fair Market Value, as the case may be, hereunder, the Company shall promptly give notice thereof to the Warrantholder, setting forth in reasonable detail the calculation of such Market Price or Fair Market Value, and the method and basis of determination thereof, as the case may be. If the Warrantholder shall disagree with such determination and shall, by notice to the Company given within fifteen (15) days after the Warrantholder’s receipt of the Company’s notice of such determination, elect to dispute such determination, such dispute shall be resolved in accordance with this Section 14. In the event that a determination of Market Price or Fair Market Value is disputed, such dispute shall be resolved through the Appraisal Procedure.

15.         Representations and Warranties of the Company. The Company hereby represents and warrants to the Warrantholder that, subject to receipt of the Shareholder Approval and the filing of the amendments to the Company’s Articles of Incorporation contemplated by the Shareholder Approval (A) it has the corporate power and authority to execute this Warrant and consummate the transactions contemplated by this Warrant, (B) there are no statutory or contractual shareholders preemptive rights or rights of refusal with respect to the issuance of this Warrant and (C) the execution and delivery by the Company of this Warrant and the issuance of the Common Stock upon exercise of this Warrant do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s Capital Stock or assets pursuant to, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court of administrative or governmental body or agency pursuant to, the Company’s articles of incorporation or bylaws or any law in effect as of the date hereof to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject as of the date hereof, except for any such authorization, consent, approval or exemption that has been obtained.

16.         Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely within such state.

17.         Attorneys’ Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses incurred in enforcing this Warrant.

Exhibit H | Page 9

18.         Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only, in the case of an amendment, with the written consent of the Company and the Warrantholder, or in the case of a waiver, by the party against whom the waiver is to be effective.

19.         Notices. All notices hereunder shall be in writing and shall be effective (A) on the day on which delivered if delivered personally or transmitted by e-mail upon confirmation of receipt (including an automatically generated confirmation of delivery, in the case of e-mail), (B) one Business Day after the date of dispatch if delivered by a nationally recognized overnight courier service, or (C) three Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9, or at such other address and/or telecopy or facsimile number and/or email address and/or to the attention of such other person as the Company or the Warrantholder may designate from time to time by written notice to the other party.

If to the Company, to:

Republic First Bancorp, Inc.

50 South, 16th Street, Suite 2400

Philadelphia, Pennsylvania 19102

Attn: Michael W. Harrington

Email:

with copies to (which copy alone shall not constitute notice):

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201

Attention: Alan Bogdanow; Michael Gibson

Email:

If to the Warrantholder, to:

Castle Creek Capital Partners VIII, LP
C/O Castle Creek Capital LLC
11682 El Camino Real, Suite 320
San Diego, CA 92130
Attn: Tony Scavuzzo
Email:

with copies to (which copy alone shall not constitute notice):
Sidley Austin LLP
1999 Avenue of the Stars
Los Angeles, CA 90067
Attn: Vijay Sekhon
Email:

20.         Remedies. If the Company fails to perform, comply with or observe any covenant or agreement to be performed, complied with or observed by it under this Warrant, the Warrantholder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Warrant or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Warrant or to enforce any other legal or equitable right, or to take any one or more of such actions. None of the rights, powers or remedies conferred under this Warrant shall be mutually exclusive, and each right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Warrant or now or hereafter available at law, in equity, by statute or otherwise.

Exhibit H | Page 10

21.         Severability. Any provision of this Warrant that is prohibited or unenforceable shall be ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Warrant.

22.         Waiver. Failure of any party to exercise any right or remedy under this Warrant, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

23.         Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Warrant and the consummation of the transactions contemplated hereby.

24.         Limitation on Voting Securities. Notwithstanding anything in this Warrant to the contrary, (i) this Warrant shall not be exercisable for shares of Voting Common Stock to the extent any such exercise would cause the Warrantholder to exceed 9.9% of any class of voting securities of the Company (or, subject to the receipt of any required Shareholder Approvals (as defined in the Securities Purchase Agreement), 24.9% if the Bank Regulatory Approvals (as defined in the Securities Purchase Agreement) have been obtained with respect to such Warrantholder); and (ii) upon the request of the Warrantholder that it not be issued Voting Common Stock in whole or in part upon the exercise of this Warrant, the Company shall cooperate with such Shareholder to modify the proposed issuance of Common Stock to the Warrantholder to provide for the issuance of Series B Preferred Stock, Non-Voting Common Stock or other non-voting securities in lieu of Voting Common Stock. All of the representations, warranties, covenants, agreements and other provisions in this Warrant shall apply, mutatis mutandis, to any such Series B Preferred Stock, Non-Voting Common Stock or other non-voting securities.

25.         Captions; Construction; Interpretation. The captions in this Warrant are for convenience of reference only, do not constitute a part of this Warrant and are not to be considered in construing or interpreting this Warrant. No party, nor its counsel, shall be deemed the drafter of this Warrant for purposes of construing the provisions of this Warrant, and all provisions of this Warrant shall be construed in accordance with their fair meaning, and not strictly for or against any party.

26.         Entire Agreement. This Warrant and the forms attached hereto, and the Securities Purchase Agreement (and the other Transaction Documents as defined in the Securities Purchase Agreement), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

Exhibit H | Page 11

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer as of the date first herein above written.

REPUBLIC FIRST BANCORP, INC.

By:
Name:
Title:

Acknowledged and Agreed:

CASTLE CREEK CAPITAL PARTNERS VIII, L.P.

By:
Name:
Title:

Exhibit H | Page 12

[Form of Notice of Exercise]

Date:

TO:	Republic First Bancorp, Inc.

RE:	Election to Subscribe for and Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of Shares set forth below covered by such Warrant. The undersigned hereby agrees to pay the aggregate Exercise Price for such Shares in accordance with Section 3 of the Warrant.

Payment shall take the form of (check applicable box):

[ ]	lawful money of the United States; or

[ ]	the cancellation of such number of Shares as is necessary, in accordance with the formula set forth in subsection 3(b), to exercise this Warrant with respect to the number of Shares indicated.

A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel to the effect that such transfer will not require registration of the Warrant or the Shares pursuant to any applicable securities laws is attached hereto with respect to the transfer of such warrant.

Number of Shares:

Name and Address of Person to be Issued New Warrant:

Holder:
By:
Name:
Title:

[Form of Notice of Exercise]

Exhibit H | Page 13